UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                                  NDS Group plc
                (Name of registrant as specified in its charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)    Title of each Class of securities to which transaction applies:

    2)    Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)    Proposed maximum aggregate value of transaction:

    5)    Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)    Amount previously paid:

    2)    Form, Schedule or Registration Statement No.:

    3)    Filing Party:

    4)    Date Filed:

                                  NDS GROUP PLC

                                                      One Heathrow Boulevard,
                                                      286 Bath Road,
                                                      West Drayton,
                                                      Middlesex, UB7 0DQ
                                                      England

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

                         To Be Held on October 30, 2006

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the "Annual Meeting") of NDS Group plc (the "Company") will be held on October 30, 2006, at 10:30 a.m. Eastern time, at 875 Third Avenue, 25th Floor, New York, New York 10022.

At the Annual Meeting, shareholders will be asked to pass the following resolutions, with such amendments and alterations as shall be determined upon at the Annual Meeting:

(1) That the Company's U.K. Annual Report and Financial Statements (the "U.K. Annual Accounts") for the fiscal year ended June 30, 2006, together with the corresponding Independent Auditors' Reports and Directors' Report, be approved.

(2) That the Directors' Remuneration Report for the fiscal year ended June 30, 2006 be approved.

(3) That the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2007 be ratified and that the Audit Committee of the Board of Directors of the Company be authorized to determine its remuneration in respect of such period.

(4)   That Nathan Gantcher be reappointed as a Director of the Company.

(5)   That The NDS 2006 Long-Term Incentive Plan be approved.

NOTES

(a) Only shareholders of record of the Company's Series A ordinary shares, $0.01 par value per share ("Series A ordinary shares") and Series B ordinary shares, $0.01 par value per share ("Series B ordinary shares", and together with Series A ordinary shares, the "ordinary shares"), at the close of business on September 15, 2006 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Because News Corporation, through its subsidiary News Nominees Limited, beneficially owns all of the Company's Series B ordinary shares, it controls approximately 96.6% of the Company's voting power. By reason of such ownership, News Corporation is able to control the composition of the Company's Board of Directors and to control the votes on all other matters submitted to a vote of the Company's shareholders. Holders of the Series A ordinary shares and Series B ordinary shares vote together as one class and News Corporation intends to vote all of the Series B ordinary shares in favor of all of the proposals set forth in the proxy statement.

(b) If your Series A ordinary shares are registered directly in your name with the Company's registrar, Lloyds TSB Registrars, you are a shareholder of record, and proxy materials are being sent directly to you from the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. Under the Company's Articles of Association, you are entitled to appoint one or more proxies (who need not be members of the Company) to attend the Annual Meeting and vote on your behalf. Further, under the Company's Articles of Association, deposit of an instrument of proxy shall not preclude you from attending and voting in person at the Annual Meeting. To be valid, forms of proxy (as attached) must be completed and lodged at the registered office of the Company no later than 10:30 a.m. Eastern time on October 27, 2006.

(c) If you hold American Depositary Shares or if your Series A ordinary shares are held in "street name," meaning your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by the depositary, your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. However, since you are not the shareholder of record of the shares, you may not attend the Annual Meeting, nor may you vote those shares in person at the Annual Meeting. You will receive instructions from the depositary, your broker, bank or other nominee describing how to vote your shares of Series A ordinary shares.

(d) Only shareholders of record are entitled to attend the Annual Meeting in person or be represented in person by a duly appointed proxy. If you are planning to attend the meeting in person, you will be asked to register prior to entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g. driver's license or passport) to enter the Annual Meeting. If you are a shareholder of record, your ownership of ordinary shares will be verified against the list of shareholders of record as of the Record Date prior to you being admitted to the Annual Meeting. If you are a duly appointed proxy of a shareholder of record, you must present a properly executed proxy card and the ownership of ordinary shares will be verified against the list of shareholders of record as of the Record Date prior to you being admitted to the Annual Meeting. If you are not a shareholder of record or a duly appointed proxy of a shareholder of record, you will not be admitted to the Annual Meeting.

(e) Prior to you entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. The Company will be unable to admit anyone who does not comply with these security procedures. If you do not provide government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.


                                        /s/ Alexander Gersh
                                        -----------------------------------
                                        Alexander Gersh
                                        Chief Financial Officer and Company
                                         Secretary
                                        One Heathrow Boulevard,
                                        286 Bath Road,
                                        West Drayton,
                                        Middlesex, UB7 0DQ,
                                        England

                                        September 19, 2006

                             YOUR VOTE IS IMPORTANT

  REGARDLESS OF HOW MANY ORDINARY SHARES YOU OWN AS OF THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO
 THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS FOR YOUR COOPERATION IN
                       PROMPTLY MAILING YOUR PROXY CARD.

                                TABLE OF CONTENTS

                                                                                                                                Page
Proposal No. 1:   Approval of the U.K. Annual Accounts for the fiscal year ended June 30, 2006, together with the corresponding Independent Auditors' Reports and Directors' Report................................................4

Proposal No. 2:   Approval of the Directors' Remuneration Report for the fiscal year ended June 30, 2006...........................5

Proposal No. 3:   Ratification of the appointment of Ernst & Young LLP as the Company's Independent Registered
                  Public Accounting Firm for the fiscal year ending June 30, 2007, and the authorization of the Audit
                  Committee to determine its remuneration in respect of such period................................................6

Proposal No. 4:   Reappointment of Nathan Gantcher as a Director of the Company....................................................8

Proposal No. 5:   Approval of The NDS 2006 Long-Term Incentive Plan...............................................................15

Executive Officers of the Company.................................................................................................19

Security Ownership of the Company.................................................................................................19

Executive Compensation and Other Information......................................................................................21

Summary of Option Grants..........................................................................................................22

Summary of Options Exercised......................................................................................................22

Employment Agreements.............................................................................................................22

Report of the Remuneration Committee..............................................................................................25

Remuneration Committee Interlocks and Insider Participation.......................................................................27

Report of the Audit Committee.....................................................................................................28

Five-Year Cumulative Total Shareholder Return (June 30, 2001 - June 30, 2006).....................................................30

Certain Relationships and Related Transactions....................................................................................31

Section 16(a) Beneficial Ownership Reporting Compliance...........................................................................31

Annual Report on Form 10-K........................................................................................................31

2007 Shareholders Proposals.......................................................................................................32

Other Matters     ................................................................................................................32

Annex A - U.K. Annual accounts for the fiscal year ended June 30, 2006...........................................................A-1

Annex B - Rules of The NDS 2006 Long-Term Incentive Plan.........................................................................B-1

                                  NDS GROUP PLC

                             One Heathrow Boulevard,
                                 286 Bath Road,
                                  West Drayton,
                               Middlesex, UB7 0DQ
                                     England

                                 PROXY STATEMENT

      Annual General Meeting of Shareholders to be held on October 30, 2006

                                     GENERAL

Persons making the solicitation

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of NDS Group plc (the "Company") of proxies for use at the Annual General Meeting of Shareholders (the "Annual Meeting") to be held on October 30, 2006 at 10:30 a.m. Eastern time, at 875 Third Avenue, 25th Floor, New York, New York 10022, and at any adjournment thereof. This proxy statement is first being mailed to shareholders on or about September 27, 2006. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the Annual Meeting.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Outstanding Shares

The Company has two classes of ordinary shares, Series A ordinary shares, par value $0.01 per share ("Series A ordinary shares"), and Series B ordinary shares, par value $0.01 per share ("Series B ordinary shares," and together with the Class A ordinary shares, the "ordinary shares"), and one class of deferred shares, par value (pound)1 per share. The Series A ordinary shares trade in the form of American Depositary Shares ("ADSs") on The NASDAQ Stock Market ("NASDAQ"). Each ADS represents one Series A Ordinary Share. The ADSs are evidenced by American Depositary Receipts ("ADRs") issued by The Bank of New York, as depositary, under a Deposit Agreement, dated November 26, 1999, among the Company, The Bank of New York and the registered owners and beneficial owners of ADRs. Substantially all of the Series A ordinary shares are held of record by The Bank of New York, as custodian. News Corporation owns all of the outstanding and issued Series B ordinary shares. All references to "you," "your," "yours" or other words of similar import in this proxy statement refers to holders of ordinary shares.

Record Date

Only holders of record of ordinary shares of the Company at the close of business on September 15, 2006 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 14,899,100 Series A ordinary shares outstanding and 42,100,000 Series B ordinary shares outstanding. Each Series A ordinary share is entitled to one vote per share and each Series B ordinary share is entitled to ten votes per share. A list of the shareholders of record as of the Record Date will be available at the Annual Meeting and during the ten days prior to the Annual Meeting at the Company's principal executive offices.

Because News Corporation, through its subsidiary News Nominees Limited, beneficially owns all of the Series B ordinary shares, it controls approximately 96.6% of the Company's voting power. By reason of such ownership, News Corporation is able to control the composition of the Board and to control the votes on all other matters submitted to a vote of the Company's shareholders. Holders of the Series A ordinary shares and Series B ordinary shares vote together as one class and News Corporation intends to vote all of the Series B ordinary shares in favor of all of the proposals set out herein.

If you hold Series A ordinary shares that are registered directly in your name with the Company's registrar, Lloyds TSB Registrars, you are a shareholder of record, and these proxy materials are being sent directly to you from the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. Under the Company's Articles of Association, you are entitled to appoint one or more proxies (who need not be shareholders of the Company) to attend the Annual Meeting and vote on your behalf. Further, under the Company's Articles of Association, deposit of an instrument of proxy shall not preclude you from attending and voting in person at the Annual Meeting.

If you hold American Depositary Shares or if your Series A ordinary shares are held in "street name," meaning your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by the depositary, your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. However, since you are not the shareholder of record of the shares, you may not attend the Annual Meeting, nor may you vote those shares in person at the Annual Meeting. You will receive instructions from the depositary, your broker, bank or other nominee describing how to vote your shares of Series A ordinary shares.

Voting and Revocation

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted "FOR" all of the proposals.

If you hold American Depositary Shares or if your Series A ordinary shares are held in "street name," please check your proxy card or contact the depositary, your broker, bank or nominee to determine whether you will be able to vote by telephone or electronically. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers Internet and telephone voting options.

A proxy may be revoked by a shareholder at any time prior to the voting thereof by giving notice of revocation in writing to the Company Secretary, by duly executing and delivering to the Company Secretary a proxy bearing a later date.

Attending the Annual Meeting in Person

Only shareholders of record are entitled to attend the Annual Meeting in person or be represented in person by a duly appointed proxy. If you are planning to attend the meeting in person, you will be asked to register prior to entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver's license or passport) to enter the Annual Meeting. If you are a shareholder of record, your ownership of ordinary shares will be verified against the list of shareholders of record as of the Record Date prior to you being admitted to the Annual Meeting. If you are a duly appointed proxy of a shareholder of record, you must present a properly executed proxy card and the ownership of ordinary shares will be verified against the list of shareholders of record as of the Record Date prior to you being admitted to the Annual Meeting. If you are not a shareholder of record or a duly appointed proxy of a shareholder of record, you will not be admitted to the Annual Meeting.

Prior to you entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. The Company will be unable to admit anyone who does not comply with these security procedures. If you do not provide government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting.

Required Vote

There must be a quorum in order for the Company to conduct the Annual Meeting. A quorum requires the presence, in person or by proxy, of two shareholders entitled to vote at the Annual Meeting. Abstentions and "broker non-votes" will also be counted for purposes of establishing a quorum at the meeting. A "broker non-vote" occurs when you do not give your broker, bank or nominee instructions on how to vote your Series A ordinary shares. You are urged to vote by proxy so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.

The following proposals require the affirmative vote of a majority of the ordinary shares present in person or by proxy, and entitled to vote on the matter at the Annual Meeting:

Proposal No. 1:   Approval of the U.K. Annual Accounts for the fiscal
                  year ended June 30, 2006, together with the corresponding
                  Independent Auditors' Reports and Directors' Report.

Proposal No. 2:   Approval of the Directors' Remuneration Report for the fiscal year ended June 30, 2006.

Proposal No. 3:   Ratification of the appointment of Ernst & Young LLP as
                  the Company's Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2007, and the authorization of the Audit Committee to determine its remuneration in respect of such period.

Proposal No. 4:   Reappointment of Nathan Gantcher as a Director of the Company.

Proposal No. 5:   Approval of The NDS 2006 Long-Term Incentive Plan.

All ordinary shares represented by properly executed proxies, which are returned and not revoked, will be voted in accordance with your instructions. If no instructions are provided in a proxy, the number of ordinary shares represented by such proxy will be voted:

o "FOR" the approval of the U.K. Annual Accounts for the fiscal year ended June 30, 2006, together with the corresponding Independent Auditors' Reports and Directors' Report.

o "FOR" the approval of the Directors' Remuneration Report for the fiscal year ended June 30, 2006.

o "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2007, and the authorization of the Audit Committee to determine its remuneration in respect of such period.

o     "FOR" the reappointment of Nathan Gantcher as a Director of the Company.

o     "FOR" the approval of The NDS 2006 Long-term Incentive Plan.

Abstentions and "broker non-votes" are not deemed votes cast in favor of any of the proposals set out above for purposes of calculating the vote.

                                 PROPOSAL NO. 1:

  APPROVAL OF THE U.K. ANNUAL ACCOUNTS FOR THE FISCAL YEAR ENDED JUNE 30, 2006,
                   TOGETHER WITH THE CORRESPONDING INDEPENDENT
                     AUDITORS' REPORTS AND DIRECTORS' REPORT

Attached to this proxy statement as Annex A are the U.K. Annual Accounts for the fiscal year ended June 30, 2006, together with the corresponding Independent Auditors' Reports and Directors' Report. The U.K. Annual Accounts have been prepared in accordance with the U.K. Companies Act 1985. The parent company's financial statements have been prepared in accordance with accounting practices generally accepted in the United Kingdom. Group financial statements have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union. The U.K. Annual Accounts have been audited by Ernst & Young LLP, the Company's independent registered public accounting firm, who has written the corresponding Independent Auditors' Reports on these accounts. The U.K. Annual Accounts, together with the corresponding Independent Auditors' Reports and Directors' Report, will be presented to the Company and its shareholders for approval at the Annual Meeting and will then be delivered to Companies House in the United Kingdom.

The affirmative vote of a majority of the ordinary shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to approve the U.K. Annual Accounts for the fiscal year ended June 30, 2006, together with the corresponding Independent Auditors' Reports and Directors' Report.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE U.K. ANNUAL ACCOUNTS FOR THE FISCAL YEAR ENDED JUNE 30, 2006, TOGETHER WITH THE CORRESPONDING INDEPENDENT AUDITORS' REPORTS AND DIRECTORS' REPORT.

                                 PROPOSAL NO. 2:

             APPROVAL OF THE DIRECTORS' REMUNERATION REPORT FOR THE
                         FISCAL YEAR ENDED JUNE 30, 2006

Attached to this proxy statement, beginning on page 4 of Annex A, is the Directors' Remuneration Report for the fiscal year ended June 30, 2006. In accordance with U.K. legal requirements, the Directors' Remuneration Report has been approved by the Board and will be presented to the shareholders of the Company for approval at the Annual Meeting. The report will then be delivered to Companies House in the U.K. after the Annual Meeting.

The affirmative vote of a majority of the ordinary shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to approve the Directors' Remuneration Report for the fiscal year ended June 30, 2006.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE DIRECTORS' REMUNERATION REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 2006.

                                 PROPOSAL NO. 3:

    APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED
      PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2007, AND
            THE AUTHORIZATION OF THE AUDIT COMMITTEE TO DETERMINE ITS
                     REMUNERATION IN RESPECT OF SUCH PERIOD

Subject to shareholder ratification, the Audit Committee of the Board (the "Audit Committee") has selected and submitted to the shareholders of the Company for approval, Ernst & Young LLP ("E&Y") as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2007. In connection with such selection, it is proposed that the shareholders authorize the Audit Committee to determine the remuneration for E&Y to act as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2007. E&Y has audited the consolidated financial statements of the Company since the fiscal year ended June 30, 2002. A representative of E&Y is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement, if the representative desires to do so.

Disclosure of Auditor Fees

The Audit Committee is responsible for the selection, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has selected E&Y to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by E&Y. These pre-approval procedures are described below under "Audit Committee pre-approval policies and procedures."

The description of the fees for professional services rendered to the Company and its subsidiaries by E&Y for the fiscal years ended June 30, 2006 and 2005 are set forth below.

                                                            Fiscal        Fiscal
                                                             2006          2005
                                                            ------        ------
         (in thousands)

Audit fees (1) .....................................        $  902        $  853
Audit-related fees (2) .............................           258            82
Tax fees (3) .......................................            39            21
All other fees .....................................            --            --
                                                            ------        ------
Total fees .........................................        $1,199        $  956
                                                            ======        ======

-----------
(1) Audit fees include: fees rendered in connection with the annual audit of the Company's consolidated financial statements as of and for the fiscal years ended June 30, 2006 and June 30, 2005; the audit of the Company's annual management assessment of the effectiveness of internal control over financial reporting as of June 30, 2006 and June 30, 2005 (as required by Section 404 of the Sarbanes Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act")); statutory audits required internationally; reviews of the Company's unaudited condensed consolidated interim financial statements included in the Company's statutory and regulatory filings; and other services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2) Audit-related fees for the fiscal years ended June 30, 2006 and June 30, 2005 include employee benefit plan audits, accounting consultations and other services related to the performance of the audit or review of the Company's consolidated financial statements. Audit-related fees in fiscal year 2006 also include work undertaken in connection with the first-time adoption of International Financial Reporting Standards for the U.K. Annual Accounts, while audit-related fees for fiscal year 2005 also included work related to the presentation of historic financial information in U.S. dollars,

(3) Tax fees include fees for tax compliance for domestic and international operating units.

Audit Committee pre-approval policies and procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company's independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee's policy provides for pre-approval of audit, audit-related, and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also requires specific approval by the Audit Committee if total fees for tax services would exceed total fees for audit and audit-related services in any given fiscal year. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chairman of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. The Audit Committee's Charter provides for the approval of the remuneration of the auditors. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2006 and 2005 were pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by E&Y during the fiscal years ended June 30, 2006 and 2005, and determined that the provision of such non-audit services was compatible with maintaining the auditor's independence.

The affirmative vote of a majority of the ordinary shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to ratify the appointment of E&Y as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2007, and the authorization of the Audit Committee to determine its remuneration in respect of such period.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2007, AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO DETERMINE ITS REMUNERATION IN RESPECT OF SUCH PERIOD.

                                 PROPOSAL NO. 4:

          REAPPOINTMENT OF NATHAN GANTCHER AS A DIRECTOR OF THE COMPANY

Nathan Gantcher was elected as a Director of the Company at the annual meeting of the Company held in 2004. In accordance with Article 72 of the Company's Articles of Association, Mr. Gantcher will retire by rotation at the Annual Meeting and, being eligible, is offering himself for reappointment as a Director at the Annual Meeting. If the shareholders approve his reappointment, Mr. Gantcher will hold office until the Company's annual meeting of shareholders to be held in 2009, subject to the provisions of the Company's Articles of Association and any amendments thereto.

The following information with respect to Mr. Gantcher's principal occupation or employment, other affiliations and business experience set out below was furnished to the Company by Mr. Gantcher. The age shown is as of August 31, 2006.

                                                                                                           Director       Year Term
 Name and Age                   Business Experience and Directorships                                        Since         Expires
--------------                -----------------------------------------                                     -------        -------
Nathan Gantcher (66)          Nathan Gantcher has been a Director of the Company since 2004. He is           2004            2006
                              also a member of the Audit Committee and was a member of the
                              Remuneration Committee of the Board (the "Remuneration Committee") until it was disbanded by the Board on September 6, 2006. Mr. Gantcher is a
                              managing member of EXOP Capital LLC, a private investment firm. He has been a board member of Mack-Cali Realty Corporation since 1999 and is currently is on its Audit Committee and Nominating and Governing
                              Committee. Mr. Gantcher has been on the board of CharterMac since
                              November 2003 and serves on its Compensation and Nominating and
                              Governing Committees. He was the Chief Executive Officer and Co-Chairman
                              of Alpha Investment Management LLC from 2002 to 2004.

If Mr. Gantcher should become unavailable for appointment prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted for the appointment of a substitute nominee proposed by the Board. Mr. Gantcher has agreed to serve if appointed and the Company's management currently has no reason to believe that he will be unable to serve.

The affirmative vote of a majority of the ordinary shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to approve the reappointment of Nathan Gantcher as a Director of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE REAPPOINTMENT OF NATHAN GANTCHER AS A DIRECTOR OF THE COMPANY.

Directors continuing in office

The following table provides information regarding the Directors of the Company continuing in office. The information with respect to each of the Director's principal occupation or employment, other affiliations and business experience were furnished to the Company by the respective Director. The ages shown are as of August 31, 2006.

                                                                                                                           Year Term
        Name and Age                            Business Experience and Directorships                    Director Since      Expires
        ------------                            -------------------------------------                    --------------      -------
David F. DeVoe (59)           David F. DeVoe has been a Director of the Company since 1996 and was a          1996              *
                              member of the Remuneration Committee until it was disbanded by the Board on September 6, 2006. Mr. DeVoe has been a Director of News Corporation and its Chief Financial Officer since 1990. Mr. DeVoe has served as
                              Senior Executive Vice President of News Corporation since 1996. Mr.
                              DeVoe has been a Director of News America Incorporated ("NAI") since
                              1991 and a Senior Executive Vice President since 1998. Mr. DeVoe has been a Director of Fox Entertainment Group, Inc. ("FEG") since 1991 and its Senior Executive Vice President and Chief Financial Officer since
                              1998. Mr. DeVoe has been a Director of Star Group Limited ("Star") since
                              1993, a Director of British Sky Broadcasting Group plc ("BSkyB") since
                              1994, a Director of Gemstar-TV Guide International, Inc. since 2001 and a Director of The DIRECTV Group, Inc. since 2003.

Roger W. Einiger (58)         Roger W. Einiger has been a Director of the Company since 2004 and is a         2004            2008
                              member of the Audit Committee and was a member of the Remuneration
                              Committee until it was disbanded by the Board on September 6, 2006. Mr.
                              Einiger has been a private investor since May 2001. Mr. Einiger has been a Director of Avatar Holdings Inc. since 2005 and is a member of its
                              Audit Committee.

Lawrence A. Jacobs (51)       Lawrence A. Jacobs has been a Director of the Company since August 2005.        2005              *
                              Mr. Jacobs has been Senior Executive Vice President and Group General
                              Counsel of News Corporation since 2005. Mr. Jacobs served as News
                              Corporation Deputy General Counsel from 1996 to 2004, as Executive Vice
                              President from 2001 to 2004. Mr. Jacobs served as a Director of Innova
                              S. de R.L. de C.V. from 2002 to 2006 and as a Director of Sky Brasil
                              Servicos Ltda from 2002 to 2006. Mr. Jacobs has been a member of the Bar of the State of New York since 1982.

Abe Peled (60)                Abe Peled has been a Director of the Company and its President and Chief        1995             **
                              Executive Officer since 1995. In January 2006, Dr. Peled was appointed
                              Chairman. In addition, Dr. Peled is a member of News Corporation's
                              Executive Management Committee and advises News Corporation with respect to various technology matters.

Peter J. Powers (62)          Peter J. Powers has been a Director of the Company since 2000 and is            2000            2007
                              chairman of the Audit Committee was the chairman of the Remuneration
                              Committee until it was disbanded by the Board on September 6, 2006. Mr.
                              Powers founded Powers Global Strategies, LLC in 1998 and currently serves as its Chairman and Chief Executive Officer. He is the former
                              First Deputy Mayor of the City of New York, serving from 1994 to 1996.
                              He served as a Director of FEG from 2003 to 2005, as a Director of the
                              International Steel Group from 2004 to 2005 and as a Director of
                              Collegiate Funding Services from 2005 to 2006. Mr. Powers has been a
                              Director of Mutual of America Life Insurance Company since 2006, and he serves on its Nominating Committee and Corporate Governance Committee.

                                                                                                                           Year Term
        Name and Age                            Business Experience and Directorships                    Director Since      Expires
        ------------                            -------------------------------------                    --------------      -------
Arthur M. Siskind (67)        Arthur M. Siskind has been a Director of the Company since 1996. He has         1996              *
                              been a Director of News Corporation since 1991 and the Senior Advisor to the Chairman of News Corporation since 2005. At News Corporation, Mr.
                              Siskind also served as Group General Counsel from 1991 to 2005 and as
                              Senior Executive Vice President from 1996 to 2005. Mr. Siskind served as a Director, Senior Executive Vice President and General Counsel of FEG
                              from 1998 to 2005. Mr. Siskind has served as a Director of BSkyB since
                              1992. Mr. Siskind also served as a Director of NAI from 1991 to 2005 and as a Director of Star from 1993 to 2005. Mr. Siskind has been an Adjunct
                              Professor of Law at Georgetown University Law Center since 2005. Mr.
                              Siskind has been a Member of the Bar of the State of New York since 1962.

Richard Yanowitch (50)        Richard Yanowitch was appointed as a Director and Vice-Chairman of the          2006              *
                              Company in January 2006. Mr. Yanowitch is the founder of The
                              Entrepreneurs Group, an advisory firm for venture capital firms, technology start-ups and Fortune 500 companies. Mr. Yanowitch served as
                              Executive Vice President of Verisign Inc., an intelligent infrastructure services company, from 1996 to 2001. Mr. Yanowitch serves as a consultant to News Corporation.

--------
* Denotes Director appointed by News Corporation. Such Director's term is not subject to expiration.

** Denotes Director also serving as Chief Executive Officer of the Company. Such Director's term is not subject to expiration.

Compensation of Directors

Directors' fees are not paid to Directors who are executives or employees of the Company (the "Executive Directors") because the responsibilities of Board membership are considered in determining remuneration provided as part of the executives' normal employment conditions.

As appointees to the Board by News Corporation, Messrs. DeVoe, Siskind, Jacobs and Yanowitch receive no remuneration for their services as Directors of the Company.

The basic fees payable to the Directors who are not executives of the Company (i.e., Messrs. Einiger, Gantcher and Powers (the "Non-Executive Directors")), were reviewed and recommended by the Remuneration Committee and set by the Board. The Remuneration Committee periodically reviewed Director compensation against that of the Company's peers, considered the appropriateness of the form and amount of Director compensation and made recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified Directors. On September 6, 2006, the Board determined to disband the Remuneration Committee and, on a going forward basis, the full Board will assume the responsibilities previously undertaken by the Remuneration Committee.

Compensation paid to Non-Executive Directors in fiscal 2006 was as follows:

Annual Cash Retainer .............................................       $75,000
Audit Committee Chair ............................................       $10,000
Remuneration Committee Chair .....................................       $ 1,000
Audit Committee Member ...........................................       $15,000
Remuneration Committee Member ....................................       $ 2,500

Pursuant to the Company's Articles of Association, the aggregate amount that the Company may expend for compensation of Non-Executive Directors cannot exceed $1,000,000.

The table below shows the total compensation paid during the fiscal year ended June 30, 2006 by the Company to the Non-Executive Directors:

                                                                  Fees Earned or
Director                                                          Paid in Cash
--------                                                          ------------
Roger W. Einiger ...............................................     $ 92,500
Nathan Gantcher ................................................     $ 92,500
Peter J. Powers ................................................     $103,500

Fees paid in respect of Messrs. Gantcher and Powers were paid, at their request, to entities connected with them, rather than to them individually.

All Directors of the Company are reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to service on, the Board and any committee of the Board.

Meetings and Committees of the Board of Directors

During the fiscal year ended June 30, 2006, the Board held seven meetings. During the fiscal year ended June 30, 2006, all of the Directors attended at least 75% of the meetings of the Board and the meetings of the committees on which they served. Directors are encouraged to attend and participate in the Company's annual meetings of shareholders. All of the Directors attended the annual meeting of shareholders held on October 31, 2005.

Under the applicable NASDAQ listing standards, the Company is deemed to be a "controlled company" because News Corporation holds more than 50% of the voting power of the Company. Accordingly, the Company is not subject to certain NASDAQ requirements, including the requirement that the Board consist of a majority of independent Directors or the requirement that it maintain independent compensation (or remuneration) and nominating committees.

During the fiscal year ended June 30, 2006, the Board had two standing committees: the Audit Committee and the Remuneration Committee. As a "controlled company," the Board does not have, and is not required to have, an independent nominating committee. On September 6, 2006, the Board determined to disband the Remuneration Committee and, on a going forward basis, the full Board will assume the responsibilities previously undertaken by the Remuneration Committee.

Audit Committee

The Audit Committee consists of Mr. Powers, who serves as its Chairman, and Messrs. Einiger and Gantcher. The Audit Committee assists the Board in its oversight of (i) the integrity of the Company's financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company's independent registered public accounting firm and the performance of the Company's corporate auditors and corporate audit function, (iii) the Company's compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, and (v) risks that may have a significant impact on the Company's financial statements. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board.

During the fiscal year ended June 30, 2006, the Audit Committee held six meetings and acted once by unanimous written resolution. The Audit Committee's report appears on page 28.

The Audit Committee Charter provides that its members shall consist entirely of Directors who the Board determines are "independent" in accordance with the NASDAQ listing standards and who meet the additional "independence" requirements imposed by the NASDAQ listing standards for Audit Committee membership. The Board has determined that each of the members of the Audit Committee meets the NASDAQ independence requirements and that each member of the Audit Committee is an "audit committee financial expert," as such term is defined by the Securities and Exchange Commission (the "SEC").

A copy of the Audit Committee Charter may be found on the Company's website at: http://www.nds.com/investor_relations/corporate_governance.html#committees.

Remuneration Committee

Until September 6, 2006, the Remuneration Committee consisted of Mr. Powers, who served as its Chairman, and Messrs. DeVoe, Einiger and Gantcher. As a "controlled company," the Company is not required to maintain, and did not maintain, a Remuneration Committee that met NASDAQ independence requirements. The Remuneration Committee had the authority to review and approve on behalf of the Company the entire individual remuneration package for the Chief Executive Officer and to review and approve the recruitment, retention, termination, severance policies, remuneration, benefits and terms of employment of the Company's executive officers. The Committee also considered, recommended, administered and implemented the Company's incentive schemes, share option schemes and equity-based remuneration schemes and exercised all the powers and discretion vested in the Board in respect of the Company's share option schemes. The Remuneration Committee was authorized to obtain outside legal advice or other independent professional advice, as well as information about remuneration practices in the Company's industry.

During the fiscal year ended June 30, 2006, the Remuneration Committee held two meetings. The Remuneration Committee's report appears on page 25.

On September 6, 2006, the Board determined to disband the Remuneration Committee and, on a going forward basis, the full Board will assume the responsibilities previously undertaken by the Remuneration Committee.

Corporate governance matters

Because News Corporation, through its subsidiary News UK Nominees Limited, beneficially owns 100% of the Series B ordinary shares, which have ten votes per share (as opposed to the Series A ordinary shares, which have one vote per share), News Corporation controls approximately 96.6% of the Company's voting power. By reason of such ownership, News Corporation is able to control the composition of the Board and to control the votes on all other matters submitted to a vote of the Company's shareholders. Three of the Company's eight current Directors are Directors or executive officers of News Corporation and Mr. Yanowitch acts as a consultant to, and may receive fees from, News Corporation for those services. Additionally, Dr. Peled, Chairman and Chief Executive Officer of the Company, is a member of News Corporation's Executive Management Committee and from time to time is involved in matters pertaining to News Corporation's wider business interests.

Board of Directors

The Company's Articles of Association currently provides for a minimum of two Directors unless otherwise determined by ordinary shareholder resolution. At each annual meeting of shareholders, up to one-third of independent Directors are required to retire from office and indicate whether or not he or she intends to stand for re-election. Directors appointed by News Corporation and any Director that is also Chairman or Chief Executive Officer of the Company are exempt from this requirement. As a consequence of this exemption, only three Directors of the Company are currently subject to the rule requiring periodic retirement from office, and only one Director, in this case Mr. Gantcher, is required to retire from office and stand for election at the Annual Meeting.

Board independence

The Board undertook its annual review of Director independence during the first quarter of fiscal year 2007. During this review, the Board considered transactions and relationships between each Director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between each of the Directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that each such Director is independent.

As a result of this review, the Board determined that Messrs. Einiger, Gantcher and Powers are independent of the Company and its management under the standards adopted by the Company and the NASDAQ listing standards.

Standards of Business Conduct and Code of Ethics

The Board has adopted a Standards of Business Conduct (the "Standards"), which confirms the Company's policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. The Company intends that the spirit as well as the letter of the Standards be followed by all Directors, officers and employees of the Company, its subsidiaries and divisions. This is communicated to each new Director, officer and employee and was communicated to those in such positions at the time the Standards were adopted.

To further promote ethical and responsible decision making, the Board has established a Code of Ethics for its Chief Executive Officer and senior financial officers that is included in the Standards.

The full text of the Standards and the Code of Ethics may be found on the Company's website at www.nds.com and are available in print to any shareholder requesting a paper copy of these documents by contacting the Company Secretary.

Director nomination procedure

As described above, as a "controlled company," the Board does not have, and is not required to have, an independent nominating committee. Decisions with respect to nominees to the Board are made by the full Board in consultation with News Corporation. The Board has developed criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including: the candidate's education and background; his or her general business experience and familiarity with the Company's businesses; and whether he or she possesses unique expertise which will be of value to the Company. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a Director to the Company and its shareholders. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to the fulfillment of his or her duties as a Director. In this regard, the Board will consider the number and nature of each Director's other commitments, including other directorships. The Board will seek to promote, through the nomination process, an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

Under the Company's Articles of Association, the Board may by ordinary resolution appoint any person who is willing to act as Director. News Corporation controls approximately 96.6% of the Company's voting power, and thereby has the ability to direct the actions of the Board and to elect all Directors who are subject to election each year. As a consequence, News Corporation controls the composition of the Board.

Shareholder nomination procedure

Shareholders must provide timely notice of a Director nomination and such nomination must be submitted in writing to the attention of the Company Secretary at One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex, UB7 0DQ, England. To be timely for the 2007 annual meeting of shareholders, pursuant to Section 69(2)(b) of the Company's Articles of Association, the notice must be delivered to the Company not less than seven nor more than 42 days before the date of the annual meeting of Shareholders. Shareholder nominations must contain, for each person nominated as Director, all information relating to such nominee as would be required in proxy solicitations pursuant to Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and such nominee's written consent to serve as Director if elected. Shareholder nominations must also state the nominating shareholder's name and address as it appears on the Company's books, the class and number of ordinary shares owned by the shareholder, a representation that the shareholder is a shareholder of record of the Company's ordinary shares entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at such meeting to propose such nomination and whether such shareholder intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the Company's ordinary shares to elect such nominee or nominees.

Director candidates recommended by shareholders should meet the Director qualifications set out under the heading "Director Nomination Procedure." All Director candidates recommended by shareholders will be considered by the Board in the same manner as any other candidate.

No shareholder nominations were received for consideration at the Annual
Meeting.

Shareholder communication with the Board

Shareholders play an integral part in corporate governance and the Board ensures that shareholders are kept fully informed through:

o information provided on the Company's website, www.nds.com, including the Company's Annual Report which is distributed to all shareholders in connection with distribution of the Company's proxy statement for the Annual Meeting and which is available to all shareholders on request;

o     reports and other disclosures made to the SEC and NASDAQ; and

o notices and proxy statements of special and annual meetings of shareholders.

It is the policy of the Company to facilitate communications of shareholders with the Board and its various committees. Shareholders may raise matters of concern at annual meetings of shareholders. Communications to any Director, to any committee of the Board or to the Board as a whole, should be submitted in writing and sent by regular mail to the attention of Mr. Peter Powers at NDS

Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex, UB7 0DQ, England. This contact information is also posted on the Company's website at www.nds.com.

Director evaluation policy

The Board is responsible for conducting an annual review and evaluation of the Board's conduct and performance based upon completion by all Directors of a self-evaluation form that includes an assessment, among other things, of the Board's maintenance and implementation of the Company's standards of conduct and corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken.

                                 PROPOSAL NO. 5:

                APPROVAL OF THE NDS 2006 LONG-TERM INCENTIVE PLAN

On August 7, 2006, the Board adopted The NDS 2006 Long-Term Incentive Plan (the "LTIP") subject to shareholder approval at the Annual Meeting. A summary of the provisions of the LTIP is set out below. This summary is qualified in its entirety by the detailed Rules of the LTIP, a copy of which is attached as Annex B.

Background

The Company has three executive stock option schemes under which stock options have been granted to certain Directors, executive officers and employees: The NDS 1997 Executive Share Option Scheme (the "1997 scheme"), The NDS 1999 Executive Share Option Scheme (the "1999 unapproved scheme") and The NDS UK Approved Share Option Scheme (the "1999 approved scheme"). The provisions of each scheme are substantially the same, except that the 1999 approved scheme is approved by the U.K. Inland Revenue for the purposes of granting U.K. employees options over shares in the Company which are free from income tax in the hands of the employee under certain circumstances. Following the adoption of the 1999 unapproved scheme, no further options have been, nor will be, granted under the 1997 scheme. The schemes provide for the grant of options to purchase Series A ordinary shares in the Company with a maximum term of ten years. Options granted under the schemes vest in equal portions over a four-year period. The schemes authorize options to be granted over up to a maximum of 10% of the ordinary shares of the Company in issue at the date of grant. As of June 30, 2006, there were options outstanding over 3,690,761 Series A ordinary shares under these schemes, of which options over 2,150,299 Series A ordinary shares were exercisable.

In addition, the Company has operated employee share ownership schemes in the United Kingdom, Israel and the United States. These schemes enabled employees to enter into a fixed-term savings contract with independent financial institutions linked to an option to subscribe for Series A ordinary shares in the Company. These schemes have now matured and as of June 30, 2006 there are no options outstanding under these employee share ownership schemes.

All employees are eligible to participate in the various schemes described above, however (with the exception of the employee share ownership schemes which are open to all), the Board determines to whom and how many options are granted. The Company's obligations under all stock option schemes have been settled by issuing new Series A ordinary shares.

The LTIP

Purpose

The purpose of the LTIP is to benefit and advance the interests of the Company by making equity awards to certain employees and Directors of the Company and its subsidiaries as an additional incentive for them to contribute to the financial success of the Company. The existing executive schemes contain certain terms and provisions that are inconsistent with current compensation practices, such as the inability to grant awards other than stock options. The LTIP is designed to overcome this and to better reflect current corporate governance best practice with regard to structuring equity compensation arrangements.

Grant Period

Grants may be made under the LTIP for the period of ten years from the date of approval by shareholders, which would be October 30, 2016 if this proposal is approved at the Annual Meeting.

Eligibility

The Board may grant an award to any employee or Director of the Company or any company controlled by the Company. The Board will determine the type of award to be granted, the number of Series A ordinary shares subject to the award and the terms and conditions of the award.

Limits to awards

The number of new Series A ordinary shares that may be allocated under the LTIP and any other employee share scheme of the Company at any time will not exceed 10% of the ordinary share capital of the Company in issue at that time, and the total number of Series A ordinary shares that may be allocated under the LTIP cannot exceed 10,000,000 shares. The Board believes that this limit on the use of new Series A ordinary shares is an acceptable level of equity dilution.

Series A ordinary shares subject to awards under the LTIP which lapse in whole or in part (or which are cash settled) will not count towards the above limit and so will be available for future awards. Series A ordinary shares underlying awards granted in substitution for awards previously granted by any entity acquired by the Company will not be counted against the dilution limit.

The limit on dilution may not be varied other than with shareholders' consent.

The market value (determined at the date of grant) of the underlying Series A ordinary shares which may normally, in respect of an individual employee in any year, be put under (i) a conditional award and/or a restricted award will be 150 percent of the individual's basic salary; and (ii) an option will be 300 percent of the individual's basic salary. In exceptional circumstances, for example, to assist the recruitment or retention of a senior employee, awards may be granted over Series A ordinary shares with a market value determined by the Board that exceeds these general limits.

Administration

The LTIP will be administered by the Board or any committee appointed by the Board. The decision of the Board on any matter concerning the Plan will be final and binding on all parties.

Types of award

Awards under the LTIP may be granted as restricted awards, conditional awards, stock options (which may be granted as Incentive Stock Options in the United States, as that term is defined in section 422 of the U.S. Internal Revenue Code of 1986, as amended), stock appreciation rights or awards of Series A ordinary shares. A restricted award is an award of Series A ordinary shares granted subject to certain restrictions. A conditional award is a right to acquire Series A ordinary shares subject to satisfaction of specified contingencies, such as performance targets. A stock option is a right to acquire Series A ordinary shares at a price determined by the Board (which cannot be less than the market value of a Series A ordinary share on the trading day preceding the date of grant of the stock option, or on the date of grant in respect of stock options granted as Incentive Stock Options). Awards may be settled in Series A ordinary shares or the net cash equivalent of the economic value accruing to the participant under the award. An eligible employee holding a conditional award or a stock option will have no voting, dividend or other rights attaching to the Series A ordinary shares under that award before the award vests (in the case of a conditional award) or is exercised (in the case of a stock option). A participant holding a restricted award will have beneficial ownership of the Series A ordinary shares subject to that award from its date of grant and will have voting but, unless the Board determines otherwise, no dividend rights in respect of those Series A ordinary shares. A participant may not sell, transfer, assign, charge or otherwise encumber or dispose of any award or the Series A ordinary shares subject to a restricted award until the award vests.

Performance targets

The vesting of an award may be made subject to the satisfaction of performance targets over a performance period selected by the Board. The vesting of an award can also be subject to any additional terms and conditions that the Board considers appropriate. Any performance targets and any additional terms and conditions to which an award is subject will be specified at the date of grant. The Board will determine whether and to what extent any performance targets to which an award is subject have been met. If an event occurs which causes the Board, acting fairly and reasonably, to believe that a performance target is no longer appropriate, it can amend or waive the performance targets accordingly.

Vesting

Subject to the satisfaction of any performance targets, an award will normally vest, unless the Board determines otherwise, to the extent of one quarter if the Series A ordinary shares subject to it at each anniversary of its date of grant. If a participant ceases to be in employment by the Company for any reason, then the participant's unvested awards will lapse immediately. However, if a participant ceases to be in employment by the Company and the Board considers the circumstances sufficiently exceptional, then the Board may preserve or vest all or part of a participant's awards on any terms it deems appropriate.

Exercise of stock options

A stock option may only be exercised to the extent that it is vested, during the period between the first vesting date and the tenth anniversary of its date of grant or any earlier date the Board specifies at the date of grant. However, a vested stock option held by a participant who has ceased to be employed by the Company must be exercised, if at all, within the period of six months (twelve months in the case of death) following the date of the participant's cessation of employment by the Company (or by any other date determined by the Board).

Lapsing of awards

An unvested award will lapse and cease to be capable of further vesting and/or exercise, as appropriate, upon the participant ceasing to be employed in any circumstances unless the Board determines otherwise, or, in the case of a stock option, on the tenth anniversary of its date of grant or any earlier date for its lapse determined by the Board at its date of grant. In addition, where, after testing of any performance conditions to which it is subject, an award has not vested or only vested in part under the performance conditions, the unvested part of the award will lapse with immediate effect.

Adjustment of awards

If there is a variation in the equity share capital of the Company (being a capitalization issue, a subdivision, a consolidation or a reduction in share capital, or any other variation which the Board believes justifies an adjustment), the number and/or the nominal value of the Series A ordinary shares over which an award is granted, or the option price of any stock option, may be adjusted in the manner the Board determines.

Other

If the Company ceases to be controlled by News Corporation or its shares are no longer publicly traded, the Board may make arrangements to ensure that the value of awards vested at the occurrence of such event is settled in cash. The costs of introducing and administering the LTIP will be borne by the Company.

Sub-plans

The Board may create sub-plans of the LTIP, consistent with the rules of the LTIP and complying with the limits on awards set forth above, to enable the Company to comply with laws and regulations in different jurisdictions and to offer awards that have beneficial tax consequences for the Company and/or the employees in those different jurisdictions.

Existing employee share schemes

Stock options outstanding under the existing schemes will continue under the rules of those schemes. There will be no further stock options granted under the 1997 scheme or the 1999 unapproved scheme following the approval by shareholders of the LTIP. The 1999 approved scheme will continue and further grants may be granted under that scheme. It will be treated as a sub-scheme of the LTIP (as nothing in its rules are inconsistent with the LTIP). Any further stock options granted under the 1999 approved scheme will be included in the calculation of the LTIP dilution limit.

The affirmative vote of a majority of the ordinary shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to approve the LTIP.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE NDS 2006 LONG-TERM INCENTIVE PLAN

                      EQUITY COMPENSATION PLAN INFORMATION

The following table shows the number of stock options outstanding as of August 31, 2006 and the weighted-averaged exercise price of those stock options granted under the Company's equity schemes:

                                            Number of securities
                                              to be issued upon        Weighted-average         Number of securities remaining
                                                 exercise of           exercise price of     available for future issuance under
Plan Category                                outstanding options      outstanding option          equity compensation plans
-------------                                -------------------      ------------------          -------------------------
Equity compensation plans approved by             3,664,227                 $26.31                           N/A
stockholders

Equity compensation plans not approved                   --                     --                            --
by stockholders

Total                                             3,664,227                 $26.31                           N/A

                        EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company at June 30, 2006 are set out in the table below. Each holds the offices indicated until his successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting or at other meetings of the Board, as appropriate.

Name                 Age        Position with the Company
----                 ---        -------------------------

Abe Peled             60        Director, Chairman and Chief Executive Officer
Alex Gersh            42        Chief Financial Officer and Company Secretary
Raffi Kesten          52        Chief Operating Officer

Information concerning Dr. Peled can be found under the heading Directors Continuing in Office.

Alex Gersh joined the Company in 2005 as Chief Financial Officer. Mr. Gersh was Chief Financial Officer at FLAG telecom, a global network service provider, from 2003 to 2005 and was Executive Vice President and Chief Financial Officer at NextiraOne North America from 2002 to 2003. Mr. Gersh has also held senior international finance roles at British Telecommunications and Motorola in the United Kingdom and Russia. Mr. Gersh has been the Chairman of the Audit Commission of Vimpel Com Inc. since 2003.

Raffi Kesten was appointed Chief Operating Officer of the Company in April 2006. Mr. Kesten joined the Company in 1996 as Vice President and General Manager of NDS Technologies Israel Limited, an indirect subsidiary of the Company and subsequently assumed responsibilities for the Company's smart card procurement and production. Prior to joining the Company, Mr. Kesten held senior operating positions at various companies in Israel, including Indigo, Intel and Tadiran.

                        SECURITY OWNERSHIP OF THE COMPANY

The following table sets out the beneficial ownership of both Series A ordinary shares and Series B ordinary shares as of August 31, 2006 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding ordinary shares; (ii) each member of the Board; (iii) each Named Executive Officer (as defined in Item 402(a)(3) of Regulation S-K) of the Company; and (iv) all Directors and executive officers of the Company as a group.

                                                               Number of Shares
                                                             Beneficially Owned (1)         Percent of Class (1)
                                                            -----------------------        ----------------------      Option
Name                                                        Series A       Series B        Series A      Series B     Shares (2)
----                                                        --------       --------        --------      --------     ----------
News Corporation (3) ..................................             --     42,001,000          --          100%             --
Henderson Global Investors Ltd (4) ....................        771,679             --         5.2%          --              --
FMR Corp (5) ..........................................      2,082,692             --        14.0%          --              --
Egerton Capital Limited Partnership (6)................      1,119,418             --         7.5%          --              --
David F. DeVoe ........................................             --             --          --           --              --
Roger W. Einiger ......................................          5,000             --           *           --           1,250
Nathan Gantcher .......................................             --             --          --           --           1,250
Alex Gersh ............................................             --             --          --           --             426
Lawrence A. Jacobs ....................................             --             --          --           --              --
Raffi Kesten ..........................................             --             --          --           --          23,125
Abe Peled .............................................             --             --          --           --         249,800
Peter J. Powers .......................................             --             --          --           --           7,500
Arthur M. Siskind .....................................             --             --          --           --              --
Richard Yanowitch .....................................             --             --          --           --              --
All current directors and executive officers as a group
(10 members) ..........................................          5,000             --           *           --         283,351

-------
* Represents beneficial ownership of less than one percent of the issued and outstanding Series A ordinary shares or Series B ordinary shares, as applicable, on August 31, 2006.

(1) Applicable percentage of ownership is based on 14,894,580 Series A ordinary shares and 42,001,000 Series B ordinary shares outstanding as of August 31, 2006. Beneficial ownership is determined in accordance with SEC rules. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days following August 31, 2006 are deemed outstanding for that particular person. However, such ordinary shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the shareholder(s) named in this table has sole voting and dispositive power with respect to the ordinary shares shown as beneficially owned by such shareholder. The address for all Directors and Named Executive Officers of the Company is c/o NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex, UB7 0DQ, England.

(2) The number of option shares reported reflects the number of Series A ordinary shares subject to stock options currently exercisable or that become exercisable within 60 days following August 31, 2006.

(3) According to a Schedule 13G/A filed with the SEC on November 12, 2004, 42,001,000 Series B ordinary shares are owned of record by News UK Nominees Limited, a wholly-owned subsidiary of News Corporation. Accordingly, News Corporation may be deemed to be the indirect beneficial owner of such Series B ordinary shares. The principal executive offices of News UK Nominees Limited is One Virginia Street, London E98 1XY, United Kingdom. News Corporation filed jointly with News UK Nominees Limited the
      Schedule 13G/A filed with the SEC on November 12, 2004.

(4) According to a Schedule 13G/A filed with the SEC on June 23, 2006, 771,679 Series A ordinary shares are owned by Henderson Global Investors Limited. Henderson Global Investors (Holdings) plc , a wholly-owned subsidiary of Henderson Group plc, wholly owns Henderson Fund Management Plc, Henderson Investment Management Limited and Henderson Global Investors Limited, each of whom may be deemed to be the beneficial owner of 771,679 Series A ordinary shares, of the Company as a result of acting as investment manager to various investment companies. The principal executive offices of Henderson Global Investors Limited is 4 Broadgate, London, EC2M 2DA, United Kingdom.

(5) According to a Schedule 13G/A filed with the SEC on April 12, 2005, 2,082,692 Series A ordinary shares are owned by FMR Corp., of which FMR Corp. has sole power to vote or to direct the vote of 1,188,038 Series A ordinary shares. The principal executive offices of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts, 02109.

(6) According to a Schedule 13G filed with the SEC on September 8, 2006 reporting holdings as of August 25, 2006, 1,119,418 Series A ordinary shares are owned by Egerton Capital Limited Partnership, Egerton Capital Limited and John Armitage each of whom may be deemed to be the beneficial owner of the 1,119,418 Series A ordinary shares. The principal executive office of the reporting persons is 2 George Yard, Lombard Street, London, EC3V 9DH, United Kingdom.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation of Executive Officers

The following table sets out certain summary information concerning the compensation paid for the fiscal years ended June 30, 2006, 2005 and 2004 to the Company's Chief Executive Officer and the other executive officers of the Company (collectively, the "Named Executive Officers") who served in such capacity for the Company on June 30, 2006.

Amounts paid to Dr. Peled and Mr. Gersh are denominated in U.K. pounds sterling. For the purposes of this tabulation, all amounts have been converted from U.K. pounds sterling into U.S. dollars at an exchange rate of (pound)1 = $1.8914, the noon buying rate in New York on August 29, 2006 as certified by the New York Federal Reserve Bank for customs purposes.

                                                                                                 Long-Term Compensation
                                                           Annual Compensation                            Awards
                                              --------------------------------------------     --------------------------
                                                                                               Securities
                                                                              Other Annual     Underlying       All Other
Name and Principal Position       Year        Salary            Bonus       Compensation(1)    Options       Compensation
---------------------------       ----        ------            -----       ---------------    -------       ------------
Abe Peled                         2006       $1,134,840       $1,134,840       $316,632         60,000        $246,260(2)
President and Chief               2005       $1,040,270       $  945,700       $298,696         50,000        $225,739(2)
Executive Officer                 2004       $  945,700       $  756,560       $295,174         60,000        $ 94,570(2)
proxies (who need not be shareholders of the Company) to


Alex Gersh (3)                    2006       $  425,565       $  330,995             --         80,000        $ 33,215(4)
Chief Financial Officer           2005       $  206,403       $  302,624             --         80,000        $  2,722(4)

Raffi Kesten (5)                  2006       $   56,388       $  250,000             --             --        $  8,433(6)
Chief Operating Officer

-------
(1) In accordance with SEC rules, amounts totaling less than $50,000 have been omitted. The amounts of personal benefits shown in this column that represent more than 25% of the applicable Named Executive Officer's total Other Annual Compensation include Dr. Peled's residential accommodation in London at a cost of $185,321 in fiscal 2006, $184,200 in fiscal 2005 and $185,210 in fiscal 2004 and continued relocation expenses of $75,656 for each of the periods presented.

(2) Dr. Peled participates in the News International defined benefit pension schemes, for which the cash contributions were charged back to the Company by News International; the contributions paid by the Company in respect of this pension scheme was $246,260 in fiscal 2006, $225,739 in fiscal 2005 and $94,570 in fiscal 2004.

(3) Amounts in respect of Mr. Gersh cover the period from his appointment as Chief Financial Officer on January 4, 2005.

(4) This amount is comprised of contributions paid by the Company into a defined contribution pension plan of $33,215 in fiscal 2006 and $2,722 in fiscal 2005.

(5) Amounts in respect of Mr. Kesten cover the period from his appointment as Chief Operating Officer on April 10, 2006. Mr. Kesten's annual salary was increased to $400,000 effective April 1, 2006.

(6) This amount is comprised of contributions paid by the Company into a defined contribution pension plan of $3,806 and payments to a severance pay fund of $4,628 which are customary in Isreal for executive officers.

                            SUMMARY OF OPTION GRANTS

The following table provides certain summary information concerning grants of options to the Named Executive Officers of the Company during the fiscal year ended June 30, 2006.

                               Number of         % of Total                                     Potential Realizable Value at
                               Securities     Options Granted                                   Assumed Annual Rates of Stock
                               Underlying     to Employees in      Exercise                     Price Appreciation for Option
                                Options           Fiscal           Price per    Expiration                  Term (1)
Name                            Granted            Year             Share          Date              5%              10%
----                            -------            ----             -----          ----              --              ---
Abe Peled                        60,000             6.8%            $43.13       January 31,     $ 1,627,454    $ 4,124,287
                                                                                    2016

Alex Gersh                       80,000             9.1%            $43.13       January 31,     $ 2,169,938    $ 5,499,049
                                                                                    2016

Raffi Kesten (2)                     --               --                --           --                   --             --

-------
(1) Based on the closing price of the Series A ordinary shares on NASDAQ on the date of grant.

(2) No options were granted following Mr. Kesten's appointment as Chief Operating Officer on April 10, 2006.

                          SUMMARY OF OPTIONS EXERCISED

The following sets out certain summary information concerning the exercise of stock options by the Named Executive Officers during the fiscal year ended June 30, 2006, together with the 2006 fiscal year-end value of unexercised stock options.

                           Number of                         Number of Securities Underlying      Value of Unexercised In-The-Money
                             Shares                           Unexercised Options at Fiscal               Options at Fiscal
                          Acquired on         Value                     Year End                              Year End (1)
Name                       Exercise          Realized         Exercisable       Unexercisable      Exercisable         Unexercisable
----                       --------          --------         -----------       -------------      -----------         -------------
Abe Peled                   287,200         $9,928,547            249,800            137,500         $6,855,190         $1,998,225

Alex Gersh                   19,574         $  415,364                426            140,000         $    5,542         $1,054,200

Raffi Kesten (2)              5,000         $  158,738             28,125             29,375         $  802,575         $  374,275

-------
(1) Value of the Series A ordinary shares underlying the "in the money" options at fiscal year end minus the exercise price of the options based on the closing price of $46.55 on NASDAQ at fiscal year end.

(2) For the period after April 10, 2006, the date of Mr. Kesten's appointment as Chief Operating Officer.

                               PENSION PLAN TABLE

Under the terms of the News International Pension & Life Assurance Plan for Senior Executives and the News International Unapproved Pension & Life Assurance Plan (the "News Pension Plans"),an eligible employee will receive a benefit at retirement that is based upon the employee's number of years of benefit service from date of joining the plan and final pensionable salary. Compensation, for benefit purposes, is currently limited to (pound)288,750 (approximately $546,000) per year. This level of benefit applies to Dr. Peled. Neither Mr. Gersh nor Mr. Kesten are eligible to participate in the News Pension Plans but are participants in separate defined contribution plans.

The table below illustrates, for representative annual pensionable compensation and years of benefit service classifications, the retirement benefit payable to the only Named Executive Officer who participates in the News Pension Plans, Dr. Peled, assuming retirement in 2006 at age 60, based on the single line annuity form of benefit payment. These benefits are paid without reduction for providing a dependant's annuity. For Dr. Peled, the estimated benefits payable under the News Pension Plans, as of June 30, 2006, is the (pound)288,750 compensation limit stated above. Dr Peled has been credited with 9.5 years of benefit service.

                                                     Estimated Annual Pension for Years of Service
                    -----------------------------------------------------------------------------------------------------------
Pensionable
Remuneration                    5             10             15              20              25              35              50
(pound)288,750
(approximately      (pound)26,870  (pound)58,953  (pound)91,036  (pound)123,120  (pound)155,203  (pound)219,370  (pound)315,620
$546,000)

U.S. dollar
amounts,                 $ 50,813       $111,504       $172,185        $232,896        $293,551        $414,916        $596,964
translated at a
rate of (pound)1 =
$1.8914

                              EMPLOYMENT AGREEMENTS

Summary of Employment Agreement with Abe Peled

On December 1, 1999, the Company entered into an employment agreement with Dr. Abe Peled, pursuant to which Dr. Peled serves as Chief Executive Officer, a member of the Board and a member of the board of directors of each subsidiary of the Company as required by the Board. The employment agreement initially provided for a three-year term effective as of December 1, 1999. Subject to the terms of the employment agreement, on the expiry of the initial term of the employment agreement, the term shall continue to be extended for successive one-year periods unless either party provides the other party with at least 12 months' prior written notice of such party's decision not to extend the term.

Under the terms of the employment agreement, Dr. Peled will receive a base salary of (pound)400,000 per annum. Dr. Peled will also receive a minimum annual bonus of (pound)200,000 during each year of service rendered under the employment agreement. Any increase in the base salary, or any additional bonuses to be paid to Dr. Peled, shall be at the sole discretion of the Board.

Dr. Peled's employment agreement also provides that he is entitled to participate in any profit-sharing, pension, group medical, dental, disability and life insurance and other similar benefit plans in effect at the time the agreement was entered into or subsequently adopted by the Company during the term of the employment agreement, applicable to senior executives of the Company. Dr. Peled shall be entitled to participate in any share option or share purchase scheme presently in effect or subsequently adopted by the Company and applicable to senior executives of the Company.

Pursuant to the employment agreement, the Company also provides Dr. Peled with the use of an automobile in England, a flat in London and an annual allowance of (pound)40,000 for continued relocation expenses, to be paid semi-annually. The Company shall reimburse all travel and other expenses properly and reasonably incurred by Dr. Peled in the discharge of his duties.

Should Dr. Peled become incapacitated or disabled, as defined in the employment agreement, the Company shall continue to pay his full base salary and to provide the benefits or payments on account of the benefits, less the amount of any proceeds from disability policies paid for by the Company, until he returns to his duties or his appointment is terminated.

Should Dr. Peled be terminated for cause, the Company shall pay his full base salary and provide the benefits or payments for benefits up to the date of termination, subject to the Company's right to offset amounts owed to it by Dr. Peled.

If Dr. Peled is terminated for reasons other than mental illness or death, or if he terminates the employment agreement as a result of the Company's breach, he shall become entitled to a lump sum severance payment equal to his annual base salary as of the date of termination. The aforementioned payments shall discharge the Company's financial obligations to Dr. Peled.

On the termination of Dr. Peled's employment with the Company for any reason, whether lawfully or otherwise, Dr. Peled shall immediately resign from any and all positions he holds in the Company's subsidiaries. If he does not resign from such positions, the Board may appoint someone to act on his behalf.

The employment agreement contains customary confidentiality, non-competition, non-solicitation, and cooperation provisions.

Summary of Employment Agreement with Alex Gersh

On November 11, 2004, a subsidiary of the Company entered into an employment agreement with Alex Gersh, pursuant to which Mr. Gersh serves as Chief Financial Officer for a continuous period effective as of January 4, 2005 unless terminated pursuant the provisions of the agreement. Mr. Gersh will receive an annual base salary of (pound)220,000. His salary is reviewed annually and is subject to increase at the discretion of the Company. Mr. Gersh will be eligible for an annual bonus of up to 75% of his annual base salary. The amount of bonus payable is dependent on his personal performance and attendance, assessed over the previous fiscal year.

Upon commencement of employment, Mr. Gersh received a one-time bonus payment of (pound)85,000. Should he leave the Company before January 4, 2008, other than for dismissal without cause, he will be required to repay this amount. The amount repayable will be reduced by one third upon completion of each full calendar year of service.

Pursuant to the employment agreement, Mr. Gersh was granted options to purchase 80,000 Series A ordinary shares, priced at the closing share price on NASDAQ on January 4, 2005. These options will vest over four years in equal installments in accordance with the terms and conditions of the NDS 1999 Executive Share Option Scheme and the NDS U.K. Approved Share Option Scheme, and he will be eligible for future grants as they are made.

The Company will reimburse Mr. Gersh for reasonable costs for tax advice in connection with the completion of Mr. Gersh's U.S. and U.K. tax returns, as well as apply and pay for any of Mr. Gersh's necessary U.K. visas and work permits. Subject to the terms of the employment agreement, Mr. Gersh will receive a car allowance of (pound)965 per month. The Company will provide Mr. Gersh with a fax machine and mobile phone to be returned upon the termination of his employment. The Company will also reimburse additional reasonable expenses which Mr. Gersh incurs in the undertaking of his duties, subject to the Company's travel and expense policy.

Mr. Gersh is eligible to join the News International Pension Plan. This is a contributory pension and life assurance plan contracted out of the State Earnings Related Pension Scheme. Additionally, Mr. Gersh is eligible for family medical coverage.

Termination of employment by Mr. Gersh or the Company is subject to 12 months' notice, except for material breach or similar just cause. If Mr. Gersh is terminated by the Company without cause, he will remain entitled to receive his full salary for a period of 18 months following notice of termination. The Company may choose to maintain contractual benefits to which Mr. Gersh would have been entitled for the notification period or the Company may make a payment to Mr. Gersh in lieu of such benefits. The Company may terminate Mr. Gersh for cause without a notification period and without making a payment to Mr. Gersh in lieu of notification. Upon termination for whatever reason, Mr. Gersh shall resign all directorships and offices in the Company and any of its subsidiaries.

The employment agreement contains customary confidentiality, non-competition, non-solicitation, and cooperation provisions.

Summary of Employment Agreement with Raffi Kesten

The terms of Mr. Kesten's employment are set out in a letter agreement between NDS Technologies Israel Limited, a subsidiary of the Company, and Mr. Kesten, dated as of October 20, 2002, as amended by a letter agreement between the Company and Mr. Kesten, dated as of June 22, 2004 (collectively the "Letter Agreements").

Mr. Kesten's annual salary was increased to $400,000, effective as of April 1, 2006. Mr. Kesten's salary may be adjusted at any time by the Board. Mr. Kesten may receive bonus payments at the discretion of the Board.

Under the Letter Agreements, Mr. Kesten is entitled to a company car, 26 days paid vacation per year and the customary social benefits provided in Israel. The notice period for termination, other than for good cause, is specified as one year. Mr. Kesten is eligible to participate in the Company's employee stock options plans and to receive discretionary bonus payments.

The employment agreement contains customary confidentiality, non-competition, non-solicitation, and cooperation provisions. Upon termination, Mr. Kesten will receive one month's salary for every year of his employment by NDS Technologies Israel Limited, under severance arrangements that are customary in Israel.

                      REPORT OF THE REMUNERATION COMMITTEE

    The following Report of the Remuneration Committee of NDS Group and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any filing under the Securities Act of 1933, as amended (the
    "Securities Act"), or the Exchange Act except to the extent the Company specifically incorporates such information by reference.

During the fiscal year ended June 30, 2006, the Remuneration Committee consisted of Messrs. Powers (Chairman), DeVoe, Einiger, and Gantcher. As a "controlled company", the Company was not required to maintain, and did not maintain, a Remuneration Committee that meets the NASDAQ independence requirements.

Committee's Responsibilities

The Remuneration Committee was responsible for the oversight of executive compensation policies and reviewed the Company's compensation program on an ongoing basis. The Remuneration Committee had the authority to review and approve on behalf of the Company the entire individual remuneration package for the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer (the "Executive Officers"), including approval of any employment contract, participation in any benefit, perquisite, pension, or incentive scheme, and any compensation payable in connection with the termination of an employment contract. The Committee also exercised all the powers and discretions vested in the Board in respect of the Company's share option schemes. The Remuneration Committee was authorized to obtain outside legal advice or other independent professional advice, as well as obtain information about remuneration practices in the Company's industry.

Compensation Practices

The Remuneration Committee retained outside compensation consultants and reviews competitive compensation and performance studies in developing and administering the total compensation program. In making remuneration decisions, the Remuneration Committee considered Company and individual performance, compensation practices and business trends, and changes in applicable law and regulations. Accordingly, when setting Executive remuneration, the Remuneration Committee reviewed and assessed competitive data from similarly-sized U.S.-based Technology companies and U.K.-based General Industry companies.

Compensation Philosophy

The Company's executive compensation philosophy is to attract, retain, and motivate high quality executives capable of achieving the Company's objectives, resulting in enhanced shareholder value. Accordingly, Executive Officer remuneration is designed to be consistent with competitive remuneration practices and link Executive pay with Company and Executive performance.

The Company generally targets total cash compensation at or above the 75th percentile of competitive practice if performance objectives are achieved, with provisions for paying significantly above the 75th percentile if performance targets are exceeded and below the 75th percentile if performance targets are not achieved. For long-term incentives, the Company grants equity-based awards with a grant date value that is at or below the median of competitive practice. In aggregate, the Remuneration Committee targeted total direct compensation between the median and 75th percentile of competitive practice.

Compensation Components

The following sections describe the three components under NDS Group's remuneration program: base salary, annual bonus, and share-based compensation.

Base Salary

Base salaries for Executive Officers were established based on the Remuneration Committee's review of competitive compensation data and any contractual agreements in place. The Remuneration Committee reviewed Management recommendations concerning appropriate base salaries for Executive Officers other than the Chief Executive Officer, which takes into consideration the salary norms for individuals in comparable positions within the Company and within the industry, the individual's experience, and the individual's duties and contributions to the Company. Generally, the Remuneration Committee's positions based salaries within the range of executives with similar responsibilities at Technology and General Industry companies. The salaries of the Executive Officers of the Company for the fiscal year ended June 30, 2006 are shown in the Compensation of Executive Officers table on page 21.

Annual Bonus

Annual bonuses for Executive Officers, which are paid in cash, are calculated by evaluating several factors, including the performance of the Company, the individual's overall performance during the fiscal year ended June 30, 2006, the individual's position and responsibilities within the Company, and each Executive's employment contract. None of these factors are assigned a specific weight. Instead, the Remuneration Committee recognized that the relative importance of these factors may change in order to adapt to specific business challenges and to reflect changing economic and marketplace conditions.

For the fiscal year ended June 30, 2006, the Company paid cash bonuses to Executive Officers that ranged from 62.5% to 100% of each Executive's annual salary. In determining the annual bonus awards, the Remuneration Committee specifically identified the Company's strong growth, attainment of budgeted earnings, and profit margins.

Share-Based Compensation

The Company provides Executive Officers with periodic stock option grants, as well as stock options granted upon initial hire. These awards are designed to provide long-term incentives to the Executive Officers that better align their interests with the interests of shareholders of the Company. Such equity-based compensation provides an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. The value of stock options is tied to the future performance of the Ordinary Shares, and the recipient will benefit only when the price of the Ordinary Shares increases above the option exercise price. Accordingly, the Remuneration Committee believed and Management believes that a compensation structure that includes the periodic granting of long-term incentives such as stock options helps to attract and retain senior managers with long-term management perspectives.

For the fiscal year ended June 30, 2006, Dr. Peled, Mr. Gersh, and Mr. Kesten were each awarded an option to purchase the Company's Ordinary Shares. The awards, which are detailed on page 22 under "Option Grants in the Last Fiscal Year", were granted at an exercise price of $43.13, which was equal to the closing price of the Company's stock on January 31, 2006. The stock options vest in equal annual installments over the first four anniversaries of the date of the award's grant based on continued service. The number of stock options granted and vesting schedule was based on historic stock option granting practices and an assessment of competitive long-term incentive award granting practices for executives with similar responsibilities at Technology and General Industry companies.

Personal Benefits and Perquisites

The Executive Officers of the Company are eligible to participate in any profit-sharing, pension, group medical, dental, disability and life insurance, and any other similar benefit plan provided to other Executives or employees of the Company. In addition, for the fiscal year ended June 30, 2006, Dr. Peled received a Company-provided automobile and reimbursement for housing and relocation expenses; Mr. Gersh received a car allowance, the use of Company-provided home office equipment and financial planning assistance; and Mr. Kesten received a Company-provided automobile. See footnote 1 in the Compensation of Executive Officers table on page 21.

Chief Executive Officer Compensation for the Fiscal Year Ended June 30, 2006

Based on an assessment of Company performance, individual performance, and competitive compensation data, the Remuneration Committee increased Dr. Peled's fiscal 2006 salary to (pound)600,000 (approximately $1,134,840) from his fiscal 2005 salary of (pound)550,000 (approximately $1,040,270). Based on the Company's strong performance in fiscal 2006, and Dr. Peled's individual contributions to that performance, the Remuneration Committee awarded Dr. Peled an annual bonus of (pound)600,000 (approximately $1,134,840). This bonus represented 100% of Dr. Peled's base salary. In fiscal 2006, the Remuneration Committee awarded Dr. Peled a share-based incentive award of 60,000 stock options. This award was determined based on the Remuneration Committee's assessment of competitive long-term incentive awards provided to CEOs of Technology and General Industry companies, Dr. Peled's strong individual performance and the Company's superior financial and stock price performance.

Section 162(m)

Federal tax legislation in effect since 1994 eliminates the deductibility of compensation in excess of $1 million paid to the Chief Executive Officer and the other Named Executive Officers whose compensation is disclosed in the proxy statement. The law exempts compensation paid under plans that objectively tie compensation to performance. While the Remuneration Committee considered the impact of this rule in developing and implementing the Executive remuneration program, in order to preserve the Committee's flexibility, the Remuneration Committee did not adopt a policy that all remuneration qualify as deductible under Section 162(m).

Review of all components of executive compensation

The Remuneration Committee reviewed all components of each Named Executive Officer's compensation for fiscal year ending June 30, 2006 including base salary, annual bonus, share-based compensation, accumulated realized and unrealized stock option gains, the dollar value to the Named Executive Officer and cost to the Company of all perquisites and other personal benefits and the actual obligations under the Company's executive pension plan. A summary setting forth all the above components and affixing dollar amounts to each component was prepared and reviewed by the Remuneration Committee. Based on this review, the Remuneration Committee found such total compensation, in the aggregate, to be reasonable and appropriate.

                                        THE REMUNERATION COMMITTEE

                                        Peter J. Powers (Chairman)
                                        David F. DeVoe
                                        Roger W. Einiger
                                        Nathan Gantcher

           REMUNERATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Until, September 6, 2006, the Remuneration Committee consisted of the following Non-Executive Directors:

         Peter J. Powers (Chairman)

         David F. DeVoe

         Roger W. Einiger

         Nathan Gantcher

As a "controlled company," the Company is not required to maintain, and did not maintain, a Remuneration Committee that met the NASDAQ independence requirements. On September 6, 2006, the Board determined to disband the Remuneration Committee and, on a going forward basis, the full Board will assume the responsibilities previously undertaken by the Remuneration Committee.

                          REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange
           Act or incorporated by reference in any document so filed.

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (i) the integrity of the Company's financial statements and the Company's financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company's independent registered public accounting firm and the performance of the Company's corporate auditors and corporate audit function, (iii) the Company's compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, and
(v) risks that may have a significant impact on the Company's financial statements and shall provide an avenue of communication among management, the independent accountants, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company's consolidated financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those consolidated financial statements and internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

In discharging its oversight responsibility as to the audit process for the fiscal year ended June 30, 2006, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," (ii) discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence and (iii) considered whether the non-audit services provided to the Company by Ernst & Young LLP during the fiscal year ended June 30, 2006 were compatible with maintaining the accountants' independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function's organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by U.S. generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm's audit of the consolidated financial statements, including the independent registered public accounting firm's evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company's internal controls. The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2006 with management and the independent registered public accounting firm.

At three of its meetings during the fiscal year ended June 30, 2006 and one meeting during the fiscal year ending June 30, 2007, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal year 2006 certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act of 2002, the respective rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Committee each of the Sarbanes-Oxley Act certification requirements, including whether there were (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal control over financial reporting.

Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2006, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of the independent registered public accounting firm, and the Board concurred in such recommendation.
                                        THE AUDIT COMMITTEE

                                        Peter J. Powers (Chairman)
                                        Roger W. Einiger
                                        Nathan Gantcher

                  FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

                         (JUNE 30, 2001 - JUNE 30, 2006)

The following graph compares the Company's total return to shareholders of a $100 investment for the five-year period from June 30, 2001 through June 30, 2006 with a similar investment in the NASDAQ Market Index and the market value weighted returns of a Peer Group Index consisting of four companies that represent the Company's competitors in the industry.

                              [LINE GRAPH OMITTED]

                                                                As of June 30
                                         -------------------------------------------------------------
                                         2001       2002        2003       2004        2005       2006
                                         ----       ----        ----       ----        ----       ----
NDS Group PLC                            $100        $35         $46        $75         $98       $137
NASDAQ US Composite Index                $100        $68         $76        $95         $96       $102
Custom Composite Index (4 Stocks) (1)    $100        $19         $24        $29         $28        $43

-------
(1)   The Custom Composite Index consists of Scientific-Atlanta Inc. (through
      4Q05) , TiVo, Inc., Gemstar-TV Guide International Inc., and OpenTV Corp.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships with News Corporation

Because News Corporation, through its subsidiary News UK Nominees Limited, beneficially owns 100% of the Series B ordinary shares, which have ten votes per share (as opposed to the Series A ordinary shares which have one vote per share), News Corporation controls approximately 96.6% of the Company's voting power. By reason of such ownership, News Corporation is able to control the composition of the Company's Board and to control the votes on all other matters submitted to a vote of the Company's shareholders. Three of the Company's eight current Directors are Directors or executive officers of News Corporation. In addition, Mr. Yanowitch, a News Corporation consultant, was appointed to the Board by News Corporation. Additionally, Dr. Peled, the Company's Chairman and Chief Executive Officer, is a member of News Corporation's Executive Management Committee and from time to time is involved in matters pertaining to News Corporation's wider business interests.

The Company conducts business transactions with News Corporation and its subsidiaries and affiliates. These entities are considered to be related parties. Agreements covering arrangements between News Corporation and its subsidiaries or affiliates and the Company are entered into in the context of two entities over which a third entity exercises significant influence or control. There can be no assurance, therefore, that each of the agreements, or the transactions provided for therein or any amendments thereto, will be effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties. Any new contracts with related parties or significant amendments to such contracts are required to be approved by the Audit Committee.

The business transactions described above are of three main types: the provision by the Company of technology and services for digital pay television systems; the payment by the Company of royalties for the use of certain intellectual property rights; and the receipt by the Company of administrative services. Information about such related party transactions is given in Note 12 to the Company's audited consolidated financial statements which are included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that a Company's Directors and executive officers, and persons who own more than 10% of a registered class of the ordinary shares, file reports of ownership and changes in ownership with the SEC and NASDAQ. Directors, officers and beneficial owners of more than 10% of the ordinary shares are required by the SEC to furnish the Company with copies of the reports they file.

The Company believes that all of the Company's current and former Directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a) during the fiscal year ended June 30, 2006.

                           ANNUAL REPORT ON FORM 10-K

The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2006 was filed with the SEC on September 1, 2006. It can also be found on the Company's website, www.nds.com, and downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of the exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page may be charged to the requesting shareholder. Shareholders may make requests for paper copies in writing to the Company Secretary by mail at One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex, UB7 0DQ, England, by telephone at +44 208 476 8000 or by email at investor-relations@nds.com.

                           2007 SHAREHOLDERS PROPOSALS

If you wish to submit a proposal to be presented at the 2007 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at the principal executive offices at One London Road, Staines, Middlesex, TW18 4EX, England, no later than May 30, 2007 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2007 proxy statement and proxy.

In order for proposals of shareholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered "timely" for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its principal executive offices not later than August 13, 2007. This is without prejudice to shareholders' rights under the U.K. Companies Act to propose resolutions that may properly be considered at that meeting.

                                  OTHER MATTERS

At the time of the preparation of this proxy statement, the Board knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote the ordinary shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

                                        By Order of the Board of Directors

                                        /s/ Alexander Gersh
                                        -----------------------------------
                                        Alexander Gersh
                                        Chief Financial Officer and Company
                                         Secretary
                                        Middlesex, England
                                        September 19, 2006

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE
                  ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                     ANNEX A

          U.K. ANNUAL ACCOUNTS FOR THE FISCAL YEAR ENDED JUNE 30, 2006

                                  NDS Group plc

                    UK Annual Report and Financial Statements
                             Year ended 30 June 2006

                             Company Number 1950497

NDS Group plc

Index to UK Annual Report and Financial Statements
                                                                            Page

Directors' Report for the year ended 30 June 2006........................     1
Directors' Remuneration Report for the year ended 30 June 2006...........     4
Statement of Directors' responsibilities for the parent company
  financial statements...................................................     9
Independent auditors' report to the shareholders of NDS Group plc
  concerning the parent company financial statements.....................    10
Parent company financial statements......................................    12
Statement of Directors' responsibilities for the group financial
  statements.............................................................    21
Independent auditors' report to the shareholders of NDS Group plc
  concerning the group financial statements..............................    22
Group financial statements...............................................    24

NDS Group plc

Directors' Report for the year ended 30 June 2006

The Directors present their UK Annual Report on the affairs of NDS Group plc ("the Company") and its subsidiary undertakings ("NDS" or "the Group"), together with the parent company financial statements, the consolidated (group) financial statements and Auditors' Reports for the year ended 30 June 2006.

Activities

Our business is the supply of open end-to-end digital technology and services to digital pay-television platform operators and content providers. Our technologies and services are designed to enable our customers to profit from the secure distribution of digital information and entertainment to consumer devices which incorporate various technologies supplied by us. Our technologies and services include conditional access and microprocessor security, broadcast stream management, set-top box middleware, electronic program guides ("EPGs"), digital video recording ("DVR") technologies and interactive infrastructure and applications. We provide technologies and services supporting both standard definition and high definition broadcast television and a variety of industry standards.

Our business has grown by a combination of acquisitions and new customer contracts. Our contracts typically have terms of several years and are frequently structured such that our revenues are related to the success of our customers in attracting and retaining subscribers and the use made of our software and services by our customers and their subscribers.

Financial statements

Our primary financial statements are prepared under accounting policies generally accepted in the United States ("US GAAP"). Those financial statements, which have been audited, were filed with the United States Securities and Exchange Commission on 1 September 2006 and include, amongst other matters, a commentary on the results of operations of the Group. Our US GAAP financial statements do not comprise statutory accounts within the meaning of section 240 of the Companies Act 1985. Accordingly, the Directors are required to prepare separate financial statements for the purposes of this Annual report which comply with the Companies Act 1985 and constitute statutory accounts within the meaning of section 240 of the Companies Act 1985. The financial statements included within this UK Annual Report differ in several material respects from the financial statements prepared under US GAAP.

The financial statements contained within this UK Annual report include the NDS Group plc parent company financial statements prepared in accordance with United Kingdom law and accounting standards. Because our Series A ordinary shares were listed on the First Market - Continuous of the Euronext Brussels exchange as at 30 June 2006, we are also required to publish within this UK Annual Report group (consolidated) financial statements prepared in accordance with International Financial Reporting Standards as required by the European Union ("IFRS"). Further narrative information is included in Notes 1 and 29 to the group financial statements which begin on page 24.

For all periods up to and including the year ended 30 June 2005, the Group prepared its UK financial statements in accordance with United Kingdom Generally Accepted Accounting Practice ("UK GAAP"). The consolidated financial statements contained within this UK Annual Report are the first the Group is required to prepare in accordance with IFRS.

Previous UK Annual Reports contained financial statements presented in pounds sterling. Following a review of the Group's operations, the mix of currencies in which transactions were denominated and the functional currencies of the entities which record the principal transactions of the Group, the Directors have decided that the business is best reported by way of financial statements denominated in US dollars. Additionally, the Directors have concluded that the functional currency of the parent company is US dollars. Accordingly, the parent company financial statements and the consolidated financial statements contained within this Annual Report are presented in US dollars.

Results and dividends

Revenue (under IFRS) for fiscal 2006 was $600.1 million, an increase of 8% compared to the previous fiscal year. Conditional access revenue increased; higher security fees resulting from growth in the number of authorized cards using NDS technologies were offset in part by lower deliveries of smart cards. Revenue from integration, development and support declined. Higher middleware development revenue in fiscal 2006 did not compensate for the prior year revenue from the migration of Sky Italia subscribers to NDS technology. License fees and royalties revenues continue to benefit from increased middleware shipments. The increase in revenue from new technologies was due to higher income from DVR technologies, the Company's Synamedia IPTV technologies, interactive infrastructure and gaming applications. Cost of sales (under IFRS) increased by 9% in fiscal 2006 compared to fiscal 2005. Higher costs were due to a substantial increase in technical resources working on customer support and development projects undertaken under customer contracts. Gross margin (under
IFRS) as a percentage of revenues was 59.5% in fiscal 2006 compared to 60.0% in fiscal 2005. Administrative expenses (under IFRS) declined by 10% in fiscal 2006 compared to fiscal 2005. This decrease was attributable to a higher proportion of technical resources being utilized on specific customer projects as opposed to internal research projects and development activities. Research and development costs in fiscal 2006 include a $5.3 million benefit related to grants from the French government. These benefits were offset in part by higher employee and property costs and higher charges for employee stock options.

As a result of these factors, profit for the year attributable to equity shareholders (under IFRS) was $98.6 million for fiscal 2006 compared to $62.5 million for fiscal 2005.

It has been the policy of the Directors to retain profits for the future development of the business and accordingly no dividends have been paid or are proposed (2005: Nil). The Directors intend to keep this policy under review and will consider whether it is appropriate to pay dividends in the future.

Financial instruments

The Group has no debt. As at 30 June 2006 we had cash, cash equivalents and short-term investments of $505 million.

The only significant financial market risk to which we are exposed is to changes in foreign exchange rates. We operate in international markets and have operational presence in several countries. Accordingly, our costs and revenues are denominated in a mixture of U.S. dollars, pounds sterling and euro. Historically, we have not entered into free-standing derivative contracts to hedge foreign exchange exposure arising from operating activities. We expect to review this policy from time to time as circumstances change. No derivative instruments were outstanding as of 30 June 2006.

As of June 30, 2006, approximately 81% of our cash and short-term investments were held in U.S. dollars and 10% in pounds sterling, with most of the rest being in euro. Our policy is to hold cash in U.S. dollar bank deposits and to hold cash in other currencies to the extent that our cash flow projections indicate that we have need for those other currencies. Therefore, our reported cash balances are subject to fluctuations in foreign exchange rates. As a result of fluctuations in exchange rates, we have experienced gains on holding cash of $4.3 million in the year ended 30 June 2006 (2005: gains of $0.5 million).

Further information about financial instruments is provided in Note 28 to the group financial statements.

Share capital

Details of changes in the share capital of the Company during the year are given in Note 7 to the parent company financial statements.

On 6 September 2006, a subsidiary of News Corporation held all of the Series B ordinary shares and the deferred shares. Substantially all of the Series A ordinary shares are held by The Bank of New York as custodian and to support American Depositary Receipts ("ADRs") issued by The Bank of New York.

Directors and their interests

The Directors who served during the year and up to the date of this report were as follows:

David DeVoe        Non-Executive Director
Roger Einiger      Independent Non-Executive Director
Nathan Gantcher    Independent Non-Executive Director
Lawrence Jacobs    Non-Executive Director; appointed 22 August 2005
Lachlan Murdoch    Non-Executive Director; resigned 22 August 2005
Abe Peled          Executive Director, Chairman and Chief Executive Officer
Peter Powers       Independent Non-Executive Director
Arthur Siskind     Non-Executive Director
Richard Yanowitch  Non-Executive Director and Vice-Chairman; appointed 30
                     January 2006

Messrs. DeVoe, Jacobs, Murdoch and Siskind are Directors of News Corporation, the party which exercises ultimate control over the Company. Abe Peled is a member of News Corporation Executive Committee and Richard Yanowitch acts as a consultant to News Corporation.

As at 30 June 2006, Roger Einiger owned 5,000 series A ordinary shares in the Company (2005: 5,000). No other Director owned shares in the Company (2005:
none). Details of interests of Directors in options over shares in the Company are provided in the Directors' Remuneration Report.

In accordance with the Company's Articles of Association, Nathan Gantcher will resign from office at the Annual General Meeting to be held on 30 October 2006, and will offer himself for election.

Research and development

Total expenditure on research and development in fiscal 2006 was $146.4 million (2005: $173.3 million). This includes the cost of research into new technologies which may be of future benefit to us and our customers, the cost of developing prototype applications for demonstration to customers and potential customers, and the costs of adapting and integrating applications and new technologies to meet a particular customer's requirements. The largest research and development projects have been on set-top box software, particularly the development of advanced middleware, EPG and DVR technologies and the adaptation of these technologies for high definition services. We are also investigating how aspects of our technology may be applied to content protection more generally.

Employee matters

The Company keeps employees informed on matters affecting them as employees and on various factors affecting the performance of the Company. Applications for employment from disabled persons are considered on their own merits. Should an employee become disabled, the Company will attempt to provide continuing employment if practical.

Supplier payment policy

NDS's policy is to agree terms of payment with its suppliers in advance and settle invoices in accordance with those terms. The Company has no trade creditors and so the number of creditor days outstanding at the year end was nil.

Donations

The Company made no political or charitable donations during the year (2005:
none). Subsidiary companies made donations to local charities of $76,000 (2005:
$76,000).

Directors' statement as to disclosure of information to auditors The Directors who were members of the Board at the time of approving the Directors' report are listed on page 2. Having made enquiries of fellow Directors and of the Company's auditors, each of these Directors confirms that:

o to the best of each Director's knowledge and belief, there is no information relevant to the preparation of their report of which the company's auditors are unaware; and

o each Director has taken all the steps a director might reasonably be expected to have taken to be aware of relevant audit information and to establish that the company's auditors are aware of that information.

Auditors

A resolution to reappoint Ernst & Young LLP as auditors will be put to the members at the Annual General Meeting.

By order of the Board

Alexander Gersh
Company Secretary
6 September 2006

One Heathrow Boulevard,
286 Bath Road
West Drayton,
Middlesex, UB7 0DQ
England

NDS Group plc

Directors' Remuneration Report for the year ended 30 June 2006

Information not subject to audit

Remuneration Committee and advisors

During the year ended 30 June 2006, the Remuneration Committee of the Board of Directors consisted of Messrs, Powers (Chairman), DeVoe, Einiger and Gantcher. The Remuneration Committee was responsible for the oversight of executive compensation policies and reviewed the Company's compensation program on an ongoing basis. The Remuneration Committee had the authority to review and approve on behalf of the Company the entire individual remuneration package for the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, including approval of any employment contract, participation in any benefit, perquisite, pension, or incentive scheme, and any compensation payable in connection with the termination of an employment contract. The Committee also exercised all the powers and discretions vested in the Board in respect of the Company's share option schemes. The Remuneration Committee was authorized to obtain outside legal advice or other independent professional advice, as well as obtain information about remuneration practices in the Company's industry. On 6 September 2006, the Company's Board of Directors determined to disband the Remuneration Committee and, on a going forward basis, the full Board of Directors will assume the responsibilities previously undertaken by the Remuneration Committee

Remuneration policy

The Company's policy on Senior Executives' remuneration for the current and future financial years is that the overall remuneration package should be sufficiently competitive to attract, retain and motivate high quality executives capable of achieving the Group's objectives and thereby enhancing shareholder value. The details of individual components of Directors' remuneration packages and service contracts are discussed below:

David DeVoe, Lawrence Jacobs, Lachlan Murdoch, Arthur Siskind and Richard Yanowitch were appointed by News Corporation, the party which exercises ultimate control over NDS. They received no remuneration from the Company for their services to the Group and no specific part of their total remuneration can be attributed to their roles as Directors of NDS. They do not have service contracts with the Company. They receive remuneration from News Corporation relating to a number of management roles, including performance of the duties of a director of NDS. It is not possible to allocate the portion of their total remuneration which relates to NDS.

Abe Peled is the sole Executive Director of the Company. He was employed by the Company pursuant to a service agreement dated 1 December 1999 for an original term of three years and thereafter automatically extended each year for a further year unless either party gives 12 months' written notice not to extend. As of the date of this report, no such notice has been received or given. On termination, one year's salary is payable if the Company terminates the contract for reasons other than cause or death. Abe Peled's remuneration package consists of basic salary, benefits and discretionary bonuses. He is also eligible to participate in the Group's share option schemes. There are no specific performance criteria attaching to the remuneration package.

Directors appointed by News Corporation and any Director that is also Chairman or Chief Executive Officer of the Company are exempt from the requirement of the Company's Articles of Association to retire from office by rotation.

Peter Powers, Nathan Gantcher and Roger Einiger are Independent Non-Executive Directors, none of whom has a service contract with the Company. The fees paid to such Directors are determined by the Board within the limits stipulated in the Company's Articles of Association. These Directors are not involved in any discussions or decisions concerning their own remuneration. The Company's Articles of Association currently provides that at each Annual General Meeting of shareholders, up to one-third of Independent Non-Executive Directors retire from office and indicate whether or not he or she intends to stand for re-election. Directors appointed by News Corporation and any Director that is also Chairman or Chief Executive Officer of the Company are exempt from this requirement. As a consequence of this exemption, only three Directors of the Company are currently subject to the rule requiring periodic retirement from office, and only one Director, in this case Mr. Gantcher, is required to retire from office and stand for election at the Annual General Meeting to be held in 2006. Mr. Powers is scheduled to retire from office by rotation in 2007; Mr. Einiger is scheduled to retire from office by rotation in 2008.

All Directors are eligible to participate in the Group's share option schemes. All awards are discretionary. Consistent with share options granted to employees generally, options granted under the share option schemes vest in four equal instalments on the anniversary of grant. Options granted in the year ended 30 June 2006 were granted at the closing quoted market price of the Company's ADRs on the day preceding the grant. There are no performance criteria associated with vesting. The Company does not operate any long-term incentive schemes.

Performance graph

The graph below shows the change in the price of NDS ADRs as quoted on the NASDAQ Stock Market, compared to the NASDAQ US Composite Index for each of the last five years. The change in share price is regarded as a fair measure of total shareholder return as no dividends have been paid in the period. The NASDAQ US Composite Index has been chosen as the comparative because it represents a broad equity market index in which the Company is a constituent member.

        NDS share price at 30 June each year compared to NASDAQ Composite
                           Index (30 June 2000 = 100)

                                    [GRAPHIC]

Information subject to audit

Directors' remuneration

The remuneration of the Directors is as follows:

                                               Salary or                         Expense     Total       Total
                                                  fees     Benefits    Bonus    allowance    2006        2005
                                                   $          $          $         $           $           $
                                               ---------  ---------  ---------  ---------  ---------  ---------
David DeVoe                                           --         --         --         --         --         --
Roger Einiger (from 2 November 2004)              92,500         --         --         --     92,500     61,667
Nathan Gantcher                                   92,500         --         --         --     92,500     92,500
Lawrence Jacobs (appointed 22 August 2005)            --         --         --         --         --         --
Lachlan Murdoch (resigned 22 August 2005)             --         --         --         --         --         --
Abe Peled                                      1,066,667    227,785  1,066,667     71,111  2,432,230  2,243,463
Peter Powers                                     103,500         --         --         --    103,500    103,500
Arthur Siskind                                        --         --         --         --         --         --
Richard Yanowitch (appointed 30 January 2006)         --         --         --         --         --         --
                                               ---------    -------  ---------     ------  ---------  ---------
                                               1,355,167    227,785  1,066,667     71,111  2,720,730  2,501,130
                                               =========    =======  =========     ======  =========  =========

Fees paid in respect of Nathan Gantcher and Peter Powers were paid, at their request, to entities connected with them, rather than to the individuals personally.

Amounts in respect of Abe Peled are denominate in pounds sterling and have been translated into U.S. dollars at the average exchange rates for the year, being: fiscal 2006: (pound)1 = $1.7778; fiscal 2005: (pound)1 = $1.8563. Benefits paid in respect of Abe Peled comprise the provision of a company car, health insurance, the provision of accommodation in London and the payment of certain travel expenses incurred by his wife.

Dr Peled is a member of the News International Pension & Life Assurance Plan for Senior Executives and the News International Unapproved Pension & Life Assurance Plan (the "News Pension Plans"). This provides a benefit at retirement that is based upon the employee's number of years of benefit service from date of joining the plan and final pensionable salary. Compensation, for benefit purposes, is currently limited to (pound)288,750. During the year ended 30 June 2006, pension contributions of $231,467 (2005: $221,549) were paid for Dr. Peled's benefit. Additionally, the Company paid life assurance premiums of $232,738 (2005: $102,158). The following matters are also required to be disclosed:

Age at 30 June 2006                                60 years and 9 months
Service at 30 June 2006                            9 years and 6 months
Accrued pension entitlement at 30 June 2006        (pound)50,993 p.a.
Accrued pension entitlement at 30 June 2005        (pound)43,563 p.a.
Additional pension entitlement earned in year      (pound)7,430 p.a.
Additional entitlement in excess of inflation      (pound)6,254 p.a.
Transfer value of accrued pension at 30 June 2006 (pound)907,182 Transfer value of accrued pension at 30 June 2005 (pound)1,007,509 Increase in transfer value less director's
  contributions                                    (pound)100,327
Transfer value of increase in accrued pension in
  excess of inflation                              (pound)114,243

      The accrued pension entitlement is the amount that Dr. Peled would receive if he retired at the end of the year. The increase in the accrued pension entitlement is the difference between the accrued pension entitlement at the year end and that at the previous year end. All transfer values have been calculated on the basis of actuarial advice in accordance with Actuarial Guidance Note GN11. The transfer values of the accrued pension entitlement represent the value of assets that the pension schemes would need to transfer to another pension provider on transferring the schemes' liabilities in respect of the Dr. Peled's pension benefits. They do not represent the sums payable to Dr. Peled individually and, therefore, cannot be added meaningfully to annual remuneration. The increase in the transfer value is the increase in the transfer value of the accrued pension entitlement during the year. The arrangements are non-contributory. The transfer value of the increase in accrued pension entitlement discloses the current value of the increase in accrued pension entitlement (excluding inflation) that Dr. Peled has earned in the period, whereas the change in his transfer value, required by the Companies Act, discloses the absolute increase or decrease in transfer values over the year, as well as the value of the additional accrued pension entitlement earned in the year. The figures show Dr Peled's total pension entitlement and are funded by assets held in the News Pension Plans. Death benefits, which include a pension payable to a surviving spouse are covered by life assurance policies.

Interests in options

David DeVoe, Lawrence Jacobs, Lachlan Murdoch, Arthur Siskind and Richard Yanowitch have no interest in options over shares in the Company. Interests of the other Directors in options over Series A ordinary shares of US$0.01 each are set out below. All options have been granted under the share schemes referred to in Note 22 to the consolidated financial statements. The quoted price of ADRs representing Series A ordinary shares of US$0.01 each as at 30 June 2006 was $46.55. The highest and lowest prices during the year were $55.99 and $33.37 respectively.

Roger Einiger

                        Exercised   Granted  Cancelled
Exercise     Held at      during    during     during      Held at      Vested at    Unvested at
price     30 June 2005  the year   the year   the year  30 June 2006  30 June 2006  30 June 2006
--------  ------------  ---------  --------  ---------  ------------  ------------  ------------
$32.96        5,000         --          --       --         5,000        1,250          3,750
$43.13           --         --       5,000       --         5,000           --          5,000
              -----        ---       -----      ---        ------        -----          -----
              5,000         --       5,000       --        10,000        1,250          8,750
              =====        ===       =====      ===        ======        =====          =====

Options held at 30 June 2006 expire between 21 December 2014 and 31 January 2016. The fair value of options granted in the year was $68,550; the intrinsic value of those options on the date of grant was nil.

Directors' Remuneration Report - continued:

Nathan Gantcher

                        Exercised   Granted  Cancelled
Exercise     Held at      during    during     during      Held at      Vested at    Unvested at
price     30 June 2005   the year  the year   the year  30 June 2006  30 June 2006  30 June 2006
--------  ------------  ---------  --------  ---------  ------------  ------------  ------------
$32.96        5,000         --          --       --         5,000        1,250          3,750
$43.13           --         --       5,000       --         5,000           --          5,000
              -----        ---       -----      ---        ------        -----          -----
              5,000         --       5,000       --        10,000        1,250          8,750
              =====        ===       =====      ===        ======        =====          =====

Options held at 30 June 2006 expire between 21 December 2014 and 31 January 2016. The fair value of options granted in the year was $68,550; the intrinsic value of those options on the date of grant was nil.

Abe Peled

                        Exercised   Granted  Cancelled
Exercise    Held at       during    during     during     Held at       Vested at    Unvested at
price     30 June 2005   the year  the year   the year  30 June 2006  30 June 2006  30 June 2006
--------  ------------  ---------  --------  ---------  ------------  ------------  ------------
$ 8.14        32,500     (32,500)       --       --             --            --            --
$ 8.14        88,000     (88,000)       --       --             --            --            --
$ 9.85        88,000     (88,000)       --       --             --            --            --
$20.00       200,000     (78,700)       --       --        121,300       121,300            --
$21.90        56,000          --        --       --         56,000        56,000            --
$ 6.50        40,000          --        --       --         40,000        30,000        10,000
$17.12        60,000          --        --       --         60,000        30,000        30,000
$32.96        50,000          --        --       --         50,000        12,500        37,500
$43.13            --          --    60,000       --         60,000            --        60,000
             -------    --------    ------      ---        -------       -------       -------
             614,500    (287,200)   60,000       --        387,300       249,800       137,500
             =======    ========    ======      ===        =======       =======       =======

Options held at 30 June 2006 expire between 22 November 2009 and 31 January 2016. Over the course of the year, Dr. Peled exercised 287,200 options generating a gain of $9,982,547. The fair value of options granted in the year was $822,600; the intrinsic value of those options on the date of grant was nil.

Peter Powers

                        Exercised   Granted  Cancelled
Exercise    Held at       during    during     during      Held at      Vested at    Unvested at
price     30 June 2005   the year  the year   the year  30 June 2006  30 June 2006  30 June 2006
--------  ------------  ---------  --------  ---------  ------------  ------------  ------------
$20.00        5,000       (3,750)      --        --          1,250        1,250            --
$21.90        5,000            --      --        --          5,000        5,000            --
$ 6.50        5,000       (3,750)      --        --          1,250           --         1,250
$17.12        5,000       (2,500)      --        --          2,500           --         2,500
$32.96        5,000            --                --          5,000        1,250         3,750
$43.13           --            --    5,000       --          5,000           --         5,000

             ------      -------     -----      ---         ------        -----        ------
             25,000      (10,000)    5,000       --         20,000        7,500        12,500
             ======      =======     =====      ===         ======        =====        ======

Options held at 30 June 2006 expire between 24 September 2010 and 31 January 2016. Over the course of the year, Mr. Powers exercised 10,000 options generating a gain of $391,887. The fair value of options granted in the year was $68,550; the intrinsic value of those options on the date of grant was nil.

By order of the Board

Alexander Gersh
Company Secretary
6 September 2006

One Heathrow Boulevard,
286 Bath Road
West Drayton,
Middlesex, UB7 0DQ
England

NDS Group plc

Statement of Directors' Responsibilities for the Parent Company Financial Statements

The Directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable United Kingdom law and United Kingdom Generally Accepted Accounting Practice.

Company Law requires the Directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and of the profit or loss of the Company for that period. In preparing these financial statements, the Directors are required to:

o    Select suitable accounting policies and apply them consistently;

o    Make judgements and estimates that are reasonable and prudent;

o State whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

o Prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Company will continue in business.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Legislation in the United Kingdom governing the preparation and dissemination of financial statements differs from legislation in other jurisdictions.

NDS Group plc

Independent Auditors' Report to the Shareholders of NDS Group Plc

We have audited the parent company financial statements of NDS Group plc for the year ended 30 June 2006 which comprise the Balance Sheet of the company, and the related notes 1 to 11. These parent company financial statements have been prepared under the accounting policies set out therein. We have also audited the information in the Directors' Remuneration Report that is described as having been audited.

We have reported separately on the Group financial statements of NDS Group plc for the year ended 30 June 2006.

This report is made solely to the company's members, as a body, in accordance with Section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in an auditors' report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

The directors are responsible for preparing the Annual Report, the Directors' Remuneration Report and the parent company financial statements in accordance with applicable United Kingdom law and Accounting Standards (United Kingdom Generally Accepted Accounting Practice) as set out in the Statement of Directors' Responsibilities.

Our responsibility is to audit the parent company financial statements and the part of the Directors' Remuneration Report to be audited in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

We report to you our opinion as to whether the parent company financial statements give a true and fair view, the parent company financial statements and the part of the Directors' Remuneration Report to be audited have been properly prepared in accordance with the Companies Act 1985 and whether the information given in the directors' report is consistent with the parent company financial statements.

We also report to you if, in our opinion, the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and other transactions is not disclosed.

We read other information contained in the Annual Report and consider whether it is consistent with the audited parent company financial statements. The other information comprises only the unaudited part of the Directors' Remuneration Report. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the parent company financial statements. Our responsibilities do not extend to any other information.

Basis of audit opinion

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the parent company financial statements and the part of the Directors' Remuneration Report to be audited. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the parent company financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the parent company financial statements and the part of the Directors' Remuneration Report to be audited are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the parent company financial statements and the part of the Directors' Remuneration Report to be audited.

Opinion

In our opinion:

o the parent company financial statements give a true and fair view, in accordance with United Kingdom Generally Accepted Accounting Practice, of the state of the company's affairs as at 30 June 2006;

o the parent company financial statements and the part of the Directors' Remuneration Report to be audited have been properly prepared in accordance with the Companies Act 1985; and

o the information given in the directors' report is consistent with the parent company financial statements.

Ernst & Young LLP
Registered auditor
London
6 September 2006

NDS Group plc

Parent Company Balance Sheet
As at 30 June 2006

                                                       30 June 2005
                                                       As restated
                                        30 June 2006  see Notes 1&2
                                 Notes      $'000         $'000
                                 -----  ------------  -------------
Fixed assets
Fixed asset investments            4       600,492       600,492

Current assets
Deferred tax                                   893           357
Due from subsidiary undertaking    5       161,709       139,939
Cash                               6            --            --
----                                       -------       -------
                                           162,602       140,296
------------                               -------       -------
Total assets                               763,094       740,788
============                               =======       =======
Equity capital and reserves
Ordinary share capital             7           568           553
Deferred share capital             7        64,103        64,103
Share premium                      8       241,688       219,934
Merger reserve                     8        72,997        72,997
Capital contribution               8       212,078       212,078
Profit and loss account            8       171,660       171,123
-------------------------        ---       -------       -------
Total shareholders' funds          9       763,094       740,788
=========================        ===       =======       =======

These financial statements were approved by the Board of Directors on 6 September 2006 and were duly signed on its behalf by:

A Peled
Director

NDS Group plc

Notes to the Parent Company Financial statements

1. Basis of preparation

These separate financial statements of the NDS Group plc ("the Company") are presented as required by the Companies Act 1985. They have been prepared under the historical cost convention and in accordance with United Kingdom accounting Standards and law.

These financial statements are presented in U.S. dollars, whereas the parent company financial statements for previous years were presented in U.K. pounds sterling. Due to the way in which the business of the Company's subsidiary undertakings ("the NDS group") has evolved, the predominant currency of operations of the NDS group is now the U.S. dollar. This is likely to mean that any future dividends received by the Company will be predominantly received in U.S. dollars. Additionally, the Company's equity share capital is denominated in U.S. dollars and consideration is received in U.S. dollars for shares issued in respect of share options. Accordingly, the Directors have concluded that the functional currency of the Company is the U.S. dollar. Comparative amounts have been translated as follows:

o Investments in subsidiaries are stated in U.S. dollars using historic exchange rates;

o Monetary assets have been translated from previously reported sterling amounts at the rates prevailing at the balance sheet date;

o Profit and loss amounts for the year ended 30 June 2005 have been translated into U.S. dollars at the exchange rates prevailing on the dates of the underlying transactions; and

o Capital and reserves are stated in U.S. dollars and, where relevant, have been translated using historic exchange rates.

The exchange rates of the pound sterling against the U.S. dollar have been as follows:

o    30 June 2004: (pound)1 = $1.8277;

o    30 June 2005: (pound)1 = $1.7709;

o    Average for the year ended 30 June 2005: (pound)1 = $1.8563.


2. Significant accounting policies

Investments

Investments comprise equity share capital of, and loans to, subsidiary undertakings. Investments are stated at cost less any provision for impairment. Income from investments is included in the profit and loss account only if received, or declared and receivable.

Foreign currency

Transactions denominated in currencies other than the U.S. dollar are recorded at actual exchange rates as at the date of the transaction. Monetary assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rate ruling at the balance sheet date, with any resulting gain or loss being recorded in the profit and loss account.

Deferred taxation

Deferred tax assets have been recognised in respect of charges for equity-based compensation. No deferred taxation has been provided on the undistributed retained earnings of subsidiaries. Calculation of the unrecognised deferred tax liability for timing differences related to these earnings is not practicable. Undistributed earnings of foreign subsidiaries considered to be indefinitely reinvested amounted to approximately $80 million as at 30 June 2006.

Share options

The Company adopted FRS 20: Share-based payment with effect from 1 July 2005.

The cost of equity-settled transactions with Directors and employees is measured by reference to the fair value at the date at which they are granted and is recognised as an expense over the vesting period, which ends on the date on which the relevant employees become fully entitled to the award. Fair value is determined by the Directors using an appropriate pricing model. In valuing equity-settled transactions, no account is taken of any vesting conditions, other than conditions linked to the price of the shares of the Company (market conditions).

No expense is recognised for awards that do not ultimately vest, except for awards where vesting is conditional upon a market condition, which are treated as vesting irrespective of whether or not the market condition is satisfied, provided that all other performance conditions are satisfied.

At each balance sheet date before vesting, the cumulative expense is calculated, representing the extent to which the vesting period has expired and management's best estimate of the achievement or otherwise of non-market conditions and the number of equity instruments that will ultimately vest or in the case of an instrument subject to a market condition, be treated as vesting as described above. The movement in cumulative expense since the previous balance sheet date is recognised in the income statement, with a corresponding entry in equity.

Where the terms of an equity-settled award are modified or a new award is designated as replacing a cancelled or settled award, the cost based on the original award terms continues to be recognised over the original vesting period. In addition, an expense is recognised over the remainder of the new vesting period for the incremental fair value of any modification, based on the difference between the fair value of the original award and the fair value of the modified award, both as measured on the date of the modification. No reduction is recognised if this difference is negative.

Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any cost not yet recognised in the income statement for the award is expensed immediately. Any compensation paid up to the fair value of the award at the cancellation or settlement date is deducted from equity, with any excess over fair value being treated as an expense in the income statement.

The Company has applied the provisions of FRS 20 in respect of equity-settled awards so as to apply FRS 20 only to those equity-settled awards granted after 7 November 2002 that had not vested before 1 January 2005.

Previously, the Company only recorded a charge in respect of share-based payments to the extent that awards had intrinsic value at the date of grant. Prior year figures have been restated to comply with this new accounting policy. The impact of adopting FRS 20 is to reduce profit by $1,949,000 for the year ended 30 June 2006 and by $1,034,000 for the year ended 30 June 2005, and to increase the deferred tax asset and profit and loss account reserve by $537,000 as at 30 June 2006 and by $357,000 as at 30 June 2005.

Related party transactions

In accordance with FRS 8: Related Party Disclosures, the Company is exempt from disclosing transactions with entities that are subsidiary undertakings, as it is a parent company which publishes consolidated financial statements.

Financial instruments: Disclosure and presentation

A separate note dealing with the disclosures of FRS 25 has not been presented as provided by paragraph 3C of FRS 25. The 2005 comparative numbers have been restated to reflect the change in accounting policy due to adoption of FRS 25 which has the impact of classing deferred shares as equity share capital (previously non-equity) as defined by FRS 25. Overall there is no impact on shareholders' funds.

Other

Further standards in force are listed below and where relevant the Company's accounting policy has been adjusted:

o    FRS 23 - The effects of changes in foreign exchange rates;

o    FRS 28 - Corresponding amounts.

Notes to the parent company financial statements - continued:

The following new standards have no impact on the company's financial statements:

o    FRS 21 - Events after the balance sheet date

o    FRS 22 - Earnings per share

o    FRS 24 - Financial reporting in hyperinflationary economies

o    FRS 27 - Life assurance

o    FRSSE - Financial reporting standard for smaller entities

3. Profit for the year

As permitted by section 230 of the Companies Act 1985, the Company has elected not to present its own profit and loss account for the year. NDS Group plc recorded a loss of $1,949,000 (2005, restated: profit of $40,765,000). There were no recognised gains or losses for either year, other than the profit for the year

Auditors' remuneration amounting to $18,000 (2005: $18,000) has been borne by its subsidiary undertakings.

Details of Directors' remuneration and interests in shares and options over shares in the Company are shown within the Directors' Remuneration Report in the sections entitled "Directors' remuneration" and "Interests in options".

4. Fixed asset investments

Fixed asset investments comprise equity share capital of, and loans to, subsidiary undertakings as follows:

                                                  30 June 2005
                                                 As translated
                                   30 June 2006   see Note 1
                                      $'000           $'000
                                   ------------  -------------
Shares in subsidiary undertakings     136,370       136,370
Loan to subsidiary undertaking        464,122       464,122
                                      -------       -------
                                      600,492       600,492
                                      =======       =======

During the year, the Company subscribed INR100,000 (approximately $2,000) for the entire share capital of a newly incorporated company, NDS Services Pay-TV Technology Private Limited, a company incorporated in India. The shares were subsequently transferred to a subsidiary undertaking at cost.

The loan to a subsidiary undertaking had a nominal value of (pound)295 million. It bears no interest and has no repayment date. Accordingly it is regarded as part of the Company's permanent investment in that subsidiary and the amount is shown in U.S. dollars at the rate of exchange prevailing when the loan was originally advanced and is not revalued as at each balance sheet date.

The Company has the following subsidiary undertakings:

                                     Country of    Description of shares held
                                   incorporation         at 30 June 2006            Principal activity
                                   -------------   --------------------------   -------------------------
NDS Limited                        Great Britain   22,000,001 ordinary shares   Provision of technology
                                                   of (pound)1 each             for digital pay- TV and
                                                                                intermediate holding
                                                                                company

News Datacom Limited*              Great Britain   20,000,000 ordinary shares   Provision of conditional
                                                   of (pound)1 each             access technology

NDS Technologies Israel Limited*   Israel          2,840 ordinary shares of     Research and development
                                                   NIS1 each

NDS Americas Inc.                  USA             100 shares of common stock   Marketing, customer
                                                   of no par value              support and operations

NDS Asia Pacific Limited           Hong Kong       2 ordinary shares of HK$1    Marketing and customer
                                                   each                         support

Orbis Technology Limited           Great Britain   1,363,204 ordinary shares    Provision of betting
                                                   of 0.01p each                applications

NT Media Limited*                  Great Britain   15,478 ordinary shares of    Provision of gaming
                                                   (pound)0.01 each             applications

Digi-Media Vision Limited          Great Britain   1 ordinary share of          Licensing of intellectual
                                                   (pound)1                     property and intermediate
                                                                                holding company

NDS Asia Pacific Pty Limited       Australia       2 ordinary shares of A$1     Marketing and customer
                                                   each                         support

NDS Marketing Israel Limited       Israel          100 ordinary shares of       Marketing and customer
                                                   NIS1 each                    support

NDS Beijing Information            China           US$1,000,000 contributed     Research and development
Technology Company                                 capital

NDS Denmark A/S                    Denmark         1,041 Series A shares and    Provision of interactive
                                                   347 Series B Shares with     television applications
                                                   nominal value of
                                                   DKK1,041,000 and
                                                   DKK347,000, respectively

NDS Technologies France SAS*       France          1,404,000 shares of          Development and sale of
                                                   (euro)10 each                middleware

NDS Services Pay-TV*               India           10,000 shares of INR10       Research and development
Technology Private Limited                         each

SVP LA LLC*                        USA             N/A                          Licensing of intellectual
                                                                                property

*    indirect holding

5. Amounts due from subsidiary undertaking

The amounts due from the subsidiary undertaking are interest free and repayable on demand.

6. Cash

Substantially all of the Company's cash has been loaned, interest free and repayable on demand, to a subsidiary undertaking for the development of the NDS group's business.

7. Called-up share capital

Called-up equity share capital of the Company

The Company has two classes of ordinary shares: Series A and Series B. The Series B ordinary shares are all owned by News Corporation. Substantially all of the Series A ordinary shares are held by The Bank of New York as depositary to support American Depositary Shares which are traded on NASDAQ under the symbol "NNDS". News Corporation has no interest in any of the Series A ordinary shares.

The two classes of ordinary shares entitle the holder to the same rights except that the Series A and Series B ordinary shares are entitled to one vote and ten votes per share respectively. The Series B ordinary shares may be converted by the shareholder into Series A ordinary shares, at the instigation of the shareholder at any time. Automatic conversion will occur if any sale, transfer or other disposal results in the cessation of the ultimate beneficial ownership of the Series B ordinary shares being retained by entities controlled by News Corporation.

The Company also has outstanding 42,000,002 Deferred Shares of (pound)1 each, all authorised, issued, called-up and fully paid. The Deferred Shares, all of which are owned by News Corporation, do not entitle the holders thereof to receive notice of, or attend or vote at, meetings of shareholders of the Company, or to receive dividends. Upon liquidation of the Company, the Deferred Shares entitle the holders to repayment of the capital paid up on those shares, but only after each holder of ordinary shares has received (i) the amount paid up on his shares and (ii) an additional sum of $1 million per share.

                                                                                       30 June 2005
                                                                                      As translated
                                                                       30 June 2006     see Note 1
                                                                          $'000           $'000
                                                                       ------------   -------------
Authorised:
48,000,000 Series A ordinary shares of $0.01 each                            480             480
52,000,000 Series B ordinary shares of $0.01 each                            520             520
42,000,002 Deferred Shares of (pound)1 each                               64,103          64,103
                                                                          ------          ------
                                                                          65,013          65,103
                                                                          ------          ------
Ordinary share capital: allotted, issued, called-up and fully paid:
14,873,262 (2005: 13,318,546) Series A ordinary shares of $0.01 each         148             133
42,001,000 Series B ordinary shares of $0.01 each                            420             420
                                                                          ------          ------
Ordinary share capital                                                       568             553
                                                                          ------          ------
Deferred share capital: allotted, issued, called-up and fully paid:
                                                                          ------          ------
42,000,002 Deferred Shares of (pound)1 each                               64,103          64,103
                                                                          ------          ------

During the year ended 30 June 2006, 1,554,716 Series A ordinary shares were issued on exercise of employee share options for cash consideration of $21,769,000. During the year ended 30 June 2005, 1,131,948 Series A ordinary shares were issued on exercise of employee share options for cash consideration of $13,294,000.

Share options

The total Company expense charged to the profit and loss account, net of tax, in accordance with FRS 20: Share-based payment was $1,949,000 (2005, as restated:
$1,034,000).

The following table illustrates the number and weighted average exercise prices of, and movements in, share options held by Directors and employees of the Company during the year:

                                                  Year ended                        Year ended
                                 Year ended      30 June 2006      Year ended      30 June 2005
                                30 June 2006   Weighted average   30 June 2005   Weighted average
                                   Number       exercise price       Number       exercise price
                                ------------   ----------------   ------------   ----------------
Outstanding as at 1 July           729,500         $  18.53          887,149         $13.98
Granted during the year            155,000         $  43.13          145,000         $33.28
Forfeited during the year               --               --          (44,349)        $15.02
Exercised during the year         (316,774)        $13.32 (3)       (258,300)        $11.81(2)
                                   -------         --------          -------         ------
Outstanding as at 30 June(1)       567,726         $  28.15          729,500         $18.53
                                   -------         --------          -------         ------
Exercisable as at 30 June          260,226         $  19.39          498,000         $14.81
                                   -------         --------          -------         ------

(1) Included within this balance are share options over 196,476 (2005: 513,250) Series A ordinary shares for which an expense has not been recognised in accordance with FRS 2 as the share options were granted on or before 7 November 2002 and were vested as at 1 January 2005.

(2) The weighted average share price at the date of exercise for the share options exercised was $33.28.

(3) The weighted average share price at the date of exercise for the share options exercised was $46.47.

For the share options outstanding as at 30 June 2006, the weighted average remaining contractual life was 7.1 years (2005: 5.7 years). The weighted average fair value of share options granted during the year was $29.42 (2005: $23.59).

Share options outstanding at the end of the year have the following exercise prices:

                                                         30 June 2006   30 June 2005
    Grant date          Lapse Date      Exercise Price      Number         Number
-----------------   -----------------   --------------   ------------   ------------
22 May 1997         21 May 2007             $ 8.140              --         32,500
6 April 1998        5 April 2008            $ 8.140              --         88,000
25 March 1999       24 March 2009           $ 9.850              --         88,000
23 November 1999    22 November 2009        $20.000         121,300        200,000
25 September 2000   24 September 2010       $20.000           1,250          5,000
4 October 2001      3 October 2011          $21.900          61,000         61,000
21 November 2002    20 November 2012        $ 6.500          41,250         45,000
5 November 2003     4 November 2013         $17.120          62,500         65,000
22 December 2004    21 December 2014        $32.960          65,000         65,000
4 January 2005      3 January 2015          $33.540          60,426         80,000
1 February 2006     31 January 2016         $43.130         155,000             --
                                                            -------        -------
                                                            567,726        729,500
                                                            -------        -------

Further information concerning share options over Series A ordinary shares is provided in Note 22 to the Company's group financial statements.

8.   Reserves

Movements in the Company's reserves for the year are as follows:

                                 Share     Merger      Capital      Profit and
                                premium   reserve   contribution   loss account    Total
                                 $'000     $'000        $'000          $'000       $'000
                                -------   -------   ------------   ------------   -------
As at 1 July 2005,
  As translated (see Note 1)    219,934    72,997      212,078        170,766     675,775
Prior year adjustment
  (see Note 2)                       --        --           --            357         357
                                -------    ------      -------        -------     -------
As at 1 July 2005,
  As restated                   219,934    72,997      212,078        171,123     676,132
Loss for the financial year          --        --           --         (1,949)     (1,949)
Share options                        --        --           --          2,486       2,486
Shares issued                    21,754        --           --             --      21,754
                                -------    ------      -------        -------     -------
As at 30 June 2006              241,688    72,997      212,078        171,660     698,423
                                -------    ------      -------        -------     -------

The merger reserve represents the excess of the market value of shares issued in connection with a previous business combination over the nominal value of those shares and was created in accordance with section 131 of the Companies Act 1985. The Directors regard the capital contribution as a distributable reserve.

9.   Reconciliation of movements in shareholders' funds

                                                           Year ended     Year ended
                                                          30 June 2006   30 June 2005
                                                              $'000         $'000
                                                          ------------   ------------
Opening shareholders' funds, as translated (see Note 1)      740,431        685,338
Prior year adjustment (see Note 2)                               357             51
                                                             -------        -------
Opening shareholders' funds, as restated                     740,788        685,389
(Loss) profit for the year                                    (1,949)        40,765
Share options                                                  2,486          1,340
Shares issued for cash                                        21,769         13,294
                                                             -------        -------
Closing shareholders' funds                                  763,094        740,788
                                                             -------        -------

Opening shareholders' funds as previously reported amounted to (pound)465,427,000 as at 30 June 2005 and (pound)432,828,000 as at 30 June 2004.

10.  Contingencies

The Company is a defendant in various litigation matters. Details of the litigation are provided in Note 25 to the Company's consolidated financial statements. The Company has also provided various guarantees to support the operations of its subsidiary undertakings. Information regarding other contingent liabilities faced by the NDS group is provided in Note 25 to the Company's group financial statements.

11.  Controlling party

As at 30 June 2006, News Corporation owned approximately 73.9% of the Company's ordinary share capital; its interest in the overall voting capacity of the Company's equity was approximately 96.6%. News Corporation's interest in the Company's shares is held by a wholly owned subsidiary, News UK Nominees Limited. News Corporation is incorporated in the State of Delaware and, by virtue of its control of News UK Nominees Limited, controls the Company.

NDS Group plc

Statement of Directors' Responsibilities in relation to the Group Financial Statements

The Directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable United Kingdom law and those International Financial Reporting Standards as adopted by the European Union.

The Directors are required to prepare group financial statements for each financial year which present fairly the financial position of the group and the financial performance and cash flows of the group for that period. In preparing those financial statements, the Directors are required to:

o    select suitable accounting policies and then apply them consistently;

o present information, including accounting policies, in a manner that provides relevant, reliable, comparable and understandable information; and

o provide additional disclosures when compliance with the specific requirements in IFRS is insufficient to enable users to understand the impact of particular transactions, other events and conditions on the entity's financial position and financial performance; and

o state that the Company has complied with IFRS, subject to any material departures disclosed and explained in the financial statements.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the group and enable them to ensure that the financial statements comply with the Companies Act 1985 and Article 4 of the IAS Regulation. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

NDS Group plc

Independent Auditors' Report to the Shareholders of NDS Group plc

We have audited the Group financial statements of NDS Group plc for the year ended 30 June 2006 which comprise the Group Income Statement, the Group Balance Sheet, the Group Cash Flow Statement, the Group Statement of Recognised Income and Expense and the related notes 1 to 29. These Group financial statements have been prepared under the accounting policies set out therein.

We have reported separately on the parent company financial statements of NDS Group plc for the year ended 30 June 2006 and on the information in the Directors' Remuneration Report that is described as having been audited.

This report is made solely to the Company's members, as a body, in accordance with Section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the Company's members those matters we are required to state to them in an auditors' report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

The directors are responsible for preparing the Annual Report and the Group financial statements in accordance with applicable United Kingdom law and International Financial Reporting Standards (IFRSs) as adopted by the European Union as set out in the Statement of Directors' Responsibilities.

Our responsibility is to audit the Group financial statements in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

We report to you our opinion as to whether the Group financial statements give a true and fair view, the Group financial statements have been properly prepared in accordance with the Companies Act 1985 and Article 4 of the IAS Regulation and whether the information given in the Directors' Report is consistent with the financial statements. We also report to you if, in our opinion, we have not received all the information and explanations we require for our audit, or if information specified by law regarding director's remuneration and other transactions is not disclosed.

We read other information contained in the Annual Report and consider whether it is consistent with the audited Group financial statements. The other information comprises only the Directors' Remuneration Report. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the Group financial statements. Our responsibilities do not extend to any other information.

Basis of audit opinion

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the Group financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the Group financial statements, and of whether the accounting policies are appropriate to the group's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the Group financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the Group financial statements.

Opinion

In our opinion:

o the Group financial statements give a true and fair view, in accordance with IFRSs as adopted by the European Union, of the state of the group's affairs as at 30 June 2006 and of its profit for the year then ended;

o the Group financial statements have been properly prepared in accordance with the Companies Act 1985 and Article 4 of the IAS Regulation; and

o the information given in the directors' report is consistent with the Group financial statements.


Ernst & Young LLP
Registered auditor
London
6 September 2006

NDS Group plc

Group Income Statement

For the year ended 30 June 2006

                                                                   Year ended     Year ended
                                                                  30 June 2006   30 June 2005
                                                          Notes       $'000         $'000
                                                          -----   ------------   ------------
Revenue                                                      3        600,123        556,330
Cost of sales                                                4       (242,837)      (222,350)
                                                            --       --------       --------
Gross profit                                                          357,286        333,980
Administrative expenses                                      6       (228,850)      (254,795)
                                                            --       --------       --------
Group trading profit (1)                                              128,436         79,185
Losses on investments                                        7             --           (559)
                                                            --       --------       --------
Group operating profit (2)                                   8        128,436         78,626
Bank interest income                                                   15,897          9,773
Interest expense                                                         (451)           (54)
Other finance expenses - pensions                           26           (242)          (213)
                                                            --       --------       --------
Profit before taxation                                                143,640         88,132
Tax expense                                                  9        (44,997)       (25,656)
                                                            --       --------       --------
Profit for the year attributable to equity shareholders                98,643         62,476
                                                                     --------       --------
Earnings per share                                          10
Basic earnings per share                                            $    1.76      $    1.14
Diluted earnings per share                                          $    1.70      $    1.09

(1) Group trading profit is the measure used by management to assess the operations of the business and is stated before non-recurring transactions, interest, other finance expenses and taxes.

(2) Group operating profit represents profit before interest, other finance expenses and taxes.

NDS Group plc

Group Statement of Recognised Income and Expense

For the year ended 30 June 2006

                                                                       Year ended     Year ended
                                                                      30 June 2006   30 June 2005
                                                              Notes       $'000          $'000
                                                              -----   ------------   ------------
Income and expense recognised directly in equity
Exchange differences on retranslation of foreign operations                4,113          (375)
Actuarial gains (losses) on defined benefit pension plan        26           277        (2,471)
                                                               ---       -------        ------
                                                                           4,390        (2,846)
Tax benefit taken directly to equity                             9        14,976         4,487
                                                               ---       -------        ------
Net gain recognised directly in equity                                    19,366         1,641
Profit for the year                                                       98,643        62,476
                                                               ---       -------        ------
Total recognised income and expense for the year                23       118,009        64,117
                                                               ===       =======        ======

NDS Group plc

Group Balance Sheet

As at 30 June 2006

                                                                      30 June 2006   30 June 2005
                                                              Notes      $'000          $'000
                                                              -----   ------------   ------------
Non-current assets
Property, plant and equipment                                   11        46,239         33,962
Intangible assets                                               12       140,573        141,639
Other receivables                                                          6,681             --
Deferred tax assets                                              9        20,959         10,845
                                                               ---       -------        -------
                                                                         214,452        186,446
                                                               ---       -------        -------
Current assets
Inventories                                                     13        39,340         41,508
Trade and other receivables                                     14       155,447        118,369
Income tax receivable                                                      1,411             --
Other financial assets                                          15       184,401             --
Cash and short-term deposits                                    16       320,636        339,791
                                                               ---       -------        -------
                                                                         701,235        499,668
                                                                         -------        -------
Total assets                                                             915,687        686,114
                                                                         -------        -------
Current liabilities
Trade and other payables                                        17       96,620          76,861
Deferred income                                                 18       45,492          47,175
Income tax payable                                                       19,039           4,070
Provisions                                                      20           --           1,141
                                                               ---       -------        -------
                                                                         161,151        129,247
                                                                         -------        -------
Non-current liabilities
Deferred income                                                 18       134,529         87,353
Other liabilities                                               19         5,387          3,781
Provisions                                                      20         2,484          1,674
Defined benefit pension plan deficit                            26         7,914          8,561
                                                               ---       -------        -------
                                                                         150,314        101,369
                                                                         -------        -------
Total liabilities                                                        311,465        230,616
                                                               ---       -------        -------
Net assets                                                               604,222        455,498
                                                               ===       =======        =======
Capital and reserves
Share capital at nominal value                                  21        64,671         64,656
Share premium                                                   23       241,688        219,934
Other reserves                                                  23       285,075        285,075
Foreign currency translation reserve                            23         3,738           (375)
Retained earnings (deficit)                                     23         9,050       (113,792)
                                                               ---       -------        -------
Total equity                                                    23       604,222        455,498
                                                               ===       =======        =======

NDS Group plc

Group Cash Flow Statement

Year ended 30 June 2006

                                                                       Year ended     Year ended
                                                                      30 June 2006   30 June 2005
                                                              Notes      $'000          $'000
                                                              -----   ------------   ------------
Operating activities
Group operating profit                                                 128,436           78,626
Adjustments to reconcile group operating profit to net
  cash inflows from operating activities:
Depreciation of property, plant and equipment                   11      17,058           15,405
Amortisation of intangible assets                               12       9,453           12,349
Share-based payments                                            22       8,946           17,057
Other compensation costs                                        12       2,206               --
Losses on investments                                            7          --              559
Movements in assets and liabilities:
    Change in inventories                                                2,168           (6,947)
    Change in receivables                                              (50,080)           5,165
    Change in deferred income                                           45,493           36,664
    Change in other liabilities                                         22,973          (27,263)
                                                                       -------          -------
Cash generated from operations                                         186,653          131,615
Income taxes paid                                                      (27,955)         (23,379)
Interest paid                                                             (188)             (54)
                                                                       -------          -------
Net cash flow from operating activities                                158,510          108,182
                                                                       -------          -------
Investing activities
Interest received                                                       13,226            9,510
Purchases of property, plant and equipment                      11     (29,068)         (20,087)
Purchases of intangible assets                                  12        (950)            (497)
Proceeds from sale of property, plant and equipment                        602               39
Proceeds from sale of investments                                           --              264
Acquisitions, net of cash acquired                              12      (3,118)             (17)
Purchase of financial assets                                    15    (184,401)              --
                                                                       -------          -------
Net cash flow from investing activities                               (203,709)         (10,788)
                                                                       -------          -------
Financing activities
Proceeds from issue of shares                                   21      21,769           13,294
                                                                       -------          -------
(Decrease) increase in cash and cash equivalents                       (23,430)         110,688
Effect of exchange rates on cash and cash equivalents                    4,275              483
Cash and cash equivalents at the beginning of the year          16     339,791          228,620
                                                               ---     -------          -------
Cash and cash equivalents at the end of the year                16     320,636          339,791
                                                               ---     -------          -------

There were no non-cash transactions during the year ended 30 June 2006 (2005:
none).

NDS Group plc

Notes to the Group Financial Statements

1. Authorisation of financial statements and statement of compliance with IFRS

These group financial statements of NDS Group plc (the "Company") for the year ended 30 June 2006 were authorised for issue by the Company's Board of the Directors on 6 September 2006. NDS Group plc is a public limited company domiciled in the United Kingdom, incorporated in Great Britain and registered in England & Wales. The company's Series A ordinary shares are traded in the form of American Depositary Receipts on The NASDAQ Stock Market ("NASDAQ") and were also listed on the Euronext market in Brussels, Belgium as at 30 June 2006.

These group financial statements have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union ("IFRS") as they apply to the Group for the year ended 30 June 2006, applied in accordance with the provisions of the Companies Act 1985. These group financial statements are also consistent with International Financial Reporting Standards as issued by the International Accounting Standards Board. The principal accounting policies adopted in these group financial statements are set out in
Note 2.

The Company's ultimate controlling party is News Corporation, which taken together with its subsidiary and associated undertakings is referred to herein as "News Corporation".

2. Accounting policies

Basis of preparation

This is the first year in which the Company has prepared its consolidated financial statements under IFRS and the comparatives have been restated from UK Generally Accepted Accounting Practice (UK GAAP) to comply with IFRS. The reconciliations to IFRS from the previously published UK GAAP financial statements are summarised in Note 29. These financial statements are presented in US dollars, the functional currency of the parent company,

The accounting policies which follow set out those policies which apply in preparing the financial statements for the year ended 30 June 2006.

The group financial statements are presented in US Dollars and all values are rounded to the nearest thousand dollars ($'000) except when otherwise indicated.

Basis of consolidation

The group financial statements consolidate the financial statements of NDS Group plc and the entities it controls (its subsidiaries, together, the "Group") drawn up to 30 June each year.

Subsidiaries are consolidated from the date of their acquisition, being the date on which the Group obtains control, and continue to be consolidated until the date that such control ceases. Control comprises the power to govern the financial and operating policies of the investee so as to obtain benefit from its activities and is achieved through direct or indirect ownership of voting rights; currently exercisable or convertible potential voting rights; or by way of contractual agreement. The financial statements of subsidiaries are prepared for the same reporting year as the parent company, using consistent accounting policies. All inter-company balances and transactions, including unrealised profits arising from them, are eliminated.

Foreign currency translation

These financial statements are presented in US dollars. The functional currency of each of the entities of the Group is the currency of the primary economic environment in which each entity operates.

On 1 July 2005, the functional currency for the certain entities of the Group was changed to US dollars from UK pounds sterling. The change in functional currency to US dollars reflects the fact that the majority of the entities' transactions, assets and liabilities are denominated in that currency and majority of the cash is held in US dollars. The functional currency for the entities in which the majority of the Group's transactions are recorded are now in line with the US dollar presentation currency of the Group.

Transactions in foreign currencies are initially recorded in the functional currency by applying the spot exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency rate of exchange ruling at the balance sheet date. All differences are taken to the income statement, except for differences on monetary assets and liabilities that form part of the Group's net investment in a subsidiary entity. These are taken directly to equity until the disposal of the net investment, at which time they are recognised in profit or loss.

The assets and liabilities of entities whose functional currency is not the US dollar are translated into dollars at the rate of exchange ruling at the balance sheet date. Income and expenses are translated at weighted average exchange rates for the year. The resulting exchange differences are taken directly to equity. On disposal of an entity whose functional currency is not the US dollar, the deferred cumulative amount recognised in equity relating to that particular operation is recognised in the income statement.

Goodwill

Business combinations on or after 1 July 2004 are accounted for under IFRS 3 using the purchase method. Any excess of the cost of the business combination over the Group's interest in the net fair value of the identifiable assets, liabilities and contingent liabilities is recognised in the balance sheet as goodwill and is not amortised. To the extent that the net fair value of the acquired entity's identifiable assets, liabilities and contingent liabilities is greater than the cost of the investment, a gain is recognised immediately in the income statement. Goodwill recognised as an asset as at 30 June 2004 is recorded at its carrying amount under UK GAAP and is not amortised.

After initial recognition, goodwill is stated at cost less any accumulated impairment losses, with the carrying value being reviewed for impairment, at least annually and whenever events or changes in circumstances indicate that the carrying value may be impaired.

For the purpose of impairment testing, goodwill is allocated to the related cash-generating units monitored by management, usually at statutory company level. Where the recoverable amount of the cash-generating unit is less than its carrying amount, including goodwill, an impairment loss is recognised in the income statement.

The carrying amount of goodwill allocated to a cash-generating unit is taken into account when determining the gain or loss on disposal of the unit, or of an operation within it.

Intangible assets

Intangible assets are carried at cost less accumulated amortisation and accumulated impairment losses. Intangible assets which do not meet the recognition criteria of IAS 18 primarily comprise internally generated intellectual property rights.

Intangible assets acquired separately from a business are carried initially at cost. An intangible asset acquired as part of a business combination is recognised outside goodwill if the asset is separable or arises from contractual or other legal rights and its fair value can be measured reliably.

Intangible assets with a finite life are amortised on a straight line basis over their expected useful lives. The useful lives are considered on a case-by-case basis and have ranged from three to ten years.

The carrying value of intangible assets is reviewed for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable.

Property, plant and equipment

Property, plant and equipment is stated at cost less accumulated depreciation and accumulated impairment losses. Such cost includes costs directly attributable to making the asset capable of operating as intended.

Depreciation is provided on all property, plant and equipment, at rates calculated to write off the cost, less estimated residual value based on prices prevailing at the balance sheet date, of each asset evenly over its expected useful life. Leasehold improvements are depreciated over the lesser of their useful life or period of the lease. The expected useful life of equipment and furniture is between two and five years.

The carrying values of property, plant and equipment are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable.

Leases

Leases where the lessor retains substantially all the risks and benefits of ownership of the asset are classified as operating leases and rentals payable, net of incentives, are charged in the income statement on a straight line basis over the lease term. Incentive payments related to leasehold improvements are deferred and recorded in the group income statement on a straight-line basis over the primary term of the lease. Cash received under such incentive arrangements is included within net cash provided by operating activities.

Impairment of assets

The Group assesses at each reporting date whether there is an indication that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Group makes an estimate of the asset's recoverable amount. An asset's recoverable amount is the higher of an asset's or cash-generating unit's fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Impairment losses of continuing operations are recognised in the income statement in those expense categories consistent with the function of the impaired asset.

An assessment is made at each reporting date as to whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. If such indication exists, the recoverable amount is estimated. A previously recognised impairment loss, other than impairment related to goodwill, is reversed only if there has been a change in the estimates used to determine the asset's recoverable amount since the last impairment loss was recognised. If that is the case the carrying amount of the asset is increased to its recoverable amount. That increased amount cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in profit or loss. After such a reversal the depreciation charge is adjusted in future periods to allocate the asset's revised carrying amount, less any residual value, on a systematic basis over its remaining useful life.

Financial assets

Financial assets in the scope of IAS 39 held by the Group are classified as financial assets at fair value through profit or loss or as available-for-sale financial assets, as appropriate. The Group determines the classification of its financial assets at initial recognition and re-evaluates this designation at each financial year end. When financial assets are recognised initially, they are measured at fair value, being the transaction price plus, in the case of financial assets not at fair value through profit or loss, directly attributable transaction costs. The subsequent measurement of financial assets depends on their classification, as follows:

Financial assets at fair value through profit or loss

Financial assets classified as held for trading and other assets designated as such on inception are included in this category. Financial assets are classified as held for trading if they are acquired for sale in the short term. Derivatives are also classified as held for trading unless they are designated as hedging instruments. Assets are carried in the balance sheet at fair value, and gains or losses on financial assets at fair value through profit or loss are recognised in the income statement.

Available-for-sale financial assets

Available-for-sale financial assets are those non-derivative financial assets that are designated as such. After initial recognition available-for sale financial assets are measured at fair value with gains or losses being recognised as a separate component of equity until the investment is derecognised or until the investment is determined to be impaired at which time the cumulative gain or loss previously reported in equity is included in the income statement.

Other receivables

Other receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market, do not qualify as trading assets and have not been designated as either fair value through profit and loss or available for sale. Such assets are carried at amortised cost using the effective interest method if the time value of money is significant. Gains and losses are recognised n income when the loans and receivables are derecognised or impaired, as well as through the amortisation process.

Fair values

The fair value of quoted investments is determined by reference to bid prices at the close of business on the balance sheet date. Where there is no active market, fair value is determined using valuation techniques. These include using recent arm's length market transactions; reference to the current market value of another instrument which is substantially the same; discounted cash flow analysis and pricing models. Otherwise assets will be carried at cost.

Impairment of financial assets

The Group assesses at each balance sheet date whether a financial asset or group of financial assets is impaired.

Assets carried at amortised cost

If there is objective evidence that an impairment loss on loans and receivables carried at amortised cost has been incurred, the amount of the loss is measured as the difference between the asset's carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset's original effective interest rate (i.e. the effective interest rate computed at initial recognition). The carrying amount of the asset is reduced, with the amount of the loss recognised in administration costs.

Available-for-sale financial assets

If an available-for-sale financial asset is impaired, an amount comprising the difference between its cost (net of any principal payment and amortisation) and its fair value is transferred from equity to the income statement. Reversals of impairment losses on debt instruments are reversed through the income statement, if the increase in fair value of the instrument can be objectively related to an event occurring after the impairment loss was recognised in profit or loss. Reversals in respect of equity instruments classified as available-for-sale are not recognised in the income statement.

Inventories

Inventories are stated at the lower of cost (calculated on a first-in, first-out basis) and net realisable value. Cost represents purchase price and, in respect of manufactured or processed items, includes an appropriate proportion of production overheads. Net realisable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.

Contract work-in-progress represents the cost of purchased goods and services and the direct labour cost of work undertaken for customer contracts, where such costs can be clearly related to development and integration work for which the associated revenue has not been recognised.

Trade and other receivables

Trade receivables, which generally have 30 to 120 day terms, are recognised and carried at the lower of their original invoiced value and recoverable amount. Where the time value of money is material, receivables are carried at amortised cost. Provision is made when there is objective evidence that the Group will not be able to recover balances in full. Balances are written off when the probability of recovery is assessed as being remote.

Cash and cash equivalents

Cash and short-term deposits in the balance sheet comprise cash at banks and in hand and short-term deposits with an original maturity of three months or less.

Income taxes

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities, based on tax rates and laws that are enacted or substantively enacted by the balance sheet date.

Deferred income tax is recognised on all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements, with the following exceptions:

o where the temporary difference arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss;

o in respect of taxable temporary differences associated with investments in subsidiaries, where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future; and

o deferred income tax assets are recognised only to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, carried forward tax credits or tax losses can be utilised.

Deferred income tax assets and liabilities are measured on an undiscounted basis at the tax rates that are expected to apply when the related asset is realised or liability is settled, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Income tax is charged or credited directly to equity if it relates to items that are credited or charged to equity. Current tax benefits realised on the exercise of employee share options and the deferred tax assets in respect of share options recognised in excess of the cumulative amount recorded in the group income statement are also credited to equity. Otherwise income tax is recognised in the income statement.

Provisions

A provision is recognised when the Group has a legal or constructive obligation as a result of a past event and it is probable that an outflow of economic benefits will be required to settle the obligation.

Derecognition of financial assets and liabilities

Financial assets

A financial asset (or, where applicable a part of a financial asset or part of a group of similar financial assets) is derecognised where:

o    the rights to receive cash flows from the asset have expired;

o the Group retains the right to receive cash flows from the asset, but has assumed an obligation to pay them in full without material delay to a third party under a `pass-through' arrangement; or

o the Group has transferred its rights to receive cash flows from the asset and either (a) has transferred substantially all the risks and rewards of the asset, or (b) has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

Where the Group has transferred its rights to receive cash flows from an asset and has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the asset is recognised to the extent of the Group's continuing involvement in the asset. Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

Financial liabilities

A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires.

Where an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, such that the difference in the respective carrying amounts together with any costs or fees incurred are recognised in profit or loss.

Pensions and other post-retirement benefits

The Group makes contributions for the benefit of employees to defined contribution schemes. The amount charged to the profit and loss account in respect of pension costs is the contributions payable in the year. Differences between contributions payable in the year and contributions actually paid are shown either as accruals or as prepayments in the balance sheet.

Certain current and former employees are members of defined benefit pension schemes operated for the benefit of certain employees of News Corporation. It is not possible to determine the assets and liabilities of the schemes relating to the obligations of the Group to current and former employees. Accordingly, the amounts recorded in the profit and loss account are the contributions payable in the year, as determined by third party actuaries. Differences between contributions payable in the year and contributions actually paid are shown either as accruals or as prepayments in the balance sheet.

The Group also has certain liabilities to a small number of current and former employees who are members of a UK defined benefit pension scheme. The cost of providing benefits under the defined benefit plan is determined using the projected unit credit method, which attributes entitlement to benefits to the current period (to determine current service cost) and to the current and prior periods (to determine the present value of defined benefit obligation) and is based on actuarial advice. Past service costs are recognised in profit or loss on a straight-line basis over the vesting period or immediately if the benefits have vested. When a settlement (eliminating all obligations for benefits already accrued) or a curtailment (reducing future obligations as a result of a material reduction in the scheme membership or a reduction in future entitlement) occurs the obligation and related plan assets are re-measured using current actuarial assumptions and the resultant gain or loss recognised in the income statement during the period in which the settlement or curtailment occurs.

The interest element of the defined benefit cost represents the change in present value of scheme obligations resulting from the passage of time, and is determined by applying the discount rate to the opening present value of the benefit obligation, taking into account material changes in the obligation during the year. The expected return on plan assets is based on an assessment made at the beginning of the year of long-term market returns on scheme assets, adjusted for the effect on the fair value of plan assets of contributions received and benefits paid during the year. The difference between the expected return on plan assets and the interest cost is recognised in the income statement as other finance income or expense.

Actuarial gains and losses are recognised in full in the statement of recognised income and expense in the period in which they occur.

The defined benefit pension asset or liability in the balance sheet comprises the total for each plan of the present value of the defined benefit obligation (using a discount rate based on high quality corporate bonds), less any past service cost not yet recognised and less the fair value of plan assets out of which the obligations are to be settled directly. Fair value is based on market price information and in the case of quoted securities is the published bid price. The value of a net pension benefit asset is restricted to the sum of any unrecognised past service costs and the present value of any amount the Group expects to recover by way of refunds from the plan or reductions in the future contributions.

Revenue recognition

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received, excluding discounts, rebates, VAT and other sales taxes or duty. Because of the absence of relevant guidance within IFRS, the Group has followed applicable guidance contained within the body of literature comprising United States generally accepted accounting principles ("US GAAP"). References to technical documents below are to US GAAP literature.

Revenue is recognised when persuasive evidence of an arrangement exists, the fees are fixed or determinable, the product or service has been delivered and collectability is assured. The Directors consider the terms of each arrangement to determine the appropriate accounting treatment.

Where an arrangement includes more than incidental software elements, the Group follows Statement of Position 97-2: "Software Revenue Recognition" ("SOP 97-2"). Where an arrangement does not involve the supply of software and that arrangement is separate from an arrangement for the supply of software, the Group follows Staff Accounting Bulletin No. 104: "Revenue Recognition," ("SAB 104") and Emerging Issues Task Force Issue No. 00-21: "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). As the Group's business develops, other accounting guidance may become applicable.

Many of the Group's contracts contain multiple deliverables. Where an arrangement is accounted for under SOP 97-2, revenue from delivered elements is deferred until such time as the Directors have vendor specific objective evidence of the value of the undelivered elements. Where the only undelivered element is post-contract support and the Directors do not have vendor specific objective evidence of the value of that post-contract support, the revenue from the entire arrangement is recognised over the term of the support period. Where an arrangement is accounted for under SAB 104 and EITF 00-21, the Directors consider whether the various deliverables should be considered separate units of accounting. In such circumstances, revenues from these arrangements are recognised based on the relative fair values of all the elements. Where fair value of delivered items cannot be determined, but the fair value of the undelivered elements can be determined, the fair value of the undelivered elements is deferred and the residual revenue is allocated to delivered elements. Where it is not possible to allocate consideration to separate deliverables in the manner prescribed by the accounting literature, revenue is deferred until all items have been delivered.

Smart cards and security maintenance revenue

Most of the arrangements under which the Group generates revenue from the sale of smart cards and the provision of security maintenance services are accounted for under SAB 104 and EITF 00-21. Revenue derived from sales of smart cards is recognised upon delivery of the smart cards in accordance with contractual terms. Appropriate provision is made for warranty and similar arrangements agreed with customers. For some contracts, the Group receives fees from platform operators for the maintenance of security of the conditional access system for a specified duration. These revenues are recognised over the term of the security contract in the period in which the security maintenance activities are performed. In some instances, the maintenance of security includes a requirement to replace a population of smart cards with a supply of "changeover cards" which is considered a separate unit of accounting. In such instances, an amount of the maintenance income is deferred and is recognised when the changeover cards are delivered. The amount of such maintenance revenue to be deferred is based on the fair value of the undelivered future changeover cards.

Software revenue

Apart from the arrangements for the supply of smart cards and security maintenance services referred to above, most of the other arrangements under which the Group generates revenue involve the supply of software and are accounted for under SOP 97-2. Revenue is deferred until all elements have been delivered or until the Group has vendor specific objective evidence of the fair value of the undelivered elements. Set-top box royalty income may continue to arise after all elements of an arrangement have been delivered. Such revenue is recognised when it is fixed or determinable, and this is typically when the Group receives reports from the platform operator or the set-top box manufacturer of the number of units manufactured or deployed.

Deferred income

Revenue billed but not recognised is recorded in the Group's consolidated balance sheet as deferred income. Where the revenue is expected to be recognised within one year of the balance sheet date, the deferred income is classified as a current liability; otherwise it is classified as a non-current liability.

Set out below is a summary of how the Group applies the policies to the different types of commercial arrangements and the various revenue streams identified by management as important to an understanding of the results of operations:

Conditional access revenues

The conditional access revenue stream comprises revenues from the sale of smart cards and the provision of security maintenance services to customers using the Group's established technologies. Most of the arrangements for the supply of smart cards and the provision of security services are separate from arrangements for the supply of the initial broadcast platform and do not involve the supply of software. Accordingly, they are accounted for under the principles of SAB 104 and EITF 00-21.

Conditional access - Smart cards

Smart cards are hardware devices which the Group sells to platform operators for distribution to and use by their subscribers. Revenue derived from sales of smart cards is recognised upon delivery of the smart cards in accordance with contractual terms. Appropriate provision is made for warranty and similar arrangements agreed with customers.

Conditional access - Security services

For some contracts, the Group receives fees from platform operators for the maintenance of security of conditional access systems for a specified duration which is typically between 24 and 48 months. Such services provide the platform operator with a greater level of security than would be obtained by simply relying on the security features contained within the smart card. Fees are received over the duration of the agreed service period and are related to the number of subscribers or authorised smart cards of the relevant broadcast platform. These revenues are recognised over the term of the security contract in the period in which the security maintenance activities are performed. In some instances, the maintenance of security includes a requirement to replace a population of smart cards with a supply of "changeover cards" which is considered a separate unit of accounting. In such instances, an amount of maintenance income is deferred and recognised when the changeover cards are delivered. The amount of revenue to be deferred is based on the fair value of the undelivered future changeover cards. The estimate of the amount of revenue to be deferred requires management to make assessments of the timing of the card changeover, the volume of changeover cards to be supplied and the fair value of revenue per unit for those changeover cards.

Integration, development and support revenues

The arrangements under which the Group generates integration, development and support revenues typically involve the supply of software and are therefore accounted for in accordance with SOP 97-2. Such arrangements may involve multiple deliverables. In order to determine when the Group can recognise revenue under these arrangements, management assesses whether all the elements contained within the arrangement have been delivered. If there are undelivered elements, management have to consider whether vendor specific objective evidence exists as to the value of the undelivered elements. Where no such vendor specific objective evidence is available, the Group defers recognising revenue until all items have been delivered. Where the only undelivered element relates to post-contract support, the Group recognises all revenue arising from the arrangement over the period over which post-contract support is provided. Revenue recognised is allocated to the appropriate revenue stream within the income statement. The assessment of these matters is complex and requires management to assess whether the value attributed to undelivered elements is supported by adequate vendor specific objective evidence. As a result of applying these accounting policies, revenue may be recognised after the technology has been deployed commercially by the platform operator or content owner.

License fees and royalty revenues

License fee and royalty revenue is earned from the supply of software and accordingly is accounted for in accordance with SOP 97-2. Royalties are generally a function of the quantity of set-top boxes manufactured or deployed, which in turn is dependent upon the ability of the platform operator or service provider to generate new subscribers. The arrangements under which the Group earns royalty income and the application of SOP 97-2 to those arrangements typically result in revenues being recognised over a period of several years after the underlying software has been delivered. Subject to the other criteria of SOP 97-2 having been met, revenues are recognised when the Group has sufficiently reliable evidence of the volumes of set-top boxes manufactured or deployed. This is typically one to three months after actual manufacture or deployment.

New technologies

Management distinguishes between revenues from "established technologies" and revenues from "new technologies". Categorised as revenues from established technologies are revenue from conditional access, middleware and program guide technologies and fees from the customisation and integration of those technologies into head-end systems and set-top boxes. Revenues from these technologies are allocated between the three different revenue streams identified above. Aggregated under a separate "new technologies" revenue stream are all revenues which the Group derives from digital video recording ("DVR") technologies, technologies involving the distribution of video content over broadband networks ("IPTV"), interactive infrastructure and applications, and games and gaming. As the business develops, management will consider whether these groupings of revenue remain appropriate.

Interest income

Interest income comprises interest on cash, cash equivalents and other financial assets and is recognised on an accruals basis.

Research and development

Research and development costs are expensed as incurred.

Government incentives

The Group benefits from various government incentives in certain countries in which it operates. The Group has received grants from the Government of the State of Israel towards the cost of certain plant, property and equipment. Such grants are treated as a reduction in the cost of the related asset. The Group has received grants from the French Government and the European Union towards the cost of certain research and development projects. Such grants are treated as a reduction in research and development costs in the group income statement. In certain jurisdictions, the Group benefits from reduced tax rates and/or the benefit of certain tax allowances. Such benefits reduce the Group's tax expense.

Government incentives are recognised when it is reasonable to expect that the benefits will be received and that all related conditions will be met, usually on submission of a valid claim for payment.

Share-based payments

The cost of equity-settled transactions with employees is measured by reference to the fair value at the date at which they are granted and is recognised as an expense over the vesting period, which ends on the date on which the relevant employees become fully entitled to the award. Fair value is determined by the Directors using an appropriate pricing model. In valuing equity-settled transactions, no account is taken of any vesting conditions, other than conditions linked to the price of the shares of the Group (market conditions).

No expense is recognised for awards that do not ultimately vest, except for awards where vesting is conditional upon a market condition, which are treated as vesting irrespective of whether or not the market condition is satisfied, provided that all other performance conditions are satisfied.

At each balance sheet date before vesting, the cumulative expense is calculated, representing the extent to which the vesting period has expired and management's best estimate of the achievement or otherwise of non-market conditions and the number of equity instruments that will ultimately vest or in the case of an instrument subject to a market condition, be treated as vesting as described above. The movement in cumulative expense since the previous balance sheet date is recognised in the income statement, with a corresponding entry in equity.

Where the terms of an equity-settled award are modified or a new award is designated as replacing a cancelled or settled award, the cost based on the original award terms continues to be recognised over the original vesting period. In addition, an expense is recognised over the remainder of the new vesting period for the incremental fair value of any modification, based on the difference between the fair value of the original award and the fair value of the modified award, both as measured on the date of the modification. No reduction is recognised if this difference is negative.

Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any cost not yet recognised in the income statement for the award is expensed immediately. Any compensation paid up to the fair value of the award at the cancellation or settlement date is deducted from equity, with any excess over fair value being treated as an expense in the income statement.

The Group has applied the provisions of IFRS 1 in respect of equity-settled awards so as to apply IFRS 2 only to those equity-settled awards granted after 7 November 2002 that had not vested before 1 January 2005.

New standards and interpretations not applied

The IASB and IFRIC have issued the following standards and interpretations which potentially affect the Group, with an effective date after the date of these financial statements:

                                                                      Effective date
                                                                      --------------
International Financial Reporting Standards
IFRS 7   Financial Instruments: Disclosures                             1 July 2007
IAS 1    Amendment - Presentation of Financial Statements:
         Capital Disclosures                                            1 July 2007
IAS 39   Fair Value Option                                              1 July 2006
IAS 39   Amendment to IAS 39 and IFRS 4 - Financial Guarantee
         Contracts                                                      1 July 2006

                                                                      Effective date
                                                                      --------------
International Financial Reporting Interpretations Committee (IFRIC)
IFRIC 4   Determining whether an arrangement contains a lease           1 July 2006
IFRIC 8   Scope of IFRS 2                                               1 July 2006

The Directors do no anticipate that the adoption of these standards and interpretations will have a material impact on the Group's financial statements in the period of initial application.

3. Revenue and interest income

Revenue and interest income recognised in the income statement is analysed as follows:

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Conditional access                                      350,667        339,414
Integration, development and support                     46,903         52,636
License fees and royalties                               88,686         71,443
New technologies                                        106,193         85,945
Other                                                     7,674          6,892
                                                        -------        -------
Total revenue                                           600,123        556,330
Bank interest income                                     15,897          9,773
                                                        -------        -------
Total revenue and interest income                       616,020        566,103
                                                        =======        =======

4. Cost of sales

Cost of sales recognised in the income statement is analysed as follows:

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Smart cards                                              83,021        131,466
Operations and support                                  139,987         75,666
Royalties                                                15,035         13,198
Other                                                     4,794          2,020
                                                        -------        -------
                                                        242,837        222,350
                                                        =======        =======

5. Segment information

Primary reporting format

The Group operates through a number of subsidiaries. There is a common management structure across the Group, which ensures that the various entities operate in a co-ordinated and complementary manner. The business is managed as a single operating unit or segment, being the supply of open end-to-end digital technology and services to digital pay-television platform operators and content providers. This single segment is considered to be the primary segment under IAS 14.

Secondary reporting format
Revenue by geographical destination

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
UK                                                      163,804        151,083
Europe and the Middle East                              126,157        108,454
North America                                           215,856        183,420
Latin America                                            37,395         59,224
Asia-Pacific                                             56,911         54,149
                                                        -------        -------
                                                        600,123        556,330
                                                        =======        =======

The Group's operations are situated in the UK, Europe, Israel, the United States and the Asia-Pacific region. Most of the Group's contracts with customers are entered into with the Group's principal operating company, NDS Limited, a UK subsidiary. Many of the costs of the overseas operations are recharged to UK subsidiaries.

Total assets by geographical location

                                   UK     Europe   Israel   United States   Asia-Pacific    Total
                                 $'000     $'000    $'000       $'000           $'000       $'000
                                -------   ------   ------   -------------   ------------   -------
As at 30 June 2006
Total assets                    775,217   30,386   70,184       25,778         14,122      915,687
                                -------   ------   ------       ------         ------      -------
As at 30 June 2005
Total assets                    557,774   28,210   60,253       28,772         11,105      686,114
                                -------   ------   ------       ------         ------      -------

Capital expenditure by geographical location

                                   UK     Europe   Israel   United States   Asia-Pacific    Total
                                 $'000     $'000    $'000       $'000           $'000      $'000
                                -------   ------   ------   -------------   ------------   ------
Year ended 30 June 2006
Plant, property and equipment    10,750    1,969    5,978       5,992           4,379      29,068
Intangible assets                   950       --       --          --              --         950
                                 ------    -----    -----       -----           -----      ------
Total capital expenditure        11,700    1,969    5,978       5,992           4,379      30,018
                                 ------    -----    -----       -----           -----      ------
Year ended 30 June 2005
Plant, property and equipment     6,030    1,087    6,668       2,846           3,456      20,087
Intangible assets                   497       --       --          --              --         497
                                 ------    -----    -----       -----           -----      ------
Total capital expenditure         6,527    1,087    6,668       2,846           3,456      20,584
                                 ------    -----    -----       -----           -----      ------

6. Administrative expenses

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Research and development                               146,427        173,328
Sales and marketing                                     30,899         26,672
General and administration                              43,444         45,270
Amortisation of intangible assets                        9,453         12,349
Foreign exchange gains                                  (1,373)        (2,824)
                                                       -------        -------
                                                       228,850        254,795
                                                       =======        =======

7. Losses on investments

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Impairment of investments                                 --            (568)
Profit on sale of investments                             --               9
                                                         ---            ----
Total losses on investments                               --            (559)
                                                         ===            ====

During the year ended 30 June 2005, The Group sold certain investments that were designated as available for sale. The remaining investment was written down to zero as the market value of the remaining investment was negligible and the Directors consider the diminution in value to be permanent.

8. Group operating profit

Elements of operating expenses

This is stated after charging (crediting):

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Depreciation of plant, property and equipment           17,058         15,405
Amortisation of intangible assets                        9,453         12,349
                                                        ------         ------
Total depreciation and amortisation expense             26,511         27,754
                                                        ======         ======
Cost of inventories recognised as an expense            83,021        131,466
  Including reversals of impairments of
    inventories due to higher than expected demand        (887)          (183)
                                                        ======         ======
Auditors' remuneration:
  - Audit services                                         902            853
  - Audit-related regulatory services                      258             82
  - Non-audit services                                      39             21
                                                        ------         ------
                                                         1,199            956
                                                        ======         ======

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Government grants credited to operating expenses         5,300             --
Minimum lease payment recognised as operating
  lease expenses in respect of buildings                16,118         15,414

Staff costs

The average monthly number of employees (including Directors) for the year ended 30 June 2006 was 2,765 (2005: 2,247). Their aggregate remuneration comprised:

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                        $'000           $'000
                                                     ------------   ------------
Wages, salaries and benefits                            213,928        180,978
Social security costs                                    19,416         16,804
Pension costs                                             8,975          9,571
Share-based compensation                                  8,946         17,057
                                                        -------        -------
                                                        251,265        224,410
                                                        =======        =======

Details of amounts paid to Directors and gains on exercise of share options are given in the table entitled "Directors' Remuneration" in the Directors' Remuneration Report.

Pension costs

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Defined contribution schemes                             8,094          8,753
Other defined benefit schemes                              679            646
UK defined benefit scheme                                  178            172
                                                         -----          -----
                                                         8,951          9,571
                                                         =====          =====

Most UK employees of the Company are eligible for membership of the News International Pension Plan, a defined contribution scheme operated for the benefit of certain UK employees of News Corporation. The Group also makes contributions to other defined contribution pension plans. There were no pension contributions to the defined contribution scheme which were unpaid or prepaid as at 30 June 2006 or 30 June 2005.

Certain employees are eligible for membership of defined benefit pension schemes operated for the benefit of certain employees of News Corporation. The amounts recorded in the group income statement are the contributions payable in the year, as determined by third party actuaries. No contributions to this scheme were unpaid or prepaid as at 30 June 2006 or 30 June 2005.

Further information about the UK defined benefit pension scheme is given in Note 26.

9. Taxation

Tax on profit on ordinary activities

Tax charged in the income statement

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Current tax
UK Corporation tax on profits for the year              39,868         19,477
Adjustments in respect of prior periods                    (63)          (987)
Double tax relief                                       (3,557)        (4,073)
UK current tax charge                                   36,248         14,417
Overseas taxation on profits for the year                9,816          8,624
                                                       -------         ------
Total current tax charge                                46,064         23,041
                                                       -------         ------
Deferred tax
Origination and reversal of temporary differences       (1,067)         2,615
                                                       -------         ------
Total tax charge in the income statement                44,997         25,656
                                                       -------         ------
Tax charged (credited) directly to equity
Actuarial gains and losses on pension schemes               84           (742)
Tax benefits on equity based compensation               (6,653)        (1,591)
Deferred tax credit in the statement of recognised
  income and expense                                    (6,569)        (2,333)
Current tax benefit in the statement of recognised
  income and expense                                    (8,407)        (2,154)
                                                       -------         ------
Total tax benefit in the statement of recognised
  income and expense                                   (14,976)        (4,487)
                                                       =======         ======

Reconciliation of the total tax charge

The tax expense in the income statement for each year is different from the standard rate of corporation tax in the UK of 30% (2005: 30%). The differences are reconciled below:

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Profit on ordinary activities before taxation          143,640         88,132
  UK statutory tax rate                                     30%            30%
Prima facie tax charge at the UK statutory rate
  of 30%                                                43,092         26,440
Effect of different tax rates on profits earned
  outside of the UK                                       (569)        (1,444)
Permanent differences                                    1,177          1,514
Losses for which no effective relief is available        1,360            133
Tax over-provided in prior years                           (63)          (987)
                                                       -------         ------
Total tax charge                                        44,997         25,656
                                                       -------         ------
Effective tax rate                                        31.3%          29.1%
                                                       =======         ======

Unrecognised tax losses

The Group has tax losses which arose in France of approximately $22 million (2005: $18 million) that are available indefinitely for offset against future taxable profits of the entities in which the losses arose. Deferred tax assets have not been recognised in respect of these losses as they may not be used to offset taxable profits elsewhere in the Group and they have arisen in entities that have been loss-making for some time. Additionally, the Group has approximately $2 million 2005: $2 million) of UK capital losses available to offset future capital gains arising in the UK. Deferred tax assets have not been recognised in respect of these losses as no transactions are reasonably foreseeable which would result in the use of these capital losses.

Temporary differences associated with group investments At 30 June 2006, there was no recognised deferred tax liability (2005: Nil) for taxes that would be payable on the un-remitted earnings of certain of the Group's subsidiaries, as the Group has determined that undistributed profits of its subsidiaries will not be distributed in the foreseeable future. Calculation of the unrecognised deferred tax liability for temporary differences related to these earnings is not practicable. Undistributed earnings of foreign subsidiaries considered to be indefinitely reinvested amounted to approximately $80 million as at 30 June 2006 (2005: $38 million).

Deferred tax

The deferred tax asset included in the consolidated balance sheet is as follows:

                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Temporary differences on accrued expenses                4,527          2,639
Temporary differences on share-based payments           12,407          4,411
Temporary differences on property, plant and
  equipment                                              2,417          1,225
Temporary differences on intangible assets                (766)            --
Temporary differences on pension deficit                 2,374          2,570
                                                        ------         ------
                                                        20,959         10,845
                                                        ======         ======

The deferred tax included in the group income statement is as follows:

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Temporary differences on accrued expenses                  366         (1,278)
Temporary differences on share-based payments           (1,343)        (1,993)
Temporary differences on property, plant and
  equipment                                                (91)           381
Temporary differences on intangible assets                (147)            --
Temporary differences on pension deficit                   148            301
Temporary differences on financial assets and
  liabilities                                               --            366
Temporary differences on deferred income                    --          2,356
Benefit of losses carried forward                           --          2,482
                                                        ------          -----
                                                        (1,067)         2,615
                                                        ======          =====

The movement in the deferred tax is as follows:

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Balance, beginning of year                              10,845         11,233
Credited (charged) to the Group income statement,
  as analyzed above                                      1,067         (2,615)
Credited to the statement of recognised income and
  expense, as analyzed above                             6,569          2,333
Business combinations                                     (917)            --
Transfers from current tax                               3,091             --
Foreign exchange movements                                 304           (106)
                                                        ------         ------
Balance, end of year                                    20,959         10,845
                                                        ======         ======

10. Earnings per share

Basic earnings per share is calculated as profit for the year attributable to equity shareholders divided by the weighted average number of ordinary shares in issue in each period. The interests of ordinary shareholders may be diluted due to the existence of share options granted to employees. The dilutive effect of potential shares has been calculated using the treasury method and as such, is a function of the average share price in each period. The Company's Series A and Series B ordinary shares have equal rights except in respect of voting and as such have equal weighting in the calculation of net income per share and equal earnings per share.

The numerator for the calculations of earnings per share is profit for the year attributable to equity shareholders. The denominator for the calculations is the weighted average numbers of shares, as follows:

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                     ------------   ------------
Weighted average number of shares in issue            56,082,819     54,758,479
Dilutive potential ordinary shares in respect of
  employee share options                               1,820,771      2,541,427
Diluted weighted average number of shares             57,903,590     57,299,906
Anti-dilutive options excluded from calculation          971,168         55,042

11. Property, plant and equipment

                                             Leasehold     Equipment
                                           improvements   & furniture    Total
                                               $'000         $'000       $'000
                                           ------------   -----------   -------
Cost
At 1 July 2004                                19,025         87,779     106,804
Additions                                      1,774         18,313      20,087
Disposals                                     (6,528)       (18,572)    (25,100)
Foreign exchange adjustment                     (114)          (656)       (770)
                                              ------         ------     -------
At 30 June 2005                               14,157         86,864     101,021
Additions                                      9,245         19,823      29,068
Acquisitions                                      --             21          21
Disposals                                     (1,687)        (7,453)     (9,140)
Foreign exchange adjustment                      665          1,588       2,253
                                              ------         ------     -------
At 30 June 2006                               22,380        100,843     123,223
                                              ======         ======     =======
Depreciation
At 1 July 2004                                12,330         65,002      77,332
Provided during the year                       3,033         12,372      15,405
Disposals                                     (6,523)       (18,538)    (25,061)
Foreign exchange adjustment                      (90)          (527)       (617)
                                              ------         ------     -------
At 30 June 2005                                8,750         58,309      67,059
Provided during the year                       3,222         13,836      17,058
Disposals                                     (1,545)        (6,993)     (8,538)
Foreign exchange adjustment                      412            993       1,405
                                              ------         ------     -------
At 30 June 2006                               10,839         66,145      76,984
                                              ======         ======     =======
Net book value
30 June 2006                                  11,541         34,698      46,239
30 June 2005                                   5,407         28,555      33,962
1 July 2004                                    6,695         22,777      29,472
                                              ======         ======     =======

Additions in the year ended 30 June 2006 are stated net of capital government grants of $1.0 million (2005: $1.5 million).

12. Intangible assets

                                                        Intellectual
                                           Goodwill   property rights    Total
                                             $'000         $'000         $'000
                                           --------   ---------------   ------
Cost
At 1 July 2004                              96,088        73,952        170,040
Additions                                       --           497            497
Foreign exchange adjustment                 (2,986)       (2,258)        (5,244)
                                            ------        ------        -------
At 30 June 2005                             93,102        72,191        165,293
Additions                                       --           950            950
Acquisitions                                   916         3,054          3,970
Foreign exchange adjustment                  3,256           314          3,570
                                            ------        ------        -------
At 30 June 2006                             97,274        76,509        173,783
                                            ======        ======        =======
Amortisation
At 1 July 2004                                  --        12,271         12,271
Amortisation during the year                    --        12,349         12,349
Foreign exchange adjustment                     --          (966)          (966)
                                            ------        ------        -------
At 30 June 2005                                 --        23,654         23,654
Amortisation during the year                    --         9,453          9,453
Foreign exchange adjustment                     --           103            103
                                            ------        ------        -------
At 30 June 2006                                 --        33,210         33,210
                                            ======        ======        =======
Net book value
30 June 2006                                97,274        43,299        140,573
30 June 2005                                93,102        48,537        141,639
1 July 2004                                 96,088        61,681        157,769
                                            ======        ======        =======

Business combination

In September 2005, a subsidiary company acquired the entire share capital of NT Media Limited, a UK company whose business is the development of gaming applications, for initial consideration of $3.2 million (including legal costs and stamp duty of $0.2 million) paid in cash. The acquisition had no significant impact on the result and cash flows of the Group for the year ended 30 June 2006. The fair value of assets and liabilities acquired was as follows:

                                                                      Fair value
                                                                           $'000
                                                                      ----------
Cash                                                                       67
Other current assets                                                      347
Other intangibles                                                       3,054
Property, plant and equipment                                              21
Current liabilities                                                      (303)
Other liabilities                                                        (917)
                                                                        -----
Net assets                                                              2,269
                                                                        =====
Goodwill arising on acquisition                                           916
                                                                        -----
                                                                        3,185
                                                                        =====
Discharged by:
Cash                                                                    2,946
Associated costs settled in cash                                          239
                                                                        -----
                                                                        3,185
                                                                        =====

The intangible assets acquired comprise intellectual property rights which are being amortised over their expected useful lives of five years.

The purchase agreements provided that additional consideration of up to $4.3 million may be payable in cash, contingent upon the business achieving certain targets through September 1, 2008. The Directors' have concluded that the nature of the contingencies is such that the additional consideration should be treated as payment for services provided by certain employees of NT Media Limited following the business combination, rather than as additional purchase consideration. Of this contingent consideration, $2.2 million has been recognised as a liability within the group balance sheet as at 30 June 2006 and recorded as an expense within the group income statement for the year ended 30 June 2006. It is expected that any further amounts of additional contingent consideration will be recorded within the group income statement when the contingencies have been resolved.

Impairment tests for goodwill

IAS 36 Impairment of Assets requires that a cash-generating unit ("CGU") to which goodwill has been allocated should be tested whenever there is an indication that the unit may be impaired. Goodwill recognised by the Group has been allocated to one of two CGUs: "Orbis/NT Media" and "NDS, excluding Orbis/NT Media". The Directors test goodwill annually for impairment, or more frequently if there are indicators that goodwill might be impaired. The recoverable amount of a CGU is based on a value in use calculation, derived from the Group's internal four year forecasts. The Directors do not re-compute the recoverable amount of each CGU annually if all of the following criteria are met: the components of the CGU have not changed since the last calculation; the previous recoverable amount exceeded the carrying amount of the CGU by a substantial margin; and, no evidence exists to indicate that the current recoverable amount of the CGU would be less than its current carrying amount.

The carrying amount of goodwill as at 30 June 2006 allocated to the NDS, excluding Orbis/NT Media CGU totalled $19,460,000 (2005; $19,460,000) and that allocated to the Orbis/NT Media CGU totalled $77,814,000 (2005; $73,642,000). The key assumptions in the value in use calculations were:

o    Revenue growth rates used in the four year plans: 2 -- 15%;

o     Operating cost growth rates used in the four year plans: 5 - 12%;

o     Discount rate: 18%;

o Rates of growth in cash generating unit beyond four year forecast period (terminal growth rate): 2.5%.

Revenue growth rates used in the four year forecasts are based on management's estimate of growth in the markets served, taking into account the expected growth profile of the customers' subscriber bases and the expected revenues from new technologies. The discount rates are based on the Group's weighted average cost of capital adjusted to reflect management's estimate of the specific risk profile associated with the cash flow projections for each CGU. Rates of growth in cash generating unit beyond four year forecast period are based on the long-term growth rates of the markets in which the Group operates

Sensitivity to changes in assumptions

With regard to the assessment of value in use of the NDS excluding Orbis/NT Media CGU, the Directors believe that no reasonable changes in the key assumptions above would cause the carrying value of the CGU to exceed its recoverable amount. For the Orbis/NT Media CGU, there are reasonable possible changes in key assumptions which would cause the carrying value of the unit to exceed its recoverable amount. In particular, a 1% decline in revenue growth in years two to four would reduce the value in use by $5.4million. Overall, a 2.4% reduction in the revenue growth for years two to four would cause the carrying value of the CGU to exceed its recoverable amount.

There was no impairment charge in either of years ended 30 June 2006 or 30 June 2005.

13. Inventories

                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Unprocessed smart cards and their components            35,068         36,649
Other smart card inventory                               2,731          1,670
Contract work-in-progress                                1,541          3,189
                                                        ------         ------
                                                        39,340         41,508
                                                        ======         ======

Unprocessed smart cards and their components are considered to be in the state of work-in-progress. Other smart card inventory represents smart cards shipped to customers but for which revenue had not been recognised as at the balance sheet date. There is no significant difference between the balance sheet value of stock and its replacement cost.

Cost of inventories recognised as an expense in the year ended 30 June 2006 was $83,021,000 (2005: $131,466,000), including reversals of impairments of inventories due to higher than expected demand in the year ended 30 June 2006 of $887,000 (2005: $183,000).

14. Trade and other receivables

                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Trade receivables                                        97,716         73,588
Accrued income                                           37,050         25,391
Value Added Tax and similar taxes recoverable             1,587          2,281
Other debtors                                             2,063          1,314
Prepaid expenses                                         17,031         15,795
                                                        -------        -------
                                                        155,447        118,369
                                                        =======        =======

15. Other financial assets

                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Bank deposits                                           184,401          --
                                                        =======         ===

Bank deposits consist of cash deposits with banks with original maturities of greater than three months. The effective interest rate earned on bank deposits ranges between 5.1% and 5.4%. The carrying amount of these assets approximates to fair value.

16. Cash and short-term deposits

                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Short-term deposits                                      83,600        212,754
Freely available cash at bank and in hand               237,036        127,037
                                                        -------        -------
Total cash and cash equivalents                         320,636        339,791
                                                        =======        =======

Short-term deposits consist of cash deposits with banks with original maturities of up to three months. The effective interest rate earned on bank deposits ranges between 2% and 5.05% in 2006 and 2005. The carrying amount of these assets approximate to fair value.

17. Trade and other payables

                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Trade payables                                          26,966          18,336
Payroll taxes and social security                        7,472           5,699
Value Added Tax and similar taxes payable                6,917           3,942
Other creditors                                          2,373           3,857
Accrued payroll costs                                   26,647          25,069
Accrued expenses                                        26,245          19,958
                                                        ------          ------
                                                        96,620          76,861
                                                        ======          ======

18. Deferred income

                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Deferred security fees                                  134,129         87,941
Advance receipts and other deferred income               45,892         46,587
                                                        -------        -------
Total deferred income                                   180,021        134,528
                                                        -------        -------
Included within current liabilities                      45,492         47,175
Included within non-current liabilities                 134,529         87,353
                                                        -------        -------
                                                        180,021        134,528
                                                        =======        =======

19. Other liabilities

In certain countries in which the Group operates, principally Israel, it is required to make severance payments to employees leaving employment in most circumstances. The severance payment is based on month's pay (calculated using the latest monthly salary) for each year of service. These severance payment obligations are funded by payments to funds held by third party investment managers under approved plans. A liability is recognised in the financial statements for amounts payable that are not covered by assets held by third party investment managers.

The gross liability and the value of assets held by third party investment managers are:

                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Value of assets held by third party investment
  managers                                               25,244         20,374
Gross severance pay liability                           (30,631)       (24,155)
                                                        -------        -------
Net liability                                            (5,387)        (3,781)
                                                        =======        =======

Because the gross liability reflects the contracts of employment, it is denominated in US dollars, whereas the assets held by third party investment managers are regulated by the Israeli Government and are denominated in Israeli shekels. Accordingly, the net liability is subject to fluctuations depending on the relative values of the US dollar and Israeli shekel.

20. Provisions

                                                                 Onerous
                                                Payroll taxes     leases
                                                (Non-current)   (Current)    Total
                                                        $'000      $'000     $'000
                                                -------------   ---------   ------
At 1 July 2005                                      1,674          1,141     2,815
Charged to income statement                           708            652     1,360
Excess provision released to income statement          --           (225)     (225)
Used                                                   --         (1,572)   (1,572)
Foreign exchange movement                             102              4       106
                                                    -----         ------    ------
At 30 June 2006                                     2,484             --     2,484
                                                    =====         ======    ======

The provision for payroll taxes relates to National Insurance on share options. The Group has granted options to certain UK employees under share option schemes. UK law levies Employer's National Insurance contributions on the gains made by employees upon exercise of certain options. Provision is made over the vesting period of relevant options based on the prevailing National Insurance rate and the difference between the market value of the underlying shares at the balance sheet date (being $46.55 per share) and the option exercise price. A similar liability to National Insurance arises on undistributed, fully vested assets held by an employee benefits trust, which will crystallise when the assets are distributed.. The provision is expected to be utilised over the life of the options of 6.9 years. The provision would have been approximately $0.2 million higher had the share price been 10% higher than that prevailing on 30 June 2006.

The provision for onerous leases is in respect of leased properties which are surplus to the Group's requirements. In the year ended 30 June 2001, the Directors decided to abandon its leased premises at Heathrow, England which the Group vacated in September 2000. Additional provisions were made in the years through 30 June 2004, as the Group was unable to assign the lease back to a former tenant. During the year ended 30 June 2005, the Group committed to reoccupy most of the premises and reversed a part of the provision previously made. The Group reoccupied part of the premises in October 2005; the remaining part of the premises was assigned to a third party in the year ended 30 June 2006 and the remaining part of the provision was reversed. All amounts accrued and reversed have been included within general and administrative expenses in the group income statement. Additionally, in November 2005, the Group consolidated its U.S. operations at a single facility at Costa Mesa, California and abandoned its two previous premises in California. An provision for obligations from the cease use date until the termination of the leases of those two abandoned properties was recorded during the year ended 30 June 2006 in the group income statement within cost of sales - operations.

21. Authorised and issued share capital

The Company has two classes of ordinary shares: Series A and Series B. The Series B ordinary shares are all owned by News Corporation. Substantially all of the Series A ordinary shares are held by The Bank of New York as depositary to support American Depositary Shares which are traded on NASDAQ under the symbol "NNDS". News Corporation has no interest in any of the Series A ordinary shares.

The two classes of ordinary shares entitle the holder to the same rights except that the Series A and Series B ordinary shares are entitled to one vote and ten votes per share respectively. The Series B ordinary shares may be converted by the shareholder into Series A ordinary shares, at the instigation of the shareholder at any time. Automatic conversion will occur if any sale, transfer or other disposal results in the cessation of the ultimate beneficial ownership of the Series B ordinary shares being retained by entities controlled by News Corporation.

The Company also has outstanding 42,000,002 Deferred Shares of (pound)1 each, all of which are owned by News Corporation. The Deferred Shares do not entitle the holders thereof to receive notice of, or attend or vote at, meetings of shareholders of the Company, or to receive dividends. Upon liquidation of the Company, the Deferred Shares entitle the holders to repayment of the capital paid up on those shares, but only after each holder of ordinary shares has received (i) the amount paid up on his shares and (ii) an additional sum of $1 million per share.

By virtue of its ownership of all the Series B ordinary shares, as at 30 June 2006 News Corporation (a Delaware corporation) owned 73.9% of the Company's equity and controlled 96.6% of the votes.

Authorised share capital

                                                    30 June 2006    30 June 2005
                                                        $'000          $'000
                                                    ------------    ------------
Authorised:
48,000,000 Series A ordinary shares of $0.01 each         480            480
52,000,000 Series B ordinary shares of $0.01 each         520            520
42,000,002 Deferred shares of (pound)1 each            64,103         64,103
                                                       ------         ------
                                                       65,103         65,103
                                                       ======         ======

Allotted, issued, called-up and fully paid share capital

                                                Year ended     Year ended     Year ended     Year ended
                                               30 June 2006   30 June 2006   30 June 2005   30 June 2005
                                                  Number         $'000          Number          $'000
                                               ------------   ------------   ------------   ------------
Series A ordinary shares
At 1 July                                       13,318,546          133       12,186,598           122
Issued on exercise of employee share options     1,554,716           15        1,131,948            11
                                                ----------       ------       ----------        ------
At 30 June                                      14,873,262          148       13,318,546           133
                                                ----------       ------       ----------        ------
Series B ordinary shares
At 1 July and 30 June                           42,001,000          420       42,001,000           420
                                                ----------       ------       ----------        ------
Deferred Shares
At 1 July and 30 June                           42,000,002       64,103       42,000,002        64,103
                                                ----------       ------       ----------        ------
Total share capital
At 1 July                                                        64,656                         64,645
At 30 June                                                       64,671                         64,656
                                                                 ======                         ======

During the year ended 30 June 2006, 1,554,716 Series A ordinary shares were issued on exercise of employee share options for cash consideration of $21,769,000. During the year ended 30 June 2005, 1,131,948 Series A ordinary shares were issued on exercise of employee share options for cash consideration of $13,294,000.

22. Share - based payments

The Company has three executive share option schemes under which share options have been granted to certain Directors, Executive Officers and employees: The NDS 1997 Executive Share Option Scheme (the "1997 scheme"), The NDS 1999 Executive Share Option Scheme (the "1999 unapproved scheme") and The NDS UK Approved Share Option Scheme (the "1999 approved scheme"). The provisions of each scheme are substantially the same, except that the 1999 approved scheme is approved by the U.K. Inland Revenue for the purposes of granting U.K. employees share options over shares in the Company which are free from income tax in the hands of the employee under certain circumstances. Following the creation of the 1999 unapproved scheme, no further options have been granted under the 1997 scheme. The schemes provide for the grant of options to purchase Series A ordinary shares in the Company with a maximum term of ten years. Share options granted under the schemes vest in equal portions over a four-year period. The schemes authorise options to be granted subject to a maximum of 10% of the ordinary shares of the Company in issue at the date of grant.

In addition, the Company has operated employee share ownership schemes in the United Kingdom, Israel and the United States. These enabled employees to enter into a fixed-term savings contract with independent financial institutions linked to an option to subscribe for Series A ordinary shares in the Company. The option price was set at a discount of between 15% and 20% of the quoted closing price of the Series A ordinary shares on The NASDAQ Stock Market ("NASDAQ") on the last trading day before the announcement of the schemes. These schemes have now matured and as at 30 June 2006 there are no options outstanding under these employee share ownership schemes.

All employees are entitled to participate in the plans, however (with the exception of the employee share ownership schemes which are open to all), management determines to whom and how many options are granted. The Company's obligations under all share option schemes have been settled by issuing new Series A ordinary shares. There are no performance criteria associated with any share option grants, other than continuing employment by the Group.

The expense recognised for equity settled share-based payments (share options) in respect of employees' services received during the year ended 30 June 2006 was $8,946,000 (2005: $17,057,000).

The following table illustrates the number and weighted average exercise prices of, and movements in, share options during the year:

                                                  Year ended                        Year ended
                                 Year ended      30 June 2006      Year ended      30 June 2005
                                30 June 2006   Weighted average   30 June 2005   Weighted average
                                   Number       exercise price       Number       exercise price
                                ------------   ----------------   ------------   ----------------
Outstanding as at 1 July           4,337,513        $18.17          4,843,457        $14.60
Granted during the year              941,666        $43.13            721,365        $32.78
Forfeited during the year            (33,702)       $20.05            (95,361)       $21.66
Exercised during the year         (1,554,716)       $14.00(3)      (1,131,948)       $11.92(2)
                                   ---------        ------          ---------        ------
Outstanding as at 30 June (1)      3,690,761        $26.28          4,337,513        $18.17
                                   ---------        ------          ---------        ------
Exercisable as at 30 June          2,150,299        $21.01          2,872,296        $19.02
                                   =========        ======          =========        ======

(1)   Included within this balance are share options over 1,249,460 (2005:
      2,803,498) Series A ordinary shares for which an expense has not been recognised in accordance with IFRS 2 as the share options were granted on or before 7 November 2002 and were vested as at 1 January 2005.

(2) The weighted average share price at the date of exercise for the share options exercised was $32.63.

(3) The weighted average share price at the date of exercise for the share options exercised was $43.57.

For the share options outstanding as at 30 June 2006, the weighted average remaining contractual life was 6.9 years (2005: 6.0 years). The weighted average fair value of share options granted during the year was $29.42 (2005: $23.59).

Share options outstanding at the end of the year have the following exercise prices:

                                             Exercise   30 June 2006   30 June 2005
Grant date               Lapse Date            Price       Number         Number
----------------------   -----------------   --------   ------------   ------------
22 May 1997              21 May 2007          $ 8.140       88,993          260,041
6 April 1998             5 April 2008         $ 8.140      111,198          275,169
25 March 1999            24 March 2009        $ 9.850      148,299          332,956
5 May 1999               4 May 2009           $ 9.850           --            2,000
23 November 1999         22 November 2009     $20.000      322,903          571,584
25 January 2000          24 January 2010      $43.000        7,750           11,500
28 April 2000            27 April 2010        $56.875        9,645            9,645
25 September 2000        24 September 2010    $20.000        1,250            8,750
5 December 2000          4 December 2010      $60.000       13,474           13,474
4 October 2001           3 October 2011       $21.900      487,731          740,945
13 March 2002            12 March 2012        $16.950           --            5,900
3 June 2002              2 June 2012          $11.400        5,000            5,000
1 September 2002         28 February 2006     $ 8.096           --          284,857
21 November 2002         20 November 2012     $ 6.500      125,946          167,852
9 January 2003           8 January 2013       $ 7.530      109,875          148,950
10 February 2003         9 February 2013      $ 7.490           --            1,000
5 November 2003          4 November 2013      $17.120      663,881          785,217
1 July 2004              30 June 2014         $25.150       25,000           25,000
22 December 2004         21 December 2014     $32.960      549,348          587,250
4 January 2005           3 January 2015       $33.540       60,426           80,000
8 April 2005             7 April 2015         $33.700       19,743           20,423
1 February 2006          31 January 2016      $43.130      940,299               --
                         ----------------     -------    ---------        ---------
                                                         3,690,761        4,337,513
                                                         =========        =========

The fair value of each share option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The fair values of share options granted during the year were estimated using the following assumptions:

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000         $'000
                                                     ------------   ------------
Risk free interest rate                                    4.5%           4.2%
Dividend yield                                              --             --
Expected volatility                                         72%            80%
Expected life of share options                             6.3            6.3
                                                         years          years
Share price                                             $43.13         $32.78

The weighted average risk-free rate is the average interest rates of U.S. Government Bonds of comparable term to the share options on the dates of the share option grants. The dividend yield is assumed to be nil because the Company has not paid, and the Directors do not currently expect to pay, a dividend. Expected volatility is derived from historical volatility of the Company's American Depositary Shares as quoted on NASDAQ. The expected life of share options granted is derived from the historical activity of the Company's share options and represents the period of time that share options granted are expected to be outstanding. The share options were granted at an exercise price equal to the closing market price on the last trading day before the date of grant.

During the year ended 30 June 2005, the terms of certain options were modified, as described below:

In recognition of his contribution to the Group, the Remuneration Committee of the Company's Board of Directors ("the Remuneration Committee") modified the terms of certain vested share options held by the previous Chief Financial Officer such that those share options could have been exercised at any time prior to 20 September 2005 rather than lapsing on his departure in October 2004. The additional expense arising as a result of this modification and recorded in the year ended 30 June 2005 was $206,000. The additional expense was calculated using the Black-Scholes option pricing model and assuming a share price of $27.01, a risk free interest rate of 1.9%, a dividend yield of nil, expected volatility of 81% and an expected option life of 0.5 years.

On 27 June 2005, the Remuneration Committee approved the acceleration of vesting of unvested out-of-the-money share options granted under the Company's share option plans. The affected share options were those with exercise prices greater than $32.50 per share, which was the closing price of the Company's Series A ordinary shares (as traded on NASDAQ in the form of American Depositary Shares) on 21 June 2005. As a result of this action, the vesting of approximately 551,000 previously unvested share options was accelerated and those share options became immediately exercisable. The action did not accelerate the vesting of any of the unvested share options held by Directors, the Chief Executive Officer or the Chief Financial Officer. The additional expense arising as a result of this modification and recorded in the year ended 30 June 2005 was $9,508,000, being the unamortized fair value of the original grant as at the date of modification. No incremental fair value arose on the modification; this was determined by using the Black-Scholes option pricing model and assuming a share price of $32.50, a risk free interest rate of 3.9%, a dividend yield of nil, expected volatility of 77% and an expected option life of 4.8 years.

23. Reconciliation of movements in equity

                                                                                    Foreign
                                                                                    currency     Retained
                                                    Share     Share      Other    translation    earnings    Total
                                                   capital   premium   reserves     reserve     (deficit)    equity
                                                    $'000     $'000      $'000       $'000        $'000      $'000
                                                   -------   -------   --------   -----------   ---------   -------
At 1 July 2004                                      64,645   206,651    285,075         --      (195,341)   361,030
Total recognised income and expense for the year        --        --         --       (375)       64,492     64,117
Exercise of share options                               11    13,283         --         --            --     13,294
Share-based payment                                     --        --         --         --        17,057     17,057
                                                    ------   -------    -------      -----       -------    -------
At 30 June 2005                                     64,656   219,934    285,075       (375)     (113,792)   455,498
Total recognised income and expense for the year        --        --         --      4,113       113,896    118,009
Exercise of share options                               15    21,754         --         --       -------     21,769
Share-based payment                                     --        --         --         --         8,946      8,946
                                                    ------   -------    -------      -----       -------    -------
At 30 June 2006                                     64,671   241,688    285,075      3,738         9,050    604,222
                                                    ======   =======    =======      =====       =======    =======

Other reserves comprise a UK statutory merger reserve ($72,997,000) which is not distributable and a capital contribution ($212,078,000) which is distributable.

The foreign currency translation reserve is used to record exchange differences arising from the translation of the financial statements of entities whose functional currency is not the US dollar. In accordance with IFRS 1, the foreign currency translation reserve was set to nil as at 1 July 2004.

24. Commitments

Capital commitments

Capital expenditure authorised but not committed was $1.3 million (2005: $2.3 million). Capital expenditure contracted for but not provided for in the financial statements amounted to $nil (2005: $4.0 million).

Lease commitments

The Group occupies buildings held on short-term operating leases. The minimum payments due under these leases are as follows:

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Within 1 year                                            18,987         17,028
Between 2 and 5 years                                    64,216         62,785
Later than 5 years                                       47,300         66,486
                                                        -------        -------
Total                                                   130,503        146,299
                                                        =======        =======

Of the total amount as at 30 June 2005, $1.1m was included within provisions in respect of premises identified as surplus to requirements.

Purchase commitments

As at 30 June 2006, there were binding obligations to purchase smart cards of $58.9 million, of which $6.0 million was due between two and five years, with the balance due within one year (2005: $33.9 million, due within one year).

25. Contingent liabilities

Litigation

Echostar Litigation

On 6 June 2003, Echostar Communications Corporation, Echostar Satellite Corporation, Echostar Technologies Corporation and Nagrastar L.L.C. (collectively, "Echostar") filed an action against the Company in the United States District Court for the Central District of California. Echostar filed an amended complaint on 8 October 2003, which purported to allege claims for violation of the Digital Millennium Copyright Act ("DMCA"), the Communications Act of 1934 ("CA"), the Electronic Communications Privacy Act, the Computer Fraud and Abuse Act, California's Unfair Competition statute and the federal RICO statute. The complaint also purported to allege claims for civil conspiracy, misappropriation of trade secrets and interference with prospective business advantage. The complaint sought injunctive relief, unspecified compensatory and exemplary damages and restitution. On 22 December 2003, all of the claims were dismissed by the court, except for the DMCA, CA and unfair competition claims, and the court limited these claims to acts allegedly occurring within three years of the filing of Echostar's original complaint.

After Echostar filed a second amended complaint, the Company filed a motion to dismiss this complaint on 31 March 2004. On 21 July 2004, the court issued an order directing Echostar to, among other things, file a third amended complaint within ten days correcting various deficiencies noted in the second amended complaint. Echostar filed its third amended complaint on 4 August 2004. On 6 August 2004, the court ruled that the Company was free to file a motion to dismiss the third amended complaint, which the Company did on 20 September 2004. The hearing occurred on 3 January 2005. On 28 February 2005, the court issued an order treating the Company's motion to dismiss as a motion for a more definite statement, granting the motion and giving Echostar until 30 March 2005 to file a fourth amended compliant correcting various deficiencies noted in the third amended complaint. On 30 March 2005, Echostar filed a fourth amended complaint, which the Company moved to dismiss. On 27 July 2005, the court granted in part and denied in part the Company's motion to dismiss, and again limited Echostar's surviving claims to acts allegedly occurring within three years of the filing of Echostar's original complaint. The Company's management believe these surviving claims are without merit and intends to vigorously defend against them.

On 24 October 2005, the Company filed its Amended Answer with Counterclaims, alleging that Echostar misappropriated the Company's trade secrets, violated the Computer Fraud and Abuse Act and engaged in unfair competition. On 8 November 2005, Echostar moved to dismiss the Company's counterclaims for conversion and claim and delivery, arguing that these claims were pre-empted and time-barred. Echostar also moved for a more definite statement of the Company's trade secret misappropriation claim. On 8 December 2005, the court granted in part and denied in part Echostar's motion to dismiss and for a more definite statement, but granted the Company leave to file amended counterclaims. On 13 December 2005, the Company filed a Second Amended Answer with Counterclaims, which Echostar answered on 27 December 2005. The court has set this case to go to trial in April of 2008.

The International Electronic Technology Corp. Litigation

On 18 April 1997, International Electronic Technology Corp. ("IETC") filed suit in the United States District Court for the Central District of California against the Company's customers, Hughes, DIRECTV, Inc. and Thomson Consumer Electronics, Inc., alleging infringement of one U.S. patent and seeking unspecified damages and injunction.

Although not a party to this case, the Company has assumed the defence and agreed to indemnify the named defendants. The defendants have raised defences, including non-infringement and invalidity. On 22 September 2005, the court issued an order construing certain terms in the patent as a matter of law, after an extensive delay due to the death of two judges previously assigned to the case. Following receipt of the claim construction order, defendants notified IETC that they intended to file a motion for summary judgment of non-infringement based on the claim construction. During a status conference with the court on 9 January 2006, IETC requested that defendants' motion be deferred to permit it to seek additional document discovery. The court denied this request, and ordered IETC to make its request in response to defendants' summary judgment motion. Defendants' motion for summary judgment was filed on 30 January 2006. On 9 March 2006, the court granted defendants' motion, and judgment for defendants was entered on 24 March 2006. IETC has filed a notice of appeal to the United States Court of Appeals for the Federal Circuit, and served its appeal brief in late June 2006.

Sogecable Litigation

On 25 July 2003, Sogecable, S.A. and its subsidiary Canalsatellite Digital, S.L., Spanish satellite broadcasters and customers of Canal+ Technologies SA (together, "Sogecable"), filed an action against the Company in the United States District Court for the Central District of California. Sogecable filed an amended complaint on 9 October 2003, which purported to allege claims for violation of the DMCA and the federal RICO statute. The amended complaint also purported to allege claims for interference with contract and prospective business advantage. The complaint sought injunctive relief, unspecified compensatory and exemplary damages and restitution. On 22 December 2003, all of the claims were dismissed by the court. Sogecable filed a second amended complaint. The Company filed a motion to dismiss the second amended complaint on 31 March 2004. On 23 July 2004, the court heard oral argument on the motion and advised that a formal ruling should be issued by early August. On 4 August 2004, the court issued an order dismissing the second amended complaint in its entirety. Sogecable had until 4 October 2004 to file a third amended complaint. On 1 October 2004, Sogecable notified the court that it would not be filing a third amended complaint, but would appeal the court's entry of final judgment dismissing the suit to the United States Ninth Circuit Court of Appeals. Sogecable has filed a brief on appeal. The Company's opposition was filed on 22 August 2005, and Sogecable filed its reply on 6 September 2005.

Barry Thomas litigation

On 28 November 2005, Barry W. Thomas filed a complaint alleging infringement of United States Patent No. 4,777,354 by DIRECTV, Inc., its parent The DIRECTV Group, Inc., and the National Rural Telecommunications Cooperative in the United States Distinct Court for the Western District of North Carolina, Charlotte Division, captioned "Barry W. Thomas v. DIRECTV, Inc., et al., No. 3:05CV496-K (W.D.N.C.)." Although not a party to this case, the Company has assumed a share in the cost of DIRECTV, Inc.'s defence.

On 24 February 2006, Mr. Thomas voluntarily dismissed his complaint against The DIRECTV Group, Inc., but not his complaint against DIRECTV, Inc. On 27 February 2006, DIRECTV, Inc. filed an Answer and Counterclaims where, among other things, DIRECTV, Inc. denied Mr. Thomas's allegations of infringement and alleged that the patent is invalid, unenforceable, and that Mr. Thomas's cause of action is barred by the equitable doctrine of laches. The case is currently in the discovery phase, with no schedule for pre-trial proceedings or a trial date set by the Court. The Company believes Mr. Thomas's claims are without merit and intends to vigorously defend this matter.

The costs of dealing with all these matters have been expensed as incurred. Any further costs incurred will be recorded in financial statements for future periods.

Government grants

A subsidiary company has received grants from the Government of the State of Israel towards the cost of certain capital expenditure. If the conditions of the grants are not complied with, the grants may be required to be refunded, in whole or in part, with interest from the date of receipt. The major conditions relating to a grant concern the maintenance of adequate non-distributable reserves and retention of the associated assets for a set period of time. The cumulative amount received and receivable to 30 June 2006 amounted to approximately $11 million. It is not anticipated that any repayment will be required. Property, plant and equipment situated in Israel with a net book value of $11 million as at 30 June 2006 is the subject of a floating charge to secure compliance with the terms of the grants.

Guarantees

In the normal course of business, the Group provides indemnification agreements of varying scopes, including limited product warranties and indemnification of customers against claims of intellectual property infringement made by third parties arising from the use of our products or services. The nature of these commitments has been considered in determining the revenues and costs recognised in these financial statements. Costs are accrued for known warranty and indemnification issues if a loss is probable and can be reasonably estimated. Historically, costs related to these warranties and indemnification agreements have not been significant, but because potential future costs are highly variable, we are unable to estimate the maximum potential impact of these guarantees on the Group's future results of operations.

Other

The nature of the Group's business is such that it may be subject to claims by third parties alleging infringements of various intellectual property rights. Such claims are vigorously defended. Where a liability arising from these claims is probable, an accrual is made based on management's best estimate. It is not considered that any resulting liability in excess of amounts recognised in these financial statements would materially affect the Group's financial position.

Amounts payable by the Group under certain contracts are subject to audit rights held by third parties and the terms of such contracts may be open to subjective interpretation. The Group settles its liabilities under such contracts based on its assessment of the amounts due however it may be subject to claims that the amounts paid are incorrect. It is not considered that any resulting liability in excess of amounts recognised in these financial statements would materially affect the Group's financial position.

26. Defined benefit pension obligations

The Group has certain liabilities to a small number of current and former employees who are members of a funded UK defined benefit pension scheme, the Digi-Media Vision Pension and Life Assurance Plan. The last actuarial valuation of the scheme was prepared as at 1 December 2004. The actuarial valuation has been updated to 30 June 2006 using the following assumptions:

                                                         As at          As at
                                                     30 June 2006   30 June 2005
                                                     ------------   ------------
Rate of increase in salaries                             4.50%          4.25%
Rate of increase in pensions in payment                  3.00%          3.00%
Discount rate                                            5.25%          5.00%
Inflation assumption                                     3.00%          2.75%
Expected rates of return on scheme assets:
  Equities                                               8.20%          8.20%
  Bonds                                                  4.50%          4.50%
  Cash                                                   4.00%          4.00%

The mortality tables used were: PXA92 C=2010 no age rating for current pensioners and PXA92 C=2010 -3 years for future pensioners.

The assets and liabilities of the scheme were as follows:

                                                     30 June 2006   30 June 2005
                                                         $'000         $'000
                                                     ------------   ------------
Equities                                                 8,033          6,433
Bonds                                                    5,638          4,353
Cash                                                        --             59
                                                       -------        -------
Fair value of scheme assets                             13,671         10,845
Present value of scheme liabilities                    (21,585)       (19,406)
                                                       -------        -------
Net pension liability                                   (7,914)        (8,561)
                                                       =======        =======

The scheme has not invested in any of the Group's own financial instruments nor in properties or other assets used by the Group.

The amounts recognised in the group income statement and in the group statement of recognised income and expense for the year are analysed as follows:

                                                          Year ended     Year ended
                                                         30 June 2006   30 June 2005
                                                             $'000          $'000
                                                         ------------   ------------
Recognised in the group income statement
Current service cost                                           178            172
Past service cost                                               --             --
                                                            ------         ------
Recognised in arriving at operating profit                     178            172
                                                            ======         ======
Expected return on pension scheme assets                      (736)          (677)
Interest on pension scheme liabilities                         978            890
                                                            ------         ------
Other finance cost                                             242            213
                                                            ======         ======
Taken to the group statement of recognised
  income and expense
Actual return less expected return on pension
  scheme assets                                                478            692
Experience gains arising on the scheme liabilities              --             --
Changes in assumptions underlying the present value
  of the scheme liabilities                                   (201)        (3,163)
                                                            ------         ------
Actuarial gain (loss) recognised in the Statement of
  Recognised Income and Expense                                277         (2,471)
                                                            ------         ------
Changes in fair value of scheme assets during the year
As at 1 July                                                10,845          8,530
Movement in year:
  Employer contributions                                     1,127          1,391
  Employee contributions                                       171            166
  Expected return on scheme assets                             736            677
  Actuarial gain                                               478            692
  Benefits paid                                               (256)          (231)
  Foreign exchange movement                                    569           (380)
                                                            ------         ------
As at 30 June                                               13,670         10,845
                                                            ======         ======

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Changes in present value of pension obligations
  during the year
As at 1 July                                           (19,406)       (15,918)
Movement in year:
  Current service cost                                    (178)          (172)
  Past service cost                                         --             --
  Interest cost                                           (978)          (890)
  Employee contributions                                  (171)          (166)
  Actuarial loss                                          (201)        (3,162)
  Benefits paid                                            256            231
  Foreign exchange movement                               (906)           671
                                                       -------        -------
As at 30 June                                          (21,584)       (19,406)
                                                       =======        =======

                                                      Year ended     Year ended     Year ended     Year ended
                                                     30 June 2006   30 June 2005   30 June 2004   30 June 2003
                                                         $'000         $'000           $'000          $'000
                                                     ------------   ------------   ------------   ------------
History of experience gains and losses
Difference between expected and actual return on
  scheme assets                                          478             692           329          (1,301)
Percentage of scheme assets                                4%              6%            4%            (18%)
Experience gains and losses on scheme liabilities         --              --            --              91
Percentage of scheme liabilities                          --              --            --               1%
Actuarial gains and losses                               277          (2,471)          520          (2,563)
Percentage of scheme liabilities                           1%            (12%)           3%            (17%)

The cumulative amount of actuarial gains and losses recognised since 1 July 2004 in the group statement of recognised income and expense is $2,194,000 (2005:
$2,471,000). The Directors are unable to determine how much of the pension scheme deficit recognised on transition to IFRS and taken directly to equity of $4,042,000 is attributable to actuarial gains and losses since inception of the scheme. Consequently, the Directors are unable to determine the amount of actuarial gains and losses that would have been recognised in the Group statement of recognised income and expense before 1 July 2004.

The Group's committed minimum contributions for the year ending 30 June 2007 are expected to be $1.0 million.

27. Related party transactions

The Group conducts business transactions with News Corporation and its subsidiaries and associated entities. These entities are considered to be related parties. Agreements covering arrangements between News Corporation or its subsidiaries or associated entities and the Group are entered into in the context of two entities over which a third entity exercises significant influence or control. There can be no assurance, therefore, that each of the agreements, or the transactions provided for therein, or any amendments thereof will be effected on terms at least as favourable to the Group as could have been obtained from unrelated third parties. Any new contracts with related parties or significant amendments to such contracts are approved by the Audit Committee of the Company's Board of Directors.

These transactions are of three main types: the provision by the Group of technology and services for digital pay-television systems; the payment by the Group of royalties for the use of certain intellectual property rights; and the receipt by the Group of some administration and finance services.

Provision of technology and services

Technology and services for digital pay-television platform operators are supplied to associates and subsidiaries of News Corporation. The principal related parties supplied by the Company are BSkyB, DIRECTV, DIRECTV Latin America, Sky Brasil, Sky Mexico, FOXTEL, Sky Network Television and Tata Sky (all of which are associates of News Corporation), and Sky Italia and STAR TV (both of which are subsidiaries of News Corporation). Revenue recognised from such related parties was $458,042,000 for the year ended 30 June 2006 (2005:
$411,857,000).

Included within the consolidated balance sheet are the following amounts in respect of normal sales transactions with related parties:

                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Accounts receivable                                      74,295         51,909
Accrued income                                           25,434         18,806
Deferred income                                        (160,196)      (109,576)

Royalty payments

A royalty is payable to a related party in respect of certain intellectual property rights which the Group has licensed for use in certain applications supplied to customers. The royalty expense payable to the related party was $2,138,000 for the year ended 30 June 2006 (2005: $3,682,000). Included within accrued expenses in the group balance sheet as at 30 June 2006 was $750,000 (2005: $3,162,000) in respect of such royalties.

Administration and finance services

News Corporation provides services under a Master Intercompany Agreement which provides, among other things, for arrangements governing the relationship between the Company and News Corporation. The consideration for each of the services and other arrangements set forth in the Master Intercompany Agreement is mutually agreed and based upon allocated costs. All such consideration and any material arrangements are subject to the approval of the Audit Committee of the Company's Board of Directors. The services covered by the Master Intercompany Agreement include cash management and financing, services of News Corporation employees, facility arrangements, and employee matters, including pensions and certain other services.

Administration fees charged in respect of these services in the year ended 30 June 2006 were $173,000 (2005: $263,000).

As part of these administration and finance services, News Corporation pays certain costs (principally certain payroll, pension, legal and property expenses) on behalf of Group companies. The Group reimburses News Corporation for such payments, typically the month following that in which the payment was made by News Corporation. Included within accounts payable in the group balance sheet as at 30 June 2006 was $4,228,000 (2005: $3,124,000) owed to News
Corporation in respect of administrative services and other costs paid by News Corporation on behalf of the Group.

Other

The Company has a short-term loan facility of (pound)30 million (approximately $55 million) from News Corporation. The facility has no expiry date and no amounts were drawn down as at 30 June 2006 or 30 June 2005. The facility is considered to be adequate for the Company's needs.

The Company has entered into cross-guarantees with HSBC Bank plc providing mutual guarantees with other subsidiaries of News Corporation for amounts owed to the bank under a collective overdraft facility of (pound)20 million (approximately $37 million). News Corporation has indemnified the Company against any liabilities which the Company may be required to pay under these cross-guarantees. Management has been informed by News Corporation that no amounts were owed to HSBC Bank plc as at 30 June 2006 or 30 June 2005 which would be covered by these guarantees.

Compensation of key management personnel of the Group

The following is the compensation of directors and key management:

                                                      Year ended     Year ended
                                                     30 June 2006   30 June 2005
                                                         $'000          $'000
                                                     ------------   ------------
Short-term employee benefits                             3,765          3,378
Post-employment benefits                                   510            335
Share-based payments                                     2,486          1,340
                                                         -----          -----
                                                         6,761          5,053
                                                         =====          =====

28. Financial Instruments

The Group is exposed to financial risk factors in the normal course of business. The Group's primary treasury policy is to minimise the risks associated with the value of cash and other financial assets. The principal factors identified by the Directors are as follows:

Foreign exchange

The Group operates in international markets and has operational presence in several countries. Accordingly it has substantial transactions which are denominated in UK pounds sterling and euro, as well as US dollars. All material contracts with customers in Latin America and the Asia Pacific region are denominated in US dollars. Operating costs are also incurred in the currencies of the various countries in which the Group operates and certain smart card purchase contracts are denominated in euros.

Gains or losses arising on the realisation or revaluation of monetary assets and liabilities are included within administrative expenses, as explained in Note 2. Movements in foreign exchange rates in the year ended 30 June 2006 generated net foreign exchange gains of $1,373,000 (2005: gains of $2,824,000) recognised in the group income statement. Differences arising on the retranslation of the opening net assets and results of operations whose functional currency is not the US dollar in the year ended 30 June 2006 resulted in gains of $4,113,000 (2005: losses of $375,000) being recognised in the group statement of recognised income and expense.

In certain countries in which the Group has operations, principally Israel, the Group is obliged to make severance payments to employees leaving employment in most circumstances. The payment is based on the latest monthly salary for each year of service. The payment obligations are funded by payments to third party investment managers under approved plans. As at 30 June 2006, the gross obligation was $30.6 million, offset in the group balance sheet by the value of funds held by third party investment managers of $25.2 million. The bulk of the arrangements relates to the Group's Israeli employees. Because the gross liability reflects the contracts of employment, it is denominated in U.S. dollars, whereas the amount funded by investment funds is regulated by the Israeli Government and is denominated in Israeli shekels. Accordingly, the difference between the gross liability and the investment fund assets is subject to fluctuations depending on the relative values of the U.S. dollar and Israeli shekel.

As at 30 June 2006, approximately 81% of the Group's cash and bank deposits were held in U.S. dollars and 10% in pounds sterling, with most of the rest being in euro. The Group policy is to hold cash in U.S. dollar bank deposits and to hold cash in other currencies to the extent that cash flow projections indicate that the Group has need for those other currencies. Therefore, reported cash balances are subject to fluctuations in foreign exchange rates. As a result of fluctuations in exchange rates, the Group experienced gains on holding cash of $4.3 million in the year ended 30 June 2006 (2005: gains of $0.5 million).

Inflation

Inflation has not had any significant impact on the results of operations during either of the two years ended 30 June 2006.

Credit risk

The Group is exposed to the risk that a customer may default on payment of amounts due under contracts. A substantial proportion of revenues is derived from large corporations with substantial assets, but many customers are in the early stages of their business cycle when they are investing heavily to build their businesses which increases credit risk. Additionally, a number of customers are located in countries subject to exchange control regulations, which may restrict their ability to settle debts on a timely basis. The Directors' policy is to reduce credit risk by close monitoring of trade receivables and, if necessary, requiring payment of at least part of amounts due under contracts in advance. Potential customers who are in early stages of development are investigated before orders are accepted to ensure that their business plans appear reasonable and that their investors are credible. Provisions against the value of trade receivables as at 30 June 2006 amounted to $1,124,000 (2005: $1,427,000).

Liquidity and interest rate risk

NDS has entered into no fixed rate borrowings. As at 30 June 2006, NDS had cash, cash equivalents and short-term investments of $505 million. Cash in excess of immediate requirements is placed on demand or term deposit. The effective interest rate earned during the year ended 30 June 2006 ranged between 2% and 5.4%. The maximum term deposit taken in the year ended 30 June 2006 was six months.

Investment risk

The Group is not currently exposed to investment risk. Cash, cash equivalents and term deposits are maintained with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits may be redeemed upon demand or have original terms of up to six months. They are maintained with financial institutions of reputable credit and therefore bear minimal credit risk.

Fair values

As at 30 June 2006, the Group's financial assets and liabilities comprise cash and cash equivalents, bank deposits of initial terms of up to six months, trade and other receivables, trade and other payables and provisions, for which the fair value is equal to the book value.

29. Transition to IFRS

For all periods up to and including the year ended 30 June 2005, the Group prepared its financial statements in accordance with United Kingdom generally accepted accounting practice (UK GAAP). These financial statements, for the year ended 30 June 2006, are the first the Group is required to prepare in accordance with International Financial Reporting Standards as adopted by the European Union (IFRS).

Accordingly, the Group has prepared financial statements which comply with IFRS applicable for periods beginning on or after 1 July 2005 and the significant accounting policies meeting those requirements are described in Note 2. In preparing these financial statements, the Group has started from an opening balance sheet as at 1 July 2004, the Group's date of transition to IFRS, and made those changes in accounting policies and other restatements required by IFRS 1 for the first-time adoption of IFRS. This note explains the principal adjustments made by the Group in restating its UK GAAP balance sheet as at 1 July 2004 and its previously published UK GAAP financial statements for the year ended 30 June 2005. The adjustments to IFRS are classified below under two headings: "reclassifications" and "remeasurements".

Exemptions applied

IFRS 1 allows first-time adopters certain exemptions from the general requirement to apply IFRS as effective for June 2006 year ends retrospectively. The Group has taken the following exemptions:

o IFRS 3 Business Combinations has not been applied to acquisitions of subsidiaries that occurred before 1 July 2004.

o The Group has recognised all cumulative actuarial gains and losses on pensions as at 1 July 2004, directly in equity. Accordingly, the Group discloses prospectively from 1 July 2004 the information required by IAS 19 on scheme obligations, scheme assets and experience adjustments on scheme assets and liabilities, as those amounts are determined.

o Cumulative currency translation differences for all foreign operations are deemed to be zero as at 1 July 2004.

o IFRS 2 Share-based Payment has not been applied to any equity instruments that were granted on or before 7 November 2002, nor has it been applied to equity instruments granted after 7 November 2002 that vested before 1 January 2005. However, IFRS 2 has been applied to options modified after 1 July 2004.

Reporting and functional currency

The Group's UK GAAP financial statements were presented in pounds sterling. Following a review of the Group's operations, the mix of currencies in which transactions were denominated and the functional currencies of the entities which record the principal transactions of the Group, the Directors have decided that the business is best reported by way of financial statements denominated in US dollars.

The exchange rates used to translate these financial statements from sterling to US dollars are as follows:

o Group balance sheet as at 1 July 2004 translated at a rate of (pound)1 = US$1.8277;

o Group balance sheet rate as at 30 June 2005 translated at a rate of (pound)1 = US$1.7709;

o Share capital, share premium and other reserves at the historic exchange rates at which the transactions occurred.

In translating the elements of recognised income and expense for the year ended 30 June 2005, the different elements have been translated on a monthly basis so that these IFRS financial statements are consistent, subject to differences in accounting principles, with the Group's consolidated financial statements prepared under US GAAP. Accordingly, individual elements of recognised income and expense for the year ended 30 June 2005 have been translated at slightly different effective exchange rates. The effective average rate at which the profit for the year ended 30 June 2005 has been translated equates to a rate of (pound)1 = $1.8484.

Group reconciliation of equity as at 1 July 2004

                                                              Reclassi-      Remeas-
                                                 UK GAAP      fications      urements        IFRS        IFRS
                                       Notes   (pound)'000   (pound)'000   (pound)'000   (pound)'000     $'000
                                       -----   -----------   -----------   -----------   -----------   --------
Non-current assets
Property, plant and equipment              1        17,749        (1,624)           --        16,125     29,472
Intangible assets                                   86,321            --            --        86,321    157,769
Deferred tax assets                        2         4,355            --         1,791         6,146     11,233
                                                  --------       -------        ------      --------   --------
                                                   108,425        (1,624)        1,791       108,592    198,474
                                                  --------       -------        ------      --------   --------
Current assets
Trade and other receivables                         69,822            --            --        69,822    127,615
Income tax recoverable                                  69            --                          69        126
Inventories                                         19,682            --                      19,682     35,972
Cash and short-term deposits                       125,086            --                     125,086    228,620
Other financial assets                     3           414            --           176           590      1,078
                                                  --------       -------        ------      --------   --------
                                                   215,073            --           176       215,249    393,411
                                                  --------       -------        ------      --------   --------
Total assets                                       323,498        (1,624)        1,967       323,841    591,885
                                                  --------       -------        ------      --------   --------
Current liabilities
Trade and other payables                            57,560            --            --        57,560    105,203
Financial liabilities                      3             9            --           836           845      1,544
Deferred income                            1        34,780          (541)           --        34,239     62,579
Income tax payable                                   3,727            --            --         3,727      6,812
                                                  --------       -------        ------      --------   --------
                                                    96,076          (541)          836        96,371    176,138
                                                  --------       -------        ------      --------   --------
Non-current liabilities
Deferred income                            1        20,389        (1,083)           --        19,306     35,286
Other liabilities                          4            --         1,336            --         1,336      2,442
Provisions                                 4         6,829        (1,336)         (240)        5,253      9,601
Defined benefit pension plan deficit       4            --            --         4,042         4,042      7,388
                                                  --------       -------        ------      --------   --------
                                                    27,218        (1,083)        3,802        29,937     54,717
                                                  --------       -------        ------      --------   --------
Total liabilities                                  123,294        (1,624)        4,638       126,308    230,855
                                                  --------       -------        ------      --------   --------
Net assets                                         200,204            --        (2,671)      197,533    361,030
                                                  --------       -------        ------      --------   --------
Capital and reserves
Share capital at nominal value             5           340        42,000            --        42,340     64,645
Share premium                                      129,025            --            --       129,025    206,651
Other reserves                                     183,081            --            --       183,081    285,075
Foreign currency translation reserve                    --            --            --            --         --
Retained deficit                                  (154,242)           --        (2,671)     (156,913)  (195,341)
Non-equity share capital                   5        42,000       (42,000)           --            --         --
                                                  --------       -------        ------      --------   --------
Total equity                                       200,204            --        (2,671)      197,533    361,030
                                                  ========       =======        ======      ========   ========

Group reconciliation of equity as at 30 June 2005

                                                              Reclassi-      Remeas-
                                                 UK GAAP      fications      urements        IFRS        IFRS
                                       Notes   (pound)'000   (pound)'000   (pound)'000   (pound)'000     $'000
                                       -----   -----------   -----------   -----------   -----------   --------
Non-current assets
Property, plant and equipment              1        21,038        (1,860)           --        19,178     33,962
Intangible assets                          6        72,127            --         7,854        79,981    141,639
Deferred tax assets                        2         2,129            --         3,995         6,124     10,845
                                                  --------       -------        ------      --------   --------
                                                    95,294        (1,860)       11,849       105,283    186,446
                                                  --------       -------        ------      --------   --------
Current assets
Trade and other receivables                4        67,016            --          (175)       66,841    118,369
Inventories                                         23,439            --            --        23,439     41,508
Cash and short-term deposits                       191,875            --            --       191,875    339,791
                                                  --------       -------        ------      --------   --------
                                                   282,330            --          (175)      282,155    499,668
                                                  --------       -------        ------      --------   --------
Total assets                                       377,624        (1,860)       11,674       387,438    686,114
                                                  --------       -------        ------      --------   --------
Current liabilities
Trade and other payables                            43,402            --            --        43,402     76,861
Deferred income                            1        27,259          (620)           --        26,639     47,175
Income tax payable                                   2,298            --            --         2,298      4,070
Provisions and other liabilities           7            --           644            --           644      1,141
                                                  --------       -------        ------      --------   --------
                                                    72,959            24            --        72,983    129,247
                                                  --------       -------        ------      --------   --------
Non-current liabilities
Deferred income                            1        50,567        (1,240)           --        49,327     87,353
Other liabilities                          4            --         2,135            --         2,135      3,781
Provisions                                 7         3,724        (2,779)           --           945      1,674
Defined benefit pension plan deficit       4            --            --         4,834         4,834      8,561
                                                  --------       -------        ------      --------   --------
                                                    54,291        (1,884)        4,834        57,241    101,369
                                                  --------       -------        ------      --------   --------
Total liabilities                                  127,250        (1,860)        4,834       130,224    230,616
                                                  --------       -------        ------      --------   --------
Net assets                                         250,374            --         6,840       257,214    455,498
                                                  --------       -------        ------      --------   --------
Capital and reserves
Share capital at nominal value             5           347        42,000            --        42,347     64,656
Share premium                                      136,165            --            --       136,165    219,934
Other reserves                                     183,081            --            --       183,081    285,075
Foreign currency translation reserve                    --         8,308           105         8,413       (375)
Retained deficit                                  (111,219)       (8,308)        6,735      (112,792)  (113,792)
Non-equity share capital                   5        42,000       (42,000)           --            --         --
                                                  --------       -------        ------      --------   --------
Total equity                                       250,374            --         6,840       257,214    455,498
                                                  ========       =======        ======      ========   ========

Group reconciliation of profit and loss for the year ended 30 June 2005

                                                              Reclassi-      Remeas-
                                                 UK GAAP      fications      urements        IFRS        IFRS
                                       Notes   (pound)'000   (pound)'000   (pound)'000   (pound)'000     $'000
                                       -----   -----------   -----------   -----------   -----------   --------
Revenue                                            299,902            --            --       299,902    556,330
Cost of sales                              9      (117,990)           --        (1,845)     (119,835)  (222,350)
                                         ---      --------           ---        ------      --------   --------
Gross profit                                       181,912            --        (1,845)      180,067    333,980
Administrative expenses                    9      (138,657)                      1,380      (137,277)  (254,795)
                                         ---      --------           ---        ------      --------   --------
Group trading profit                                43,255            --          (465)       42,790     79,185
Losses on investments                                 (307)           --            --          (307)      (559)
                                         ---      --------           ---        ------      --------   --------
Group operating profit                              42,948            --          (465)       42,483     78,626
Interest income                                      5,266            --            --         5,266      9,773
Interest expense                                       (29)           --            --           (29)       (54)
Other finance expenses - pensions          9             -            --          (115)         (115)      (213)
                                         ---      --------           ---        ------      --------   --------
Profit before taxation                              48,185            --          (580)       47,605     88,132
Tax expense                                9       (13,470)           --          (335)      (13,805)   (25,656)
                                         ---      --------           ---        ------      --------   --------
Profit for the year attributable to
  equity shareholders                               34,715            --          (915)       33,800     62,476
                                         ===      ========           ===        ======      ========   ========

1. Capital government grants

Under UK GAAP, the Group recorded capital government grants as deferred income and amortised the amount received to income over the expected useful life of the associated element of the asset. Under IFRS, the cost of the asset is reduced by the value of the grant received and depreciation expense is reduced accordingly. There is no impact on profit.

2. Deferred tax assets

As a result of the remeasurement adjustments relating to financial instruments (see 3 below), pensions (see 4 below) and share-based compensation (see 8 below) additional temporary differences arise and accordingly the deferred tax asset is adjusted as follows:

                                                     30 June 2005   30 June 2004
                                                      (pound)'000    (pound)'000
                                                     ------------   ------------
Financial instruments                                       --            198
Pensions                                                 1,504          1,141
Share-based compensation                                 2,491            452
                                                         -----          -----
                                                         3,995          1,791
                                                         =====          =====

3. Financial instruments

Certain of the Group's contracts with customers and suppliers contain embedded foreign currency derivative instruments which are bifurcated from the host contract under IFRS and revalued through the income statement to their fair value as at each balance sheet date, resulting in a financial asset or liability as the case may be. Such assets and liabilities were not recognised under UK GAAP. As at 30 June 2004, the Group had identified other financial assets of (pound)176,000 and other financial liabilities of (pound)836,000 resulting from such financial instruments. These financial liabilities and assets were derecognised as at 30 June 2005, resulting in an increase in operating profit of (pound)660,000 for the year then ended. The associated tax impact is an increase in tax expense of (pound)198,000. No such instruments existed as at 30 June 2005.

4. Retirement benefits

For UK GAAP the Group accounted for its defined benefit pension plan under SSAP 24, whereby the costs are charged to operating profit so as to spread the cost over the remaining average service lives of current employees in the scheme. Differences between contributions paid and cumulative amounts charged to profit were shown as prepayments or accruals. Under SSAP 24 the assets and liabilities of the plan are not recognised on the balance sheet.

IAS 19 requires the Group to recognise on the balance sheet the present value of the defined benefit obligation at the balance sheet date, net of the fair value of assets in the pension schemes. The Group has elected to recognise actuarial gains and losses in full in the period in which they occur and directly in equity through the statement of recognised income and expense. The resultant reduction in net assets from recognising the pension scheme obligations, and reversing previous balances carried under SSAP 24, is as follows:

                                                     30 June 2005   30 June 2004
                                                      (pound)'000    (pound)'000
                                                     ------------   ------------
Recognition of net pension deficit                      (4,834)        (4,042)
Reduction in SSAP 24 debtor                               (175)            --
Reduction in SSAP 24 liability                              --            240
Increase in deferred tax asset                           1,504          1,141
                                                        -------        ------
                                                        (3,505)        (2,661)
                                                        -------        ------

In the income statement, the effect on profit for the year ended 30 June 2005 is to decrease the net pension cost by (pound)130,000, analysed as (pound)245,000 decrease in current service costs and (pound)115,000 net finance cost (representing the difference between the expected return of scheme assets and the interest cost on scheme liabilities). The associated tax impact is an increase in tax expense of (pound)39,000.

Liabilities in respect of severance pay obligations were included within provisions under UK GAAP and have been re-classified as "other non-current liabilities" under IFRS.

5. Classification of share capital

Under UK GAAP the Company's Deferred Shares were classified as non-equity share capital whereas under IFRS they are classified as equity.

6. Goodwill amortisation

Under UK GAAP, the Group amortised goodwill over its estimated useful economic life, of between seven and twenty years. IFRS 3 requires that goodwill is not amortised but is subject to an annual impairment review instead. As required by IFRS 1 an impairment test was carried out at the date of transition to IFRS. No impairment was identified and no other adjustments to the carrying value of goodwill were made. The remeasurement adjustment to the group balance sheet as at 30 June 2005 of (pound)7,854,000 reverses the amortisation of goodwill charged in that year under UK GAAP.

7. Provisions

Under IFRS, provisions are separately included within current or non-current liabilities, as the case may be, rather than being included within a single caption, provisions for liabilities and charges.

8. Equity share-based payments

Under UK GAAP, the Group recognised only the intrinsic value of the potential awards for the long-term incentive plans as an expense. The cost of these awards was accrued over the performance period of each plan based on the intrinsic value of equity settled awards.

IFRS requires the fair value of options and share awards which ultimately vest to be charged to the income statement over the vesting or performance period. The fair value is determined at the date of the grant using an appropriate pricing model. If an award fails to vest as the result of certain types of performance condition not being satisfied, the charge to the income statement will be adjusted to reflect this. An additional expense of (pound)1,845,000 has been recognised within cost of sales and an additional expense of (pound)7,379,000 has been recognised within administration costs in the income statement for the year ended 30 June 2005. There is no impact on equity as a consequence of this change in operating expenses.

Equity share-based payments give rise to additional taxable temporary differences to the extent that tax relief is available on the exercise of share options in various jurisdictions in which the Group operates. To the extent that the intrinsic value of share options vested as at the balance sheet date exceeds the fair value of those options, the additional temporary differences are recorded in equity. Actual tax benefits received in excess of the amounts recorded in the group income statement are also recorded in equity. Under UK GAAP, no timing differences were recognised and actual tax benefits were recorded as permanent differences in the Group's profit and loss account. As a result, an additional tax charge of (pound)98,000 is recorded in the group income statement and equity is credited with an additional (pound)3,745,000.

9. Restatement of reported profit for the year ended 30 June 2005 from UK GAAP to IFRS

The effect of the above GAAP differences on the reported profit of the Group for the year ended 30 June 2005 is as follows:

                                                                     Year ended
                                                                    30 June 2005
                                                                     (pound)'000
                                                                    ------------
Share-based payments (see 8 above)                                     (1,845)
                                                                       -------
Increase in cost of sales                                              (1,845)
                                                                       -------
Retirement benefits - current service cost (see 4 above)                  245
Share-based payments (see 8 above)                                     (7,379)
Reversal of goodwill amortisation (see 6 above)                         7,854
Change in fair value of financial instruments recognised
  in income (see 3 above)                                                 660
                                                                       -------
Decrease in administrative expenses                                     1,380
                                                                       -------
Decrease in Group operating profit                                       (465)
Other finance expenses - pensions (see 4 above)                          (115)
Income tax expense                                                       (335)
                                                                       -------
Decrease in reported profit for the year                                 (915)
                                                                       =======

The increase in tax expense comprises:

                                                                     Year ended
                                                                    30 June 2005
                                                                     (pound)'000
                                                                    ------------
Tax impact of financial instruments (see 3 above)                       (198)
Tax impact of retirement benefits (see 4 above)                          (39)
Tax impact of equity share-based payments (see 8 above)                  (98)
                                                                        ----
Increase in tax expense                                                 (335)
                                                                        ====

10. Restatement of cash flow statement from UK GAAP to IFRS

The transition from UK GAAP to IFRS has no effect upon the reported cash flows generated by the Group. The IFRS cash flow statement is presented in a different format from that required under UK GAAP with cash flows split into three categories of activities - operating activities, investing activities and financing activities. The reconciling items between the UK GAAP presentation and the IFRS presentation have no net impact on the cash flows generated.

In preparing the cash flow statement under IFRS, cash and cash equivalents include cash at bank and in hand and highly liquid interest bearing securities with original maturities of three months or less. Under UK GAAP highly liquid interest bearing securities were not classified as cash equivalents.

                                     ANNEX B

                 RULES OF THE NDS 2006 LONG-TERM INCENTIVE PLAN

                                  NDS GROUP PLC


                                  RULES OF THE
                                    NDS 2006
                            LONG-TERM INCENTIVE PLAN


               Adopted by the Board of Directors on 7 August 2006
                  Approved by shareholders on [30 October] 2006

CONTENTS

Rule                                                                        Page

1.       Definitions and interpretation........................................1
2.       How the Plan will operate.............................................1
3.       Limit on the number of Shares which can be issued
           and individual limit on participation...............................3
4.       Rights in relation to Shares under Awards.............................4
5.       Vesting of Awards.....................................................5
6.       Lapse of Awards.......................................................6
7.       Change of Control - General offer or scheme of
           arrangement.........................................................7
8.       Consequences of vesting of Awards.....................................8
9.       Manner of exercise of an Option.......................................9
10.      Adjustment of Awards.................................................11
11.      Exchange of Awards...................................................11
12.      Ranking of Shares....................................................12
13.      Withholding for tax..................................................12
14.      Administration.......................................................12
15.      Amending the Plan....................................................13
16.      General..............................................................14
17.      Data protection......................................................16
18.      Governing law........................................................16

Appendix

1.       Definitions..........................................................17

                 RULES OF THE NDS 2006 LONG-TERM INCENTIVE PLAN

1.    DEFINITIONS AND INTERPRETATION

1.1   Definitions

      The words and expressions used in this Plan which have capital letters have the meanings set out in the appendix to the Rules.

1.2   Interpretation

      The headings in the Rules are for convenience and should be ignored when construing them. Unless the context otherwise requires, words in the singular include the plural and vice versa and words importing either gender include both genders. Reference in the Rules to any statutory provisions is to those provisions as amended, extended or re-enacted from time to time, and includes any regulations or other subordinate legislation made under them.

2.    HOW THE PLAN WILL OPERATE

2.1   Eligible Employees and Awards

      The Board may grant an Award to any Eligible Employee it selects and will determine the type of Award to be granted, the number of Shares subject to the Award, the Grantor and the terms and conditions (not inconsistent with these Rules) of the Award. The grant of an Award to an Eligible Employee will not, for that Employee, create any right to or the expectation of the grant of a subsequent Award.

2.2   How Awards are granted

      The Grantor will grant an Award so that it constitutes a binding contract between the Participant and the Grantor and in a form that indicates to the Participant what type of Award the Award is (and if the Award is an Option whether, if appropriate, Rule 9.4 or 9.5 will apply to that Option from the Date of Grant). If an Award is granted by deed, a single deed of grant may be executed in favour of any number of Participants. There will be no payment for the grant of an Award. The grant of an Award will be subject to the Rules and to obtaining any approval or consent required under any applicable regulations or enactments.

2.3   When an Award may be granted

      Awards may only be granted:

      (a) within 42 days following the announcement by the Company of its results for any period; or

      (b) at any other time that the Board considers that exceptional circumstances exist.

An Award may not be granted to an Eligible Employee when the Company is prohibited from granting Awards under any regulations or enactments applicable to it or the Eligible Employee.

2.4   Performance target(s)

      The vesting of an Award may be made subject to the satisfaction of any performance target selected by the Board; provided that, in the case of an Award that is intended to qualify for the Section 162(m) Exception, the performance target selected by the Board will be selected from among the
      Section 162(m) Performance Targets. If vesting of an Award is made subject to a performance target, the performance target must be measured over at least one year. The vesting of an Award can also be subject to any additional terms and conditions that the Board considers appropriate. Any performance target and any additional terms and conditions to which an Award is subject will be specified at the Date of Grant. The Board will have discretion to decide whether and to what extent any performance target to which an Award is subject has been met. If an event occurs which causes the Board, acting fairly and reasonably, to believe that a performance target is no longer appropriate, it can amend or waive the performance target accordingly.

2.5   Awards personal to Participants

      An Award may not, nor may any rights in respect of it, be sold, transferred, assigned, charged or otherwise encumbered or disposed of to any person, other than on a Participant's death when an Award may be transmitted to the Participant's personal representatives.

2.6   Social security contributions

      The Company may require an Eligible Employee to enter into an agreement under paragraph 3A of Schedule 1 to the Social Security Contributions and Benefits Act 1992 (as amended by the National Insurance Contributions and Statutory Payments Act 2004) or to make an election under paragraph 3B of
      Schedule 1 to that Act in relation to any secondary class 1 National Insurance contributions arising in respect of an Award.

2.7   Option Price

      (a) Subject to Rule 2.7(b) with respect to Incentive Stock Options, the Board will decide the Option Price of an Option which will be stated at the Date of Grant. The Option Price cannot be less than the higher of:

            (i)   the Market Value of a Share; and

            (ii) the nominal value of a Share if the Shares are to be subscribed,

            but subject to any adjustment under Rule 10.

            The Option Price may not be determined on the basis of the Market Value of a Share on a day which is earlier than the first trading day of the periods referred to in Rules 2.3(a) or 2.3(b).

      (b) At the time of its grant the Board may designate that an Option will be an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

            (i) will have an Option Price that is (1) not less than 100% of the Market Value of a Share on the Date of Grant; or (2) in the case of a 10% stock holder, not less than 110% of the Market Value of a Share on the Date of Grant;

            (ii) will not be exercisable after the expiration of 10 years from its Date of Grant and will be subject to earlier lapse under the Rules;

            (iii) will not have an aggregate Market Value (determined at its Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under the Plan and any other Employees' Share Scheme of the Company), determined in accordance with the provisions of section 422 of the Code, which exceeds $100,000; and

            (iv) will be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company.

            Notwithstanding this Rule 2.7 and Rule 14.1, the Board may, without the consent of the Participant at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent the Option from being treated as an Incentive Stock Option.

      (c) To comply with section 409A of the Code, the Option Price of an Option granted to a Participant subject to US taxation will not be less than 100% of the Market Value of a Share on the Date of Grant.

2.8   Stock Appreciation Rights (Share or cash settled)

      The Board may determine at or after the Date of Grant of an Award that is an Option (but not an Incentive Stock Option) that Rule 9.4 or Rule 9.5 will apply to that Option.

2.9   Currency conversion

      Any amount calculated for the purposes of or payable under the Plan in a currency other than US Dollars will be converted into US Dollars or the other currency (as appropriate) at the average of the spot buying and selling rates for US Dollars and the relevant currency published by the New York Federal Reserve Bank for customs purposes on an appropriate date selected by the Board.

3. LIMIT ON THE NUMBER OF SHARES WHICH CAN BE ISSUED AND INDIVIDUAL LIMIT ON PARTICIPATION

3.1   The limit for all Shares issued under the Plan

      The total number of unissued Shares that may be allocated under the Plan and any other Employees' Share Scheme of the Company at any time will not exceed 10 percent of the ordinary share capital of the Company in issue at that time. Any Shares issued by the Company to satisfy any Awards granted by the Trustee will be included for the purpose of this limit. The total number of Shares that may be allocated under the Plan:

      (a)   cannot exceed 10,000,000; and

      (b) in any 12 month period under Options or rights under Rule 9.4 cannot exceed 5,000,000.

3.2   Meaning of allocation and exclusion from the limit

      The reference in this Rule 3 to the allocation of Shares means, in the case of any share option plan, the placing of unissued Shares under option and, in the case of any other type of share plan, the issue and allotment of Shares. For the purposes of the limits in this Rule 3:

      (a) Shares where the right to acquire them was released, cancelled or lapsed without being exercised will be ignored

3.3   Adjustment to Shares to be taken into account

      Where Shares issued under the Plan or any other Employees' Share Scheme of the Company are to be taken into account for the purposes of the limits in Rule 3.1 and a Variation has taken place between the date of issue of the Shares and the date on which the limit is to be calculated, the number of Shares to be taken into account for the purposes of the limit will be adjusted in the manner the Board considers appropriate to take account of the Variation.

3.4   The individual limit

      The maximum Market Value (determined at the Date of Grant) of Shares which may in respect of an Eligible Employee in any financial year normally be put under (i) a Conditional Award and/or a Restricted Award will be 150 per cent. of the Eligible Employee's basic salary; and (ii) an Option will be 300 per cent. of the Eligible Employee's basic salary. However, if the Board determines that exceptional circumstances exist, for example, to assist the recruitment or retention of a senior employee, Awards may be granted over Shares with a maximum Market Value determined by the Board that exceeds these respective limits.

3.5   Purported grant of an Award in excess of limits

      If an Award is purported to be granted in breach of the limits in:

      (a) Rule 3.1, the number of Shares over which the Award is purported to have been granted will, with the number of Shares over which all other Awards have been granted on the same Date of Grant, be reduced pro rata to the largest lower number that complies with Rule 3.1; or

      (b) Rule 3.4, the number of Shares over which the Award is purported to have been granted will be reduced to the largest lower number that complies with Rule 3.4.

      When the number of Shares under an Award is adjusted under this Rule 3.5, the Award will take effect from the Date of Grant as if it had been granted on the adjusted terms. If the Award is a Restricted Award and Shares have been allocated to a Participant in breach of the limits in Rules 3.1 or 3.4, the Shares in respect of which the Restricted Award is reduced will be transferred by the Participant to or at the direction of the Company following any adjustment under this Rule 3.5.

4.    RIGHTS IN RELATION TO SHARES UNDER AWARDS

4.1 Subject to Rule 4.3 a Participant holding a Conditional Award or an Option will have no voting, dividend or other rights attaching to the Shares under that Award before the Award vests (in the case of a Conditional Award) or is exercised (in the case of an Option).

4.2 A Participant holding a Restricted Award will have beneficial ownership of the Shares subject to that Award from its Date of Grant and will have voting but, subject to Rule 4.3, no dividend rights in respect of those Shares. A Participant may not sell, transfer, assign, charge or otherwise encumber or dispose of any Shares subject to a Restricted Award until the Restricted Award vests. The Board may take any action it considers necessary to give effect to the provisions of this Rule including retaining the certificates for the Shares or the ADRs evidencing the entitlement to the Shares/ADSs subject to a Restricted Award. Rule 8.2 will apply to any Shares in respect of which a Restricted Award does not vest.

4.3 The Board may determine at the Date of Grant that a Participant holding a Conditional Award or a Restricted Award will be entitled to receive:

      (a) in the case of a Restricted Award, any dividend paid or payable by reference to a record date from the Date of Grant until the Restricted Award vests on such number of the Shares subject to the Restricted Award as the Board decides at the Date of Grant. Any dividend payable will be paid to the Participant on the payment date for the relevant dividend;

      (b) in the case of a Conditional Award, an amount equal to any dividend paid or payable (or, if Shares to satisfy the Conditional Award are not in issue at the relevant record date, that would have been paid or payable) by reference to a record date from the Date of Grant until the Conditional Award vests on such number of the Shares subject to the Conditional Award as the Board decides at the Date of Grant. Any amount payable under this Rule 4.3(b) will be paid as soon as practicable after the payment date for the relevant dividend and may be paid in cash or in Shares and, if in Shares, the number of Shares delivered will have a Market Value at the date of payment as nearly as possible equal to the net amount of the payment; or

      (c) in the case of either a Restricted Award or a Conditional Award, an amount equal to any dividend paid or payable (or, as regards a Conditional Award where Shares to satisfy it are not in issue at the relevant record date, that would have been paid or payable) by reference to a record date from the Date of Grant until the Award vests on the number of Shares in respect of which the Award has vested (or, if fewer, the number of Shares as decided by the Board at the Date of Grant). Any amount payable under this Rule 4.3(c) will be paid as soon as practicable after the Award has vested and may be paid in cash or in Shares and, if in Shares, the number of Shares delivered will have a Market Value at the date of payment as nearly as possible equal to the net amount of the payment.

5.    VESTING OF AWARDS

5.1   Normal vesting

      Subject to Rules 5.2, 5.3, 5.4 and 7, the satisfaction of any performance target to which it is subject under Rule 2.4 and any additional terms and conditions that apply to the Award, an Award will vest, unless the Board determines otherwise, as to 25 per cent. of the shares subject to it on each anniversary of its Date of Grant. If a Conditional Award would vest on a day when the Participant holding that Award is prohibited from dealing in Shares, the Award will vest on the first day on which that Participant ceases to be so prohibited.

5.2   Cessation of Employment

      If a Participant ceases to be in Employment for any reason then the Participant's unvested Award(s) will lapse immediately unless the Board determines to preserve or vest all or part of the Participant's Award(s) on any terms it thinks fit.

5.3   Exercise of Options

      An Option may only be exercised to the extent that it is vested. An Option may normally be exercised, to the extent vested, at any time before the tenth anniversary of its Date of Grant or such earlier date as the Board specifies at the Date of Grant. However, an Option held by a Participant (or the Participant's personal representatives, if appropriate) who has ceased to be employed by the Group, whether the Participant's Option was vested as of the date of cessation of employment or was preserved or vested by the Board under Rule 5.2, must be exercised, if at all, within the period of six months (twelve months in the case of death) following the later of the date of vesting of the Option or the date of the Participant's cessation of Employment (or by any other date determined by the Board under Rule 5.2).

6.    LAPSE OF AWARDS

6.1   Lapsing of Awards

      An Award will lapse and cease to be capable of (further) vesting and/or exercise, as appropriate, on the earliest of:

      (a) the Participant ceasing to be in Employment and where no portion of the Award is vested as of such date and the Board has not preserved or vested any of the Award under Rule 5.2. If a portion of the Award is vested as of the date the Participant ceases to be in Employment, the portion that is not vested will lapse immediately; provided, that if the Board preserves or vests any portion only of an Award under Rule 5.2 that is not vested as of the date of cessation of Employment, only the part that is not preserved or vested will lapse immediately;

      (b) the Participant being deprived of the legal or beneficial ownership of the Award by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt;

      (c)   the Participant attempting to breach Rule 2.5;

      (d) in respect of an Option held by a Participant who ceases to be in Employment and where Option was either vested as of cessation of employment or the Option was preserved or vested under Rule 5.2, the expiry of six months (twelve months in the case of death) following the later of the date of vesting and the date of cessation of Employment (or on any other date determined by the Board under Rule 5.2); and

      (e) in respect of an Option, the tenth anniversary of its Date of Grant or any earlier date for its lapse determined by the Board at its Date of Grant.

6.2   Lapse where no or only partial vesting

      Where, after testing of any performance target to which it is subject, an Award has not vested or only vested in part under the performance target, the unvested part of the Award will lapse with immediate effect.

6.3   Participants on extended leave of absence (including maternity leave)

      For the purposes of this Rule 6, a Participant on approved extended leave of absence (including maternity leave) will not cease to be in Employment until the earlier of the date on which the Participant notifies the Participant's employer of the Participant's intention not to return to work or the date on which the Participant ceases to have statutory or contractual rights to return to work.

7.    CHANGE OF CONTROL - GENERAL OFFER OR SCHEME OF ARRANGEMENT

7.1   Circumstances in which this Rule applies

      Subject to Rule 11, this Rule applies where:

      (a) an offeror (either alone or with any party acting in concert with the offeror) obtains Control of the Company as a result of making an offer to acquire the whole of the issued ordinary share capital of the Company (or such part of it which is not at the time owned by the offeror and any party acting in concert with the offeror); or

      (b) the court sanctions a compromise or arrangement affecting the Shares under section 425 of the Companies Act 1985.

7.2   The date and extent of vesting of an Award

      Where Rule 7.1 applies or is likely to apply, an Award will vest, subject to Rule 6, to the extent determined by the Board and on the date on which the relevant event described in Rule 7.1 occurs. The Board will have discretion to take into account any factors it believes to be relevant in determining the extent to which an Award will vest in the circumstances. The Board will confirm as soon as practicable the extent (if any) to which an Award will vest and this confirmation may be before, but conditional on, the relevant event described in Rule 7.1 occurring.

7.3   Exercise of Options and lapse of Awards following an event in Rule 7.1

      An Option may be exercised to the extent it has vested in accordance with Rule 7.2 and will lapse:

      (a) following an event described in Rule 7.1(a), on the earlier of the date (i) falling six months after the offeror obtains Control and
            (ii) on which any person who has become bound or entitled to acquire Shares under sections 428 to 430F of the Act ceases to be so bound or entitled; and

      (b) following an event described in Rule 7.1(b), on the compromise or arrangement becoming effective.

      An Award will lapse on the occurrence of an event described in Rule 7.1 to the extent it does not vest in accordance with Rule 7.2. For the avoidance of doubt, an Option will lapse in accordance with this Rule 7.3 whether or not it became exercisable in accordance with Rule 7.2.

7.4   Voluntary winding-up of Company

      If a voluntary winding-up of the Company is proposed to shareholders, each Award which has not vested will vest conditionally on the resolution for the winding-up of the Company being passed in respect of the number of Shares determined in accordance with Rule 7.2 as if the proposal to shareholders were the relevant event referred to in Rule 7.2. Any Option (whether it becomes exercisable as a result of this Rule 7.4 or is already exercisable) will lapse immediately on the resolution being passed. Any Award will lapse on the resolution being passed to the extent it does not vest in accordance with this Rule 7.4.

7.5   De-listing of the Company

      If the Shares cease to be listed on any stock exchange without any change of Control occurring an Award will, subject to Rule 6, vest to the extent determined by the Board and on the date on which the Shares cease to be listed. The Board will have discretion to take into account any factors it believes to be relevant in determining the extent to which an Award will vest in these circumstances. Following its determination each Participant will be entitled to receive an amount in cash equal to the amount they would have received if they had, in accordance with the rules of the Plan acquired all of the Shares subject to their Award to the extent vested and immediately disposed of those Shares at the average Market Value of those Shares in the five days before the date of the de-listing of the Shares or at such other value as the Board may determine.

8.    CONSEQUENCES OF VESTING OF AWARDS

8.1   Conditional Awards

      Within 30 days of the date that a Conditional Award vests, the Company will, subject to Rule 13, either:

      (a) arrange (at its expense) for an ADR or ADRs to be issued in respect of the Shares in respect of which it has vested. Unless the Participant otherwise directs, the acceptance of a Conditional Award will constitute an authorisation by the Participant to the Secretary of the Company or any other employee nominated by the Company on behalf of the Participant to sign, execute and do all such documents, acts and things as may be necessary or incidental to effect the deposit of the relevant Shares with the Depositary and the issue to, or to the order of, the Participant of an ADR or ADRs in respect of the Shares so deposited; or

      (b) make or procure the making of a payment to the Participant as nearly as possible equal to the Market Value on the date on which the Award vests of the Shares subject to the Conditional Award in respect of which it has vested.

8.2   Restricted Awards

      If an Award takes the form of a Restricted Award any Shares subject to it in respect of which it has not vested will be transferred by the Participant to or at the direction of the Company as soon as practicable and permissible following the vesting of the Restricted Award.

8.3   Options

      If an Award takes the form of an Option it may be exercised following the vesting of the Award in accordance with Rule 9 and subject to Rules 5.3, 6, 7.3, 7.4 and 7.5.

8.4   All Awards

      The delivery of Shares and issue of ADRs under the Plan is subject to the obtaining of any approval or consent required.

9.    MANNER OF EXERCISE OF AN OPTION

9.1   Exercise in whole or in part

      Subject to Rules 5.3, 6, 7.3, 7.4 and 7.5, an Option may be exercised in whole or in part to the extent that it has vested.

9.2   Manner of exercise

      To exercise an Option, a Participant must deliver to the address specified in the notice of exercise the notice of exercise in the prescribed form, properly completed and signed by the Participant and, subject to the Company deciding that Rules 9.4 or 9.5 will apply, payment of the Option Price for the Shares over which the Option is exercised or an undertaking in a form satisfactory to the Company to pay to the Company the Option Price for the Shares over which the Option is exercised.

9.3   Issue or transfer of Shares

      Subject to Rules 9.4, 9.5 and 13, within 30 days of the Option Exercise Date the Company will arrange (at its expense) for an ADR or ADRs to be issued in respect of the Shares in respect of which the Option is exercised. Unless the Participant otherwise directs, the exercise of an Option will constitute an authorisation by the Participant to the Secretary of the Company or any other employee nominated by the Company on behalf of that Participant to sign, execute and do all such documents, acts and things as may be necessary or incidental to effect the deposit of the relevant Shares with the Depositary and the issue to, or to the order of, the Participant of an ADR or ADRs in respect of the Shares so deposited.

9.4   Share Settled Stock Appreciation Rights

      The Company may decide that this Rule 9.4 will apply to satisfy the exercise of an Option, in which case:

      (a) Rule 9.3 will apply in respect of such whole number of Shares (rounded down):

            (i) if the Option is to be satisfied by the transfer of Shares, whose aggregate Market Value on the Option Exercise Date is as close as reasonably possible equal to (but not more than) the amount by which the aggregate Market Value on the Option Exercise Date of the Shares over which Rule 9.3 would, but for the application of this Rule 9.4, apply exceeds the Option Price that would otherwise be payable under Rule 9.2, the "Exercise Gain"; or

            (ii) if the Option is to be satisfied by the issue of new Shares, determined by the application of the formula:

                                         Exercise Gain
                  --------------------------------------------------------------

                  Market Value of a Share at - the nominal value of a Share (or,
                  the Option Exercise Date     if less, the Option Price)

      (b) subject to Rule 8.4, the number of Shares determined under Rule 9.4(a) will be issued or transferred in accordance with Rule 9.3 and any cash balance arising as a result of the rounding down will be paid to the Participant at the same time as Shares are delivered;

      (c) the Option will lapse immediately following the exercise in respect of the Shares over which the Participant exercised the Option;

      (d) subject to Rule 9.4(e) if new Shares are issued, sufficient will be sold on behalf of the Participant to realise an amount equal to the nominal value of the Shares issued and the proceeds of their sale will be remitted to the Company to pay the nominal value of the Shares issued; and

      (e) if the Participant has paid to the Company the Option Price in accordance with Rule 9.2, the Option Price will be returned to the Participant subject to deduction, where the Option is satisfied by the issue of new Shares, of the nominal value of the Shares issued.

9.5   Cash Settled Stock Appreciation Rights

      The Company may decide that this Rule 9.5 will apply to satisfy the exercise of an Option, in which case:

      (a) the Participant will receive within 30 days following the Option Exercise Date a payment equal to the amount by which the Market Value of the Shares over which the Option is exercised exceeds the aggregate Option Price that would otherwise be payable under rule 9.2;

      (b) the Option will lapse immediately following the exercise in respect of the Shares over which the Participant exercised the Option; and

      (c) if the Participant has paid to the Company the Option Price in accordance with Rule 9.2, the Option Price will be returned to the Participant.

      For the avoidance of doubt, any payment made under this Rule 9.5 will be subject to Rule 2.6 and 13.

10.   ADJUSTMENT OF AWARDS

10.1  Variation in equity share capital

(a) If there is a Variation in the equity share capital of the Company the number and/or the nominal value of the Shares over which an Award is granted or the Option Price of any an Option may be adjusted in the manner the Board determines.

(b) Apart from under this Rule 10.1(b), no adjustment under Rule 10.1(a) can reduce the Option Price of an Option to less then the nominal value of a Share. Where an Option subsists over both issued and unissued Shares, an adjustment may only be made if the reduction of the Option Price in respect of both the issued and the unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options granted over unissued Shares will only be made if and to the extent the Board is authorised to:

            (i) capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the aggregate adjusted Option Price for those Shares; and

            (ii) apply that sum in paying up the Shares so that on exercise of the Option the Board will capitalise that sum and apply it in paying up the Shares.

10.2  Notifying Participants of adjustments

      The Grantor will take the steps it considers necessary to notify Participants of any adjustment under Rule 10.

11.   EXCHANGE OF AWARDS

11.1  Circumstances in which Awards are exchanged

      This  Rule applies when:

      (a) a company (the Acquiring Company) has obtained Control of the Company;

      (b) the shareholders of the Acquiring Company immediately after it has obtained Control of the Company are substantially the same as the shareholders of the Company immediately before that event; and

      (c) the Acquiring Company consents to the exchange of Awards under this Rule.

11.2  The Exchange

      When this Rule 11 applies Participants' Awards (Old Awards) will not vest but will be exchanged for awards (New Awards) in respect of shares in the Acquiring Company. A New Award will be equivalent to the Old Award for which it is exchanged before the change of Control so that:

      (a) it is governed by the Rules in effect immediately before the release of the Old Award;

      (b) the total Market Value of the Shares the subject of the Old Award immediately before the exchange is equal to the total Market Value immediately after the exchange of the shares the subject of the New Award; and

      (c) in the case of an Option, the aggregate Option Price payable to exercise the New Award is equal to the total Option Price payable to exercise the Old Award.

      The provisions of the Plan will, for this purpose, be construed as if the New Award was granted under the Plan at the same time as the Old Award.

11.3  The New Awards

      References to Shares will, in relation to the New Awards, be taken as references to shares of the Acquiring Company. References to the Company will be taken to be references to the Acquiring Company, where appropriate. The New Awards will not vest or lapse if Rule 7 applies in respect of the change of Control which lead to the grant of the New Awards.

12.   RANKING OF SHARES

      Subject to Rule 4.3, Shares allotted, deemed allotted or transferred to a Participant under the Plan will rank equally in all respects with Shares of the same class, except that they will not rank for any right attaching to them by reference to a record date preceding the date of their acquisition by the Participant.

13.   WITHHOLDING FOR TAX

      The Grantor or any person which is a Participant's employer may withhold any amount and make any arrangements it considers necessary to meet any liability of the Participant to taxation or social security contributions in connection with the benefits delivered under the Plan. These arrangements may include the sale on behalf of a Participant of any Shares acquired by the Participant under the Plan.

14.   ADMINISTRATION

14.1  Administration of the Plan

      The Plan will be administered by the Board or any committee appointed by the Board. The Board, or any committee appointed by the Board, has full authority, consistent with these Rules to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt any regulations or policies for operating or administering the Plan and any documents it thinks necessary or appropriate. The decision of the Board on any matter concerning the Plan will be final and binding on all parties, notwithstanding any delegation of authority to a sub-committee.

14.2  Notices

      Any notice or other communication in connection with the Plan can be given by electronic mail or by personal delivery, by facsimile, by first-class post or airmail, (in the case of a company, to its registered office and in the case of an individual to the individual's last known address) or by any other means which a Participating Company and its employees use to communicate with each other.

14.3  When notice is given

      Any notice under the Plan will be given:

      (a)   if delivered personally, at the time of delivery;

      (b) if posted, at 10.00 a.m. on the third business day after it was put into the post; or

      (c) if sent by facsimile, email or any other form of electronic transfer, at the time of despatch.

      In proving service of notice it will be sufficient to prove that delivery was made or that the envelope containing it was properly addressed, prepaid and posted or that the facsimile message, email or other form of electronic transfer was properly addressed and despatched, as appropriate.

14.4  Documents sent to shareholders

      Participants may, but are not entitled to, receive copies of any notice or document sent by the Company to the holders of Shares.

14.5  Records

      The Company will maintain a record of Awards outstanding under the Plan which will be conclusive as to the Awards included in it.

14.6  Costs of introducing and administering the Plan

      The costs of introducing and administering the Plan will be borne by the Company. However, the Company may require any Participating Company or Associated Company to enter into an agreement which obliges that company to reimburse the Company for any costs borne and the value of any benefits delivered by the Company, directly or indirectly, in respect of that company's officers or employees.


15.   AMENDING THE PLAN

15.1  The Company has discretion to amend the Rules

      Subject to the remainder of this Rule 15, the Company (acting through the Board) can amend the Rules at any time.

15.2  Additional sections

      The Company can adopt additional sections of the Rules applicable in any jurisdiction under which Awards may be subject to additional and/or modified terms and conditions, having regard to any securities, exchange control or taxation laws, which may apply to a Participant, the Company, any Participating Company or Associated Company. Any additional sections must conform to the basic principles of the Plan and must not exceed the limits set out in the Rules.

15.3  No abrogation of existing rights

      No amendment will be made under Rule 15.1 which would adversely and materially affect the existing rights of a Participant unless it is made with the Participant's written consent or with the written consent of a majority of the Participants affected by the amendment. For these purposes, majority may, at the discretion of the Board, mean the majority by number of Participants affected by the amendment or by number of Shares under Awards held by Participants affected by the amendment.

15.4  Shareholder approval

      No amendment to the advantage of Participants (except for an amendment which could be included in an additional section adopted under Rule 15.2) can be made to the provisions in the Rules (if any) relating to:


      (a)   who can be a Participant;

      (b)   the number of Shares which can be allocated under the Plan; and

      (c) the basis for determining a Participant's entitlement to and the terms of the Shares and any adjustment in the event of a Variation,

      without the approval by ordinary resolution of the Company in general meeting, except for amendments (i) that are minor and to benefit the administration of the Plan; (ii) to take account of a change in legislation; or (iii) to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants, Eligible Employees or for any member of the Group in any jurisdiction.

16.   GENERAL

16.1  Termination of the Plan

      The Plan will terminate at the end of the Plan Period or at any earlier time the Company decides. Termination of the Plan will not affect the subsisting rights of Participants.

16.2  The Plan and funding the purchase of Shares

      The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or may enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable law.

16.3  Rights of Participants and Eligible Employees

      Participation in the Plan is not pensionable and does not form part of any Participant's employment contract. Nothing in the Plan or in any document executed under it will give any officer or employee of any Participating Company or Associated Company any right to participate in the Plan. The rights and obligations of any individual under the terms of the individual's office or Employment with any member of the Group will not be affected by the individual's participation in the Plan, nor any right which the individual may have to participate under it. A Participant holding an Award which takes the form of a Conditional Award or an Option will not have any rights of a shareholder of the Company with respect to that Award or the Shares subject to it, until the Award vests.

16.4  No rights to compensation or damages

      A Participant waives all and any rights to compensation or damages under the Plan in consequence of the termination of the Participant's office or Employment with a member of the Group for any reason. Nothing in the Plan or in any document executed under it will (a) give any person any right to continue in Employment; (b) affect the right of any member of the Group to terminate the Employment of any person without liability at any time with or without cause; or (c) impose on any member of the Group, the Grantor or the Board or their respective agents and employees any liability in connection with the loss of a Participant's benefits or rights under the Plan, the failure or refusal of any person to exercise a discretion under the Plan, and/or a Participant ceasing to be a person who has the status or relationship of an employee or director of any member of the Group for any reason as a result of the termination of the Participant's Employment.

16.5  The benefit of Rules 16.3 and 16.4

      The benefit of Rules 16.3 and 16.4 is given for the Company, for itself and as trustee and agent of all its Subsidiaries and Associated Companies. The Company will hold the benefit of those Rules on trust and as agent for each of them and may assign the benefit of this Rule 16.5 to any of them.

16.6  Articles of Association

      Any Shares acquired under the Plan will be subject to the articles of association of the Company as amended from time to time.

16.7  Claims for relief under the Taxation of Chargeable Gains Act 1992

      If Shares are transferred to a Participant under an Award, the Participant will, if required by the person making the transfer, join that person in making a claim for relief under section 165 of the Taxation of Chargeable Gains Act 1992 in respect of the disposal made by the person making that transfer.

16.8  Severability

      The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan, which will remain in full force and effect.

16.9  Third party rights

      Unless expressly provided in the Plan, nothing in this Plan confers any benefit, right or expectation on a person who is not an Eligible Employee and no third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.

16.10 No restriction on Company

      The Plan will not affect the right or power of the Company to make or authorise any change in the Company's capital structure or business, or any merger or consolidation of the Company, or any issue of Shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred shares or shares where rights are superior to or affect the Shares or their rights, or any sale or transfer of all or any part of the Company's assets or business or any other corporate act or proceeding.

16.11 Section 409A of the Code

      If it is determined that a Participant would be subject to the additional 20 per cent. tax imposed on certain deferred compensation arrangements under section 409A of the Code as a result of any provision of any Award granted under this Plan, that provision will be deemed to be amended to the minimum extent necessary to avoid the imposition of that additional tax. The nature of the amendment will be determined by the Board.

17.   DATA PROTECTION

      By participating in the Plan, a Participant consents to the collection, processing, transmission (including to countries or territories outside the European Economic Area) and storage in any form whatsoever by the Company of any data of a professional or personal nature which is necessary for operating and administering the Plan. This may include providing information to trustees of an employee benefit trust, or to registrars, or brokers, or third party administrators of the Plan, or to future purchasers of the company or the business in which the Participant works.

18.   GOVERNING LAW

      These Rules will be governed by and construed in accordance with the law of England. All Participants, the Company and any other Participating Company or Associated Company will submit to the jurisdiction of the English courts in relation to anything arising under the Plan. The Board may determine that another law will apply to the operation of the Plan outside the United Kingdom.

                                   APPENDIX 1

                                   DEFINITIONS

Act means the Companies Act 1985;

ADR means an American Depositary Receipt issued by the Depository evidencing an entitlement to an ADS;

ADS means a Share or Shares for the time being evidenced by an ADR;

Associated Company means in relation to the Company:

(a)   any company which has Control of the Company; and

(b) any company (other than a Participating Company) which is under the Control of any company referred to in (a) above;

Award means a Restricted Award, a Conditional Award or an Option granted under the Plan;

Board means the board of directors of the Company or a duly authorised committee of that board appointed or designated by the Board to administer the Plan;

Code means the US Internal Revenue Code of 1986 as amended from time to time;

Conditional Award means a contingent right to acquire Shares granted or proposed to be granted under Rule 2;

Company means NDS Group plc (registered number 1950437) which, for the purposes of the Rules, may act through the Board;

Control has the meaning given to that word by section 840 of the Taxes Act;

Date of Grant means the date on which an Award is granted;

Depositary means the Bank of New York in its capacity as Depositary under a Deposit Agreement between the Company, the Bank of New York and beneficial owners of ADRs or any successor Depositary and includes any custodian for the Depositary or any successor Depositary;

Eligible Employee means any person who at the relevant Date of Grant is an employee or a director (which includes non-executive directors for the purpose of the grant of Options) of a Participating Company;

Employees' Share Scheme has the meaning given by section 743 of the Act;

Employment means employment as an employee of a Participating Company or an Associated Company;

GAAP means generally accepted accounting principles in the [United States];

Grantor means in relation to an Award, the Person who granted that Award which may be the Company, the trustee of an employee benefit trust or any other person;

Group means the Company and each Subsidiary of the Company over which the Company has control and member of the Group will be construed accordingly;

Incentive Stock Option means an option within the meaning of section 422 of the Code;

Market Value means, in relation to a Share an amount equal to the closing price of an ADS on the Nasdaq Stock Market on the trading day immediately before the Date of Grant;

Option means a subsisting right to acquire Shares or cash in accordance with the Rules. Options may be (i) granted as or settled as share or cash settled share appreciation rights in accordance with Rule 9.4 or 9.5; or (ii) granted as Incentive Stock Options or non-qualified stock options which do not meet the requirements of section 422 of the Code;

Option Exercise Date means the date when the exercise of an Option is effective because it complies with Rule 9.2;

Option Price means the price per Share determined by the Board under Rule 2.7 payable by a Participant to acquire Shares on the exercise of an Option;

Participant means any Eligible Employee to whom an Award has been granted, or (where the context requires) that Eligible Employee's personal representatives;

Participating Company means:

(a)   the Company; and

(b) any other company which is under the Control of the Company, is a Subsidiary of the Company and is for the time being designated by the Board as a Participating Company;

Plan means the NDS 2006 Long-Term Incentive Plan constituted by the Rules;

Plan Period means the period starting on [31 October] 2006 and ending on [30 October] 2016;

Restricted Award means an appropriation of Shares granted or proposed to be granted under Rule 2;

Rules means these rules as amended from time to time;

Section 162(m) means Section 162(m) of the Code and the rules and regulations promulgated thereunder from time to time;

Section 162(m) Exception means the exception under Section 162(m) and the regulations thereunder for "qualified performance-based compensation";

Section 162(m) Performance Targets means the following performance goals, on a GAAP or non-GAAP basis: Net income, adjusted net income, EBITDA, adjusted EBITDA, OIBDA, adjusted OIBDA, operating income, adjusted operating income, free cash flow, net earnings, net earnings from continuing operations, earnings per share, adjusted earnings per share, revenue, net revenue, operating revenue, total stockholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin, profit margin or any combination thereof. A Section 162(m) Performance Target may also be stated as a combination of one or more goals (e.g., free cash flow return on invested capital), and on an absolute or relative basis;

Share means a fully paid and irredeemable Series A ordinary share of US$0.01 in the capital of the Company;

Subsidiary has the meaning given in section 736 of the Act;

Taxes Act means the Income and Corporation Taxes Act 1988;

Trustee means the trustee from time to time of an employee benefit trust established by the Company as an Employees' Share Scheme; and

Variation means in relation to the equity share capital of the Company a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation or a reduction, or any other variation which the Board believes justifies an adjustment to Awards.

                                                                   FORM OF PROXY

                        IMPORTANT NOTICE TO SHAREHOLDERS
                                of NDS GROUP PLC
               The Annual Meeting of Shareholders will be held on
                                October 30, 2006
                            10:30 a.m. (Eastern time)
             875 Third Avenue, 25th Floor, New York, New York 10022

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      OF NDS GROUP PLC FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 30, 2006

The undersigned, a shareholder of NDS Group plc, a corporation incorporated under the laws of the United Kingdom (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying proxy statement and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and revoking any proxy previously given, hereby constitutes and appoints Alexander Gersh and Abraham Peled, each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the Series A Ordinary Shares, par value $0.01 per share, or Series B Ordinary Shares, par value $0.01 per share, of the Company standing in the name of undersigned at the Annual Meeting of Shareholders of the Company to be held on October 30, 2006 10:30 a.m. at 875 Third Avenue, 25th Floor, New York, New York 10022.

                 (continued and to be signed on the other side)

                                                                   FORM OF PROXY

                 Please Detach and Mail in the Envelope Provided
 -------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2,
              "FOR" PROPOSAL 3, "FOR" THE RE-APPOINTMENT OF NATHAN
                          GANTCHER AND "FOR" PROPOSAL 5

      PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
                                 SHOWN HERE |X|

1. For the approval of the Company's U.K. Annual Report and Financial Statements for the fiscal year ended June 30, 2006, together with the corresponding Independent Auditors' Reports and Directors' Report.

                       FOR          AGAINST          ABSTAIN
                       |_|            |_|              |_|

2. For the approval of the Directors' Remuneration Report for the fiscal year ended June 30, 2006.

                       FOR          AGAINST          ABSTAIN
                       |_|            |_|              |_|

3. For ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2007, and the authorization of the Audit Committee of the Board to determine its remuneration in respect of such period.

                       FOR          AGAINST          ABSTAIN
                       |_|            |_|              |_|

4. For the re-appointment of the nominee listed below as a Director of the Company.

      |_| FOR NOMINEE                   NOMINEE: Nathan Gantcher

      |_| WITHHOLD AUTHORITY FOR NOMINEE

5. For the approval of The NDS 2006 Long-Term Incentive Plan.

                       FOR          AGAINST          ABSTAIN
                       |_|            |_|              |_|

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY OR PROXIES WILL VOTE OR ABSTAIN FROM VOTING AT THEIR DISCRETION. IF THE DIRECTOR NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE

Signature of Shareholder                         Dated           , 2006

Signature of Shareholder                         Dated           , 2006

NOTE: This proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.